                                                                      Exhibit 4




                                CREDIT AGREEMENT


                                  by and among


                          DANKA BUSINESS SYSTEMS PLC,
                          DANKALUX SARL & CO. SCA and
                             DANKA HOLDING COMPANY,
                                  as Borrowers
                                      and
             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                                      and
                              ABN AMRO BANK N.V.,
                       as International Swing Line Banks

                                      and


                       NATIONSBANK, NATIONAL ASSOCIATION,
                                    as Agent


            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                             as Documentation Agent


                                      and


                          THE LENDERS PARTIES THERETO




                                December 5, 1996

                               TABLE OF CONTENTS



                                                                                                                     Page
                                                                                                                     ----
                                                            ARTICLE I

                                                           DEFINITIONS

1.1      Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
1.2      Other Interpretive Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
1.3      Accounting Principles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
1.4      Currency Equivalents Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34


                                                            ARTICLE II

                                                           THE CREDITS

2.1      Amounts and Terms of Commitments; Joint and Several Liability  . . . . . . . . . . . . . . . . . . . . . . .  36
2.2      Loan Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
2.3      Procedure for Syndicated Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
2.4      Conversion and Continuation Elections - Syndicated Loans . . . . . . . . . . . . . . . . . . . . . . . . . .  41
2.5      Utilization of Revolving Commitments and Term Loan Commitments in Offshore Currencies  . . . . . . . . . . .  43
2.6      Bid Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
2.7      Procedure for Bid Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
2.8      Voluntary Termination or Reduction of Revolving Commitments  . . . . . . . . . . . . . . . . . . . . . . . .  47
2.9      Optional and Mandatory Prepayments; Mandatory Reductions of Commitments  . . . . . . . . . . . . . . . . . .  48
2.10     [reserved] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
2.11     Currency Exchange Fluctuations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
2.12     Repayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
2.13     Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
2.14     Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
2.15     Computation of Fees and Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
2.16     Payments by the Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
2.17     Payments by the Banks to the Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
2.18     Sharing of Payments Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
2.19     Swing Line . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
2.20     International Swing Line . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
2.21     Issuance of FIPs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

                                                           ARTICLE III

                                                      THE LETTERS OF CREDIT

3.1      The Letter of Credit Facilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
3.2      Issuance, Amendment and Renewal of Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
3.3      Risk Participations, Drawings and Reimbursements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
3.4      Repayment of Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
3.5      Role of the Issuing Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
3.6      Obligations Absolute . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
3.7      Cash Collateral Pledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
3.8      Letter of Credit Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
3.9      Uniform Customs and Practice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68


                                                            ARTICLE IV

                                              TAXES, YIELD PROTECTION AND ILLEGALITY

4.1      Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
4.2      Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
4.3      Increased Costs and Reduction of Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
4.4      Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
4.5      Inability to Determine Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
4.6      Replacement Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
4.7      Mitigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
4.8      Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74


                                                            ARTICLE V

                                                       CONDITIONS PRECEDENT

5.1      Conditions to Execution of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
5.2      Conditions of Initial Credit Extensions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
5.3      Conditions to All Credit Extensions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
5.4      Supplements to Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
5.5      Conditions of Initial Swing Line Extensions of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . .  81


                                                            ARTICLE VI

                                                  REPRESENTATIONS AND WARRANTIES

6.1      Existence and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
6.2      Authorization; No Contravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
6.3      Governmental Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83

6.4      Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
6.5      Litigation: Labor Controversies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
6.6      No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
6.7      Use of Proceeds; Margin Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
6.8      Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
6.9      Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
6.10     Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
6.11     Support Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
6.12     Copyrights, Patents, Trademarks and Licenses, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
6.13     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
6.14     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
6.15     ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
6.16     Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
6.17     Regulated Entities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
6.18     No Burdensome Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
6.19     Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
6.20     Immunity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
6.21     Certain Agreements Paid in Full  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
6.22     Existing Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89


                                                           ARTICLE VII

                                                      AFFIRMATIVE COVENANTS

7.1      Financial Information, Reports, Notices, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
7.2      Compliance with Laws, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
7.3      Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
7.4      Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
7.5      Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
7.6      Maintenance of Existence, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
7.7      Intercompany Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
7.8      Additional Support Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
7.9      Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
7.10     Release of Pledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
7.11     Swap Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96


                                                           ARTICLE VIII

                                                        NEGATIVE COVENANTS

8.1      Business Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
8.2      Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
8.3      Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
8.4      Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100


8.5      Restricted Payments, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
8.6      Convertible Subordinated Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
8.7      Consolidation Merger, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
8.8      Asset Dispositions, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
8.9      Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
8.10     Negative Pledges, Restrictive Agreements, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
8.11     Subsidiaries' Voting Share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
8.12     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
8.13     Limitation on Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
8.14     Ownership of Operating Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
8.15     Change Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104


                                                            ARTICLE IX

                                                        EVENTS OF DEFAULT

9.1      Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
9.2      Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
9.3      Rights Not Exclusive . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108


                                                            ARTICLE X

                                                            THE AGENT

10.1     Appointment and Authorization; "Agent" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
10.2     Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
10.3     Liability of Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
10.4     Reliance by Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
10.5     Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
10.6     Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
10.7     Indemnification of Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
10.8     Agent in Individual Capacity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
10.9     Successor Agent and Successor Issuing Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
10.10    U.S. Withholding Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
10.11    United Kingdom Withholding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114


                                                            ARTICLE XI

                                                          MISCELLANEOUS

11.1     Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116
11.2     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
11.3     No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
11.4     Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117


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
11.5     Company Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 118
11.6     Marshalling; Payments Set Aside  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119
11.7     Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119
11.8     Assignments, Participations, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 119
11.9     Designated Bidders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121
11.10    Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121
11.11    Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 122
11.12    Notification of Addresses of Lending Offices, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 123
11.13    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 123
11.14    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 123
11.15    No Third Parties Benefited . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 123
11.16    Governing Law and Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 123
11.17    Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
11.18    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
11.19    Judgment Currency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124

EXHIBIT A        FORM OF BID LOAN NOTE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
EXHIBIT B        Danka Business Systems PLC Danka Holding Company Dankalux Sarl & Co. SCA COMPLIANCE CERTIFICATE  . . B-1
EXHIBIT C        DESIGNATION AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1
EXHIBIT D        INVITATION FOR COMPETITIVE BID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . D-1
EXHIBIT E        IRREVOCABLE NOTICE OF SYNDICATED ACTIVITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . E-1
EXHIBIT F        FORM OF REVOLVING LOAN NOTE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1
EXHIBIT G        SUBORDINATION AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . G-1
EXHIBIT H        FORM OF TERM LOAN NOTE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . H-1
EXHIBIT I        COMPETITIVE BID REQUEST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I-1
EXHIBIT J        COMPETITIVE BID  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . J-1
EXHIBIT K        FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . K-1
EXHIBIT L        FORM OF SWING LINE BORROWING NOTICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . L-1
EXHIBIT M        FORM OF SWING LINE NOTE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . M-1

SCHEDULE I       PRICING GRID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . SCH-1
SCHEDULE II      EXCLUDED COUNTRY SUBSIDIARIES AND INACTIVE SUBSIDIARIES  . . . . . . . . . . . . . . . . . . . . . SCH-2
SCHEDULE III     INCLUDED COUNTRIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . SCH-3
SCHEDULE IV      PLEDGORS AND PLEDGED INTERESTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . SCH-4
SCHEDULE V       REQUIRED PRINCIPAL INSTALLMENT AMOUNTS AND PAYMENT DATES OF TERM LOAN  . . . . . . . . . . . . . . SCH-5
SCHEDULE VI      [RESERVED] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . SCH-6
SCHEDULE VII     INTERNATIONAL SWING LINE BORROWERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . SCH-7
SCHEDULE VIII    RESTRICTED SUBSIDIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . SCH-8

SCHEDULE 2.1         COMMITMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  SCH-9
SCHEDULE 6.5         LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  SCH-10
SCHEDULE 6.10        ADDITIONAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  SCH-11
SCHEDULE 6.12        LITIGATION REGARDING PATENTS, TRADEMARKS, ETC. . . . . . . . . . . . . . . . . . . . . . . . . .  SCH-12
SCHEDULE 6.13        SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  SCH-13
SCHEDULE 6.16        ENVIRONMENTAL MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  SCH-14
SCHEDULE 8.2(a)(vi)  EXISTING LIENS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .  SCH-15
SCHEDULE 8.4(a)      EXISTING INVESTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  SCH-16
SCHEDULE 8.10        RESTRICTIVE AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  SCH-17
SCHEDULE 8.13        EXISTING INDEBTEDNESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  SCH-18
SCHEDULE 10.11(a)    FORM OF U.K. WITHHOLDING EXEMPTION CLAIM   . . . . . . . . . . . . . . . . . . . . . . . . . . .  SCH-19
SCHEDULE 10.11(d)    FORM OF U.K. TAX REFUND CLAIM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  SCH-20
SCHEDULE 11.2        OFFSHORE AND DOMESTIC LENDING OFFICES ADDRESSES FOR NOTICE . . . . . . . . . . . . . . . . . . .  SCH-21


                                CREDIT AGREEMENT


         This CREDIT AGREEMENT is entered into as of December 5, 1996, among DANKA BUSINESS SYSTEMS PLC, a public liability company incorporated in England and Wales (Registered Number 1101386) ("Danka PLC"), DANKALUX SARL & CO. SCA, a Luxembourg company ("Dankalux"), with respect to which Dankalux Sarl, a limited liability company incorporated in Luxembourg ("Dankalux Sarl"), is the sole commandite, DANKA HOLDING COMPANY, a Nevada corporation ("Danka Holding"; Danka PLC, Dankalux and Danka Holding are herein each a "Company" and collectively the "Companies"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and NationsBank, N.A., as agent for the Banks (in such capacity, the "Agent").

         WHEREAS, Danka PLC has entered into one or more Asset Purchase Agreements containing in all material respects the terms of that certain Asset Purchase Agreement dated September 6, 1996 with Kodak (as herein defined) (such agreements, as in effect as of the date hereof and as may be hereafter amended or supplemented with, if such amendments or supplements shall (either individually or collectively) alter the terms of the transactions contemplated thereby in a manner materially adverse to Danka PLC and its Subsidiaries taken as a whole, the consent of the Agent and the Banks, collectively referred to as the "Asset Purchase Agreement") pursuant to which Danka PLC has agreed to purchase or cause certain of its Subsidiaries to purchase certain assets and liabilities of Kodak, including (i) the office imaging business of Kodak, (ii) the customer service business of Kodak and (iii) the issued and outstanding stock of Kodak's subsidiary, Kodak Imaging Services, Inc. and its subsidiaries (collectively, the "Acquired Business"); and

         WHEREAS, Danka PLC and Danka Holding are currently indebted to certain banks under an Existing Credit Agreement (as herein defined), which provides for revolving loans of up to $400,000,000 with a letter of credit sublimit of up to $50,000,000 (the "Existing Bank Facility") which loans are evidenced by promissory notes of Danka PLC and Danka Holding (the "Existing Notes"); and

         WHEREAS, the Companies have requested that the Banks make available to them (i) a revolving loan facility of $650,000,000 with a letter of credit sublimit of $75,000,000 and a swing line facility sublimit of $25,000,000, (ii) credit extensions in the form of participations in multicurrency swing line facilities in an aggregate Dollar Equivalent Amount not to exceed $75,000,000, and (iii) a term loan of $550,000,000, the proceeds of the facilities to be used to (x) fund the acquisition of the Acquired Business, (y) repay the Existing Bank Facility and (z) provide working capital and for general corporate purposes of the Companies and certain Subsidiaries; and

         WHEREAS, the Banks have agreed to make available to the Companies, to the extent provided herein, a multicurrency revolving credit and term loan/letter of credit facility upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.1 Certain Defined Terms. The following terms have the following meanings:

                 "Absolute Rate" has the meaning specified in Section 2.7(c).

                 "Acquired Business" has the meaning specified in the introductory clause hereto.

                 "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary immediately prior to giving effect to such combination) provided that the applicable Company or a Subsidiary is the surviving entity.

                 "Adjusted Consolidated Net Worth" means the consolidated net worth of Danka PLC and its Subsidiaries, minus Investments made by Danka PLC and its Subsidiaries after the Effective Date in Excluded Country Subsidiaries.

                 "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                 "Agent" means NationsBank in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 10.9.

                 "Agent-Related Persons" means the Agent and any successor agent arising under Section 10.9, together with their respective Affiliates (including in the case of NationsBank, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                 "Agent's Payment Office" means (i) in respect of payments in Dollars, the address for payments set forth on Schedule 11.2 or such other address as the Agent may from time to time specify in accordance
         with Section 11.2 , and (ii)    in the case of payments in any
         Offshore Currency, such address as the Agent may from time to time specify in accordance with Section 11.2.

                 "Agreed Alternate Currency" has the meaning specified in
         Section 2.5(b).

                 "Agreement" means this Credit Agreement.

                 "Alberta Guarantor" means a Subsidiary as listed under the heading "Guarantors" in Schedule IV that was organized in Alberta.

                 "Applicable Currency" means, as to any particular payment or loan, Dollars or the Offshore Currency in which it is denominated or is payable.

                 "Applicable Fee Percentage" means, at any time, the rate set forth on Schedule I under the column "Commitment Fee" for the level applicable at such time in accordance with the provisions of Section 2.15(d).

                 "Applicable Margin" means

                            (i)   with respect to Base Rate Loans, 0%;

                            (ii) with respect to Offshore Rate Loans, at any time, the rate set forth on Schedule I under the column "Applicable Margin" for the level applicable at such time in accordance with the provisions of Section 2.15(d).

                 "Arranger" means NationsBanc Capital Markets, Inc. and its successors.

                 "Asset Purchase Agreement" has the meaning set forth in the introductory clause hereto.

                 "Assignee" has the meaning specified in subsection 11.8(a).

                 "Associated Costs" means a rate per annum equal to the arithmetic mean of the percentage rates applicable to the Offshore Currency Lending Office of the relevant Bank according to the following formula:

              Associated Costs                BY + L(Y-X) + S(Y-Z)
                                              --------------------
              per annum              =                 100 - (B+S)


         where:

         B       =          The percentage of such Bank's eligible liabilities
                            required, on the first day of the Relevant Period, to be held in a non-interest-bearing deposit account with the Bank of England pursuant to the cash ratio requirements of the Bank of England.

         Y       =          The interest rate at which Sterling deposits in an
                            amount comparable to the aggregate principal amount of the relevant Loan are offered by such Bank to leading banks in the London interbank market at or about 11:00 a.m. (London time) on the first day of the Relevant Period for a period comparable to the Relevant Period.

         L       =          The average percentage of eligible liabilities
                            which the Bank of England, as at the first day of the Relevant Period, requires such Bank to maintain as secured money with members of the London
                            Discount Market Association and/or as secured call money with those money brokers and gilt-edged primary market makers recognized by the Bank of England.

         X       =          The rate at which secured Sterling deposits in an
                            amount comparable to the aggregate principal amount of the relevant Loan may be placed by such Bank with members of the London Discount Market
                            Association and/or as secured call money with money brokers and gilt-edged primary market makers at or about 11:00 a.m. (London time) on the first day of the Relevant Period for a period comparable to the Relevant Period.

         S       =          The percentage of such Bank's eligible liabilities
                            required on the first day of the relevant Interest
                            Period to be placed as a special deposit with the Bank of England.

         Z       =          The percentage interest rate per annum payable by
                            the Bank of England on special deposits or, if lower, Y.

                 (a)        For the purposes of this definition:

                            (i) "eligible liabilities" and "special deposits" shall have the meanings ascribed to them from time to time by the Bank of England; and

                            (ii) "Relevant Period" means, if the Interest Period with respect to the relevant Loan is three months or less, the duration of such Interest Period or, if such Interest Period is longer than three months, each period of three months and any necessary shorter period in such Interest Period.

                 (b) In the application of the above formula, B, Y, L, X, S and Z will be included in the formula as decimal fractions and not as percentages, e.g. if B = 0.5% and Y = 15%, BY will be calculated as 0.5 x 15 and not as 0.5% x 15%.

                 (c) Associated Costs shall be computed by the applicable Bank on the first day of each Relevant Period, and shall, if necessary, be rounded upward to the nearest 1/10,000 of 1%. If there is more than one Relevant Period comprised in the relevant Interest Period, then the Associated Costs for that Interest Period shall be the weighted average of the amounts so computed for the Relevant Periods comprised in that Interest Period.

                 (d) Calculations will be made on the basis of a year of 365 days.

                 The "Associated Costs" shall be increased by an amount which the applicable Bank shall determine from time to time to be necessary to compensate such Bank for the cost or loss to it of complying with any liquidity, monetary control or prudential requirements of The Bank of England existing from time to time.

                 "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel.

                 "Australian Guarantor" means a Subsidiary as listed under the heading "Guarantors" in Schedule IV that was organized in Australia.

                 "Bank" has the meaning specified in the introductory clause hereto.

                 "Base Rate" means, for any day, the higher of (a) 0.50% per annum above the latest Federal Funds Rate, or (b) the rate of interest in effect for such day as publicly announced from time to time by NationsBank in Charlotte, North Carolina, as its "prime rate." (The "prime rate" is a rate set by NationsBank based upon various factors including NationsBank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the prime rate announced by NationsBank shall take effect at the opening of business on the day specified in the public announcement of such change.

                 "Base Rate Loan" means a Revolving Loan, Swing Line Loan, Term Loan or L/C Advance that bears interest based on the Base Rate.

                 "Belgian Guarantor" means a Subsidiary as listed under the heading "Guarantors" in Schedule IV that was organized in Belgium.

                 "Bid Agent" initially means the Companies and five Business Days after the Companies have requested the Agent to assume the duties of Bid Agent means the Agent. Thereafter, the Bid Agent may be changed back to the Companies or the Agent upon five Business Days notice from the Companies; provided, however, that the Bid Agent cannot be changed more than once in any twelve month period.

                 "Bid Borrowing" means a Borrowing hereunder consisting of one or more Bid Loans made to the Companies on the same day by one or more Banks or Designated Bidders.

                 "Bid Loan" means a Revolving Loan by a Bank or a Designated Bidder to the Companies under Section 2.6.

                 "Bid Loan Bank" means, in respect of any Bid Loan, the Bank or a Designated Bidder making such Bid Loan to the Companies.

                 "Bid Loan Note" means a note substantially in the form of Exhibit A and delivered to a Bank pursuant to Section 2.2.

                 "BofA" means Bank of America National Trust and Savings Association, a national banking association.

                 "Borrowing" means a borrowing hereunder consisting of (i) Bid Loans or Revolving Loans of the same Type and in the same Applicable Currency made to a Company on the same day by the Banks under Section 2.1(a) or (in the case of Bid Borrowings) Bid Loan Banks under Sections 2.6 and 2.7, and, in the case of Offshore Rate Loans, having the same Interest Period, (ii) Swing Line Loans under Section 2.19,
         (iii) International Swing Line Loans under Section 2.20, and (iv) Term Loans of the same Type and in the same Applicable Currency made to a Company on the same day by the Banks under Section 2.1(b) and, in the case of Offshore Rate Loans, having the same Interest Period. A Borrowing may be a Revolving Borrowing or a Swing Line Borrowing or a Bid Borrowing or a Term Borrowing.

                 "Borrowing Date" means any date on which a Borrowing occurs under Section 2.3, Section 2.7, Section 2.19 or Section 2.20.

                 "Brazilian Guarantor" means a Subsidiary as listed under the heading "Guarantors" in Schedule IV that was organized in Brazil.

                 "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or Charlotte, North Carolina are authorized or required by law to close and (i) with respect to disbursements and payments in Dollars, a day on which dealings are carried on in the applicable offshore Dollar interbank market, and (ii) with respect to any disbursements and payments in and calculations pertaining to any Offshore Currency Loan, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Offshore Currency will be made or received hereunder.

                 "Canadian Federal Guarantor" means a Subsidiary as listed under the heading "Guarantors" in Schedule IV that was organized under the federal laws of Canada.

                 "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                 "Capital Expenditures" means, for any period, the sum of the aggregate amount of all expenditures of Danka PLC and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; provided, however, that in the calculation of Capital Expenditures for any period, there shall be excluded from such expenditures (i) any amounts spent for assets that later in such period were sold for an equal or greater amount, such excluded amount not to exceed $5,000,000 per period, and (ii) expenditures for fixed or capital assets not to exceed $30,000,000 made in connection with the acquisition of the Acquired Business.

                 "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Agent and the Issuing Bank. Derivatives of such term shall have corresponding meanings. The Company hereby grants the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, interest bearing deposit accounts at NationsBank.

                 "Cash Equivalent Investment" means, at any time:

                 (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the government of a country ("OECD Country") which is a member of the Organization for Economic Cooperation and Development or any agency thereof;

                 (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

                            (i) a corporation (other than an Affiliate of the Companies) organized under the laws of any state of the United States or of the District of Columbia and rated A-2, or better, by Standard & Poor's Ratings Services or P-2, or better, by Moody's Investors Service, Inc., or

                            (ii)  any Bank (or its holding company);

                 (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either

                            (i) a commercial banking institution that is a member of the Federal Reserve System or an applicable central bank of an OECD Country and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

                            (ii)  any Bank; or

                 (d) any repurchase agreement entered into with any Bank (or other commercial banking institution of the stature referred to in clause (c)(i)) which

                            (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c); and

                            (ii)  has a market value at the time such
                 repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Bank (or other commercial banking institution) thereunder.

                 "Change in Control" means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act) of 30% or more of the outstanding shares of voting stock of Danka PLC, or (b) Danka PLC shall cease to own indirectly at least 80% of the outstanding shares of voting stock of any of Danka Holding, Danka BV or Dankalux Sarl or of all equity interests in Dankalux, or (c) Dankalux Sarl shall cease to be the sole commandite with respect to Dankalux, or (d) Danka Holdings Sarl shall cease to own 100% of all equity interests in Dankalux Sarl.

                 "Closing Date" means the date on which this Agreement and the Notes are executed and delivered to the Bank.

                 "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

                 "Commitment", as to each Bank, means the sum of such Bank's Revolving Commitment and Term Loan Commitment.

                 "Company" has the meaning specified in the introductory clause hereto.

                 "Competitive Bid" means an offer by a Bank or a Designated Bidder to make a Bid Loan in accordance with Section 2.7(c).

                 "Competitive Bid Request" has the meaning specified in Section 2.7(a).

                 "Compliance Certificate" means a certificate substantially in the form of Exhibit B.

                 "Consolidated EBITDA" means with respect to Danka PLC and its Subsidiaries, on a consolidated basis, for any period of four consecutive fiscal quarters, income from continuing operations for such period before income taxes for such period plus interest expense (including amounts attributable to interest under any Permitted Receivables Securitization) for such period, plus depreciation expense for such period, plus amortization expense for such period, plus (for the fiscal quarter ended March 31, 1996) early debt retirement costs taken in the fiscal quarter ended March 31, 1996 in an amount not in excess of $2,000,000, plus (for the fiscal quarter ending December 31, 1996) restructuring charges arising in connection with the acquisition of the Acquired Business in an amount not in excess of $35,000,000, plus early debt retirement costs taken in the fiscal quarter in which the acquisition of the Acquired Business is consummated in an amount not in excess of $2,000,000; provided that with respect to any Pre-Acquisition Period, the foregoing computations shall be made by combining (without duplication) the computations for Danka PLC and its Subsidiaries with comparable historical adjusted pro-forma computations for the Acquired Business with respect to such Pre-Acquisition Period, which historical adjusted pro-forma computations shall be prepared using the same accounting methodology used in preparing the historical adjusted pro-forma financial statements for the "Office Imaging Sales and Service Business" contained in the Proxy Statement.

                 "Consolidated Fixed Charge Coverage Ratio" means with respect to Danka PLC and its Subsidiaries, on a consolidated basis, for any period of four consecutive fiscal quarters, the ratio of

                 (i)        the amount of

                            (A)   Consolidated EBITDA for such period, minus

                            (B) the sum of (1) gains for such period on the sale of assets outside the ordinary course of business (excluding gains on the sale of assets previously on operating leases) plus (2) Capital Expenditures allocable to such period; provided that with respect to any Pre-Acquisition Period, the foregoing computations in this clause (B) shall be made by combining (without duplication) the computations for Danka PLC and its Subsidiaries with comparable historical adjusted pro-forma computations for the Acquired Business with respect to such Pre-Acquisition Period, which historical adjusted pro-forma computations shall be prepared using the same accounting methodology used in preparing the historical adjusted pro-forma financial statements for the "Office Imaging Sales and Service Business" contained in the Proxy Statement to

                 (ii)       the sum of

                            (A)   interest expense (including amounts
                                  attributable to interest under any Permitted
                                  Receivables Securitization) for such period
                                  (provided that for any period of computation that includes any period of time prior to the Effective Date, interest expense for purposes of this definition only shall be determined by (x) excluding interest paid, accrued or amortized in respect of the Existing Bank Facility, and (y) substituting therefor actual interest expense on all Credit Extensions between the Effective Date and the end of such period of computation and annualizing such amount for the entire period of computation), plus

                            (B)   dividends for such period, plus

                            (C) the current portion of long-term debt as at the end of such period.

                 "Consolidated Total Leverage Ratio" means, with respect to Danka PLC and its Subsidiaries, on a consolidated basis, for any period, the ratio of Total Indebtedness as at the end of such period to Consolidated EBITDA for such period.

                 "Contingent Obligation" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness guaranteed thereby.

                 "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                 "Conversion/Continuation Date" means any date on which, under
         Section 2.4, a Company (a) converts Syndicated Loans of one Type to another Type, or (b) continues as Syndicated Loans of the same Type, but with a new Interest Period, Syndicated Loans having Interest Periods expiring on such date.

                 "Convertible Subordinated Notes" means the $200,000,000 6.75% Convertible Subordinated Notes due 2002 of Danka PLC.

                 "Credit Extension" means and includes (a) the making of any Syndicated Loans and Bid Loans and Swing Line Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder.

                 "Currency Hedge Utilization" means, as at any date, the aggregate amount of the Revolving Commitments reserved as at such date pursuant to Section 2.11.

                 "Danish Guarantor" means a Subsidiary as listed under the heading "Guarantors" in Schedule IV that was organized in Denmark.

                 "Danka BV" means Danka Group BV, a Netherlands company.

                 "Danka Holding" has the meaning specified in the introductory clause hereto.

                 "Danka Holdings BV" means Danka Holdings BV, a Netherlands company.

                 "Danka PLC" has the meaning specified in the introductory clause hereto.

                 "Dankalux" has the meaning specified in the introductory clause hereto.

                 "Dankalux Sarl" has the meaning specified in the introductory clause hereto.

                 "Dankalux Luxembourg Sarl" means Danka Luxembourg Sarl, a Luxembourg company.

                 "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                 "Designated Bidder" means an Affiliate of a Bank that is an entity described in clause (a) or (b) of the definition of "Eligible Assignee" and that has become a party hereto pursuant to Section 11.9.

                 "Designation Agreement" means an agreement in substantially the form of Exhibit C.

                 "DFC" means Danka Funding Company LLC, a limited liability company organized in New York or any other special purpose subsidiary of Danka PLC organized for the purpose of purchasing receivables relating to the sale or lease of Equipment on a nonrecourse or limited recourse basis.

                 "Dollars", "dollars" and "$" each mean lawful money of the United States.

                 "Dollar Equivalent Amount" means (a) the amount denominated in Dollars, and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Agent on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency.

                 "Effective Amount" means, with respect to any outstanding L/C Obligations on any date, (i) the amount of such L/C Obligations; and
         (ii) the amount of any undrawn commercial Letters of Credit which have expired less than 25 days prior to such date.

                 "Effective Date" means the date designated by a Company pursuant to an Irrevocable Notice of Syndicated Activity that has been received by the Agent pursuant to Section 5.3 and on which date all conditions precedent set forth in Section 5.2 are satisfied.

                 "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

                 "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment

                 "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

                 "Equipment" means all equipment of whatever kind or nature now owned or hereafter acquired by a Person, including, without limitation, all machinery, vehicles, tools, furniture, furnishings, office machines and equipment, material handling equipment, forklifts, conveyors, machine systems, computers and all other goods used with all accessories, parts and additions noted or hereafter affixed thereto or used in connection therewith.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

                 "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with any Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the
         Code).

                 "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001 (a) (2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or
         (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Company or any ERISA Affiliate.

                 "Eurocurrency Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

                 "Event of Default" means any of the events or circumstances specified in Section 9.1.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

                 "Excluded Country Subsidiary" means any Subsidiary of Danka PLC which has not executed and delivered to the Agent a Guaranty, which Subsidiary is organized under the laws of a country which is not an Included Country, all of which Excluded Country Subsidiaries as of the Closing Date are listed on Schedule II.

                 "Existing Credit Agreement" means the Credit Agreement dated as of March 19, 1996 among Danka PLC, as Borrower, Danka Holding, as Co-Borrower, Bank of America National Trust and Savings Association, as Agent, NationsBank, N.A. (South), as Co-Agent, and certain other financial institutions.

                 "Existing Letter of Credit" means Letter of Credit No. 300149 issued by BofA for the benefit of RICOH Europe BV in the maximum stated amount of 15,000,000 Dutch guilders, having an expiry date of October 1, 1997.

                 "Existing Notes" has the meaning specified in the introductory clause hereto.

                 "FDIC" means the Federal Deposit Insurance Corporation and any Governmental Authority succeeding to any of its principal functions.

                 "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.l5(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                 "Fee Letters" has the meaning specified in Section 2.14(a).

                 "FIP" and "FIPs" mean any one or more than one Foreign Income Preference Shares which may be issued from time to time by Danka PLC or an Affiliate of Danka PLC in accordance with the terms of Section 2.21, the FIP Holder Payments with respect to which may be supported by a FIP L/C. A "Foreign Income Preference Share" is a security of Danka PLC or such Affiliate denominated in British pounds sterling which is at all times treated as Indebtedness of Danka PLC or such Affiliate for accounting purposes and (x) the dividend which is payable in respect thereof is not subject to payment of United Kingdom income tax when received by the holder thereof or (y) has other economic characteristics the net after tax result of which is that the cost of funds thereunder is more favorable to Danka PLC and its Subsidiaries than that payable under this Agreement.

                 "FIP Holder Payments" means, with respect to any FIP, payment obligations of the issuer of such FIP to the holder or registered owner thereof in respect of the redemption or purchase price thereof, premium thereon or interest or dividends payable with respect thereto.

                 "FIP L/C" and "FIP L/Cs" mean any or more than one standby letter of credit issued by the Issuing Bank pursuant to Section 3.1(b) and reasonably acceptable as to form, amount and terms to the Issuing Bank and the Agent, which supports payment of all or a portion of FIP Holder Payments arising under a FIP.

                 "FIP L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all FIP L/Cs then outstanding, plus (b) the amount of all unreimbursed drawings under FIP L/Cs, including an L/C Borrowing with respect to a FIP L/C.

                 "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                 "French Guarantor" means a Subsidiary as listed in Schedule III that was organized in France.

                 "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.1.

                 "FX Trading Office" means the NationsBank Foreign Exchange Trading Desk in Charlotte, North Carolina, or such other office or source of information as the Agent may designate with the concurrence of the Companies.

                 "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances, subject to the provisions of Section 1.3.

                 "German Guarantor" means a Subsidiary as listed under the heading "Guarantors" in Schedule IV that was organized in Germany.

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                 "Governmental Impairment" has the meaning specified in
         Section 7.8.

                 "Guarantor" means, collectively (i) Danka Holdings Sarl, Danka Holdings BV and Danka BV, (ii) every Included Country Holding Company (other than Dankalux Sarl and Restricted Subsidiaries) and (iii) every Included Country Operating Company other than Restricted Subsidiaries, whether existing as of the Closing Date or thereafter created or acquired, including every Subsidiary listed under the heading "Guarantors" in Schedule IV .

                 "Guaranty" means a Guaranty in the form reasonably acceptable to the Agent and the Banks executed by every Guarantor, as the same may be amended or otherwise modified from time to time.

                 "Honor Date" has the meaning specified in Section 3.3(b).

                 "IBOR" has the meaning specified in the definition of "Offshore Rate".

                 "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant or, if applicable, any chartered accountants as to any financial statement of any Company or any Subsidiary, any qualification or exception to such opinion or certification

                 (a)        which is of a "going concern" or similar nature;

                 (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                 (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause any Company to be in default of any of its obligations under Section 8.3.

                 "Inactive Subsidiary" means a Subsidiary organized in an Included Country that conducts substantially no operations and has no material assets, all of which Inactive Subsidiaries as of the Closing Date are listed on Schedule II.

                 "Included Country" means (i) any country within which Danka PLC is doing business through one or more Subsidiaries operating in such country and either the combined assets of such Subsidiaries or the revenues of such Subsidiaries for any fiscal year of Danka PLC equals or exceeds three percent (3%) of total combined assets or total revenues of Danka PLC and its Subsidiaries on a consolidated basis, and (ii) any additional country selected by the Companies as an Included Country pursuant to Section 7.8. The Included Countries as at the Closing Date are listed on Schedule III.

                 "Included Country Holding Company" means, with respect to any Included Country, a Subsidiary of Danka PLC substantially all of the assets of which consist of all of the equity interests (other than directors' qualifying shares and shares (which are pledged to the Agent under the Pledge Agreements) held by other Subsidiaries to satisfy the required number of shareholders in relevant jurisdictions) of Included Country Operating Companies.

                 "Included Country Operating Companies" means, with respect to each Included Country, all Subsidiaries (other than Inactive Subsidiaries) operating in such Included Country, excluding Included Country Holding Companies.

                 "Indebtedness" of any Person means, without duplication:

                 (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments and including in all events FIPs;

                 (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit (other than letters of credit supporting trade payables in the ordinary course of business), whether or not drawn, and banker's acceptances issued for the account of such Person (it being understood that, to the extent an undrawn letter of credit supports another obligation consisting of Indebtedness, in calculating aggregate Indebtedness only such other obligation shall be included);

                 (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capitalized lease liabilities;

                 (d)        net liabilities of such Person under all Swap
         Contracts;

                 (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (other than obligations under employment contracts, restrictive covenants or similar arrangements or trade payables in the ordinary course of business), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements) whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                 (f) liabilities in accordance with GAAP of such Person with respect to lease paper sold by such Person or any other Persons;

                 (g) all Contingent Obligations of such Person in respect of any of the foregoing whether such Person or another Person is the principal obligor in respect thereof;

                 (h) all amounts outstanding under Permitted Receivables Securitizations; and

                 (i) the aggregate amount of liabilities (including obligations to purchase or repurchase or other Contingent Obligations) arising under tax retention operating leases.

                 "Indemnified Liabilities" has the meaning specified in Section 11.5.

                 "Indemnified Person" has the meaning specified in Section 11.5.

                 "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any competent court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, administrative receivership, administration, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, State or foreign law.

                 "Interest Payment Date" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan; provided, however, that if any Interest Period for an Offshore Rate Loan or Bid Loan exceeds three months, the dates that fall at three month intervals after the beginning, and prior to the end, of such Interest Period are also Interest Payment Dates.

                 "Interest Period" means, (a) as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which such Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by a Company in its Irrevocable Notice of Syndicated Activity (or such other period of time, not to exceed 12 months, as the Agent shall, following reasonable prior notice from a Company, with the consent of the Banks, elect to make available); and (b) as to any Bid Loan, a period of not less than seven days and not more than 365 days as selected by the Company in the applicable Competitive Bid Request; provided that:

                            (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                            (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                            (iii) each Interest Period for any Term Loan shall
                 end on the last Business Day of a calendar month; and

                            (iv) no Interest Period for any Loan shall extend beyond the date stated in clause (a) of the definition of "Termination Date".

                 "International Swing Line Advance" means, as to each Bank, the aggregate amount of all International Swing Line Loans made (net of International Swing Line Participations therein), or International Swing Line Participations of, such Bank.

                 "International Swing Line Agreements" means, collectively, the agreements among one or more of the International Swing Line Banks and the Companies in form and content acceptable to the Agent and the Banks, as the same may be amended from time to time in accordance with
         Section 11.1, so long as such amendment does not contain terms and conditions adverse to the Banks or the Agent.

                 "International Swing Line Banks" means Bank of America National Trust and Savings Association and ABN AMRO Bank N.V., or any Affiliate of either thereof and their successors.

                 "International Swing Line Borrowers" means, as at the Effective Date, the Subsidiaries listed on Schedule VII, and thereafter, such other Subsidiaries as shall be acceptable to the International Swing Line Banks.

                 "International Swing Line Commitment" means, as to each Bank, its commitment to make, or purchase a participation in, International Swing Line Loans (giving effect to all obligations of Banks to purchase International Swing Line Participations) in a maximum principal amount not to exceed at any time the amount for such Bank set forth on Schedule 2.1 under the heading "International Swing Line Commitment".

                 "International Swing Line Facility" means, collectively, the credit facilities provided by the International Swing Line Banks to the International Swing Line Borrowers pursuant to and as more particularly described in the International Swing Line Agreements, which shall not at any time exceed a Dollar Equivalent Amount of $75,000,000.

                 "International Swing Line Loans" means loans or extensions of credit made by either of the International Swing Line Banks to one or more of the International Swing Line Borrowers pursuant to the International Swing Line Agreements.

                 "International Swing Line Obligations" means all advances, debts, liabilities, obligations, covenants and duties under or pursuant to any International Swing Line Agreement or any document evidencing or relating to an International Swing Line Loan, owing by any International Swing Line Borrower to either International Swing Line Bank or to any Bank, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                 "International Swing Line Outstandings" means, as of any date of determination, the aggregate principal amount all International Swing Line Loans then outstanding.

                 "International Swing Line Participation" means, with respect to any Bank (other than the applicable International Swing Line Bank) and an International Swing Line Loan, the extension of credit represented by the participation of such Bank as part of its International Swing Line Commitment in the liability owed to the applicable International Swing Line Bank in respect of such International Swing Line Loan.

                 "Inventory" means all inventory of whatever kind or nature of a Person and wherever located, including, without limitation, all goods held for sale or lease or furnished or to be furnished under contracts, and any raw materials, work in process or finished goods, and all goods and materials used or consumed in such Person's business, including, without limitation, those goods identified as equipment on operating leases, machine inventory and parts and supplies inventory.

                 "Investment" means, relative to any Person,

                 (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

                 (b)        any Contingent Obligation of such Person; and

                 (c) any ownership or similar interest held by such Person in any other Person.

         The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

                 "Invitation for Competitive Bids" means a solicitation for Competitive Bids, substantially in the form of Exhibit D.

                 "Irrevocable Notice of Syndicated Activity" means a notice in substantially the form of Exhibit E.

                 "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                 "Issuance Date" has the meaning specified in Section 3.1(a).

                 "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

                 "Issuing Bank" means NationsBank, and in the case of the Existing Letter of Credit, BofA, or, upon the request of the Companies with the consent of the Agent, another Bank, in its capacity as issuer of one or more Letters of Credit hereunder, together with any successor letter of credit issuer arising under Section 10.1(b) or
         Section 10.9.

                 "Italian Guarantor" means a Subsidiary as listed under the heading "Guarantors" in Schedule IV that was organized in Italy.

                 "Kodak" means the Eastman Kodak Company, a New Jersey corporation.

                 "Kodak Acquisition Documents" means the Asset Purchase Agreement and all other documents required to be delivered by Kodak and its Subsidiaries and Danka PLC and its Subsidiaries pursuant to the Asset Purchase Agreement.

                 "L/C Advance" means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

                 "L/C Amendment Application" means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

                 "L/C Application" means an application for Issuances of standby or commercial documentary letters of credit in such form as shall at any time be in use at the Issuing Bank, shall be consistent with the terms of this Credit Agreement and shall be agreed to by the Company applying for the applicable Letter of Credit.

                 "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made or converted into an appropriate Borrowing.

                 "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit from time to time Issued or outstanding under
         Article III, in an aggregate amount not to exceed on any date (i) in the case of Sublimit L/Cs the amount of $75,000,000 and (ii) in the case of FIP L/Cs the amount of $550,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to
         Section 2.8; provided that the L/C Commitment in the case of Sublimit L/Cs is a part of the combined Revolving Commitments, rather than a separate, independent commitment and shall not at any time exceed the combined Revolving Commitments; and, provided, further, that the L/C Commitment in the case of the FIP L/Cs is a part of the combined Term Loan Commitments, rather than a separate, independent commitment and shall not at any time exceed the combined Term Loan Commitments.

                 "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

                 "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

                 "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office", "Domestic Lending Office", "Offshore Lending Office" or "Offshore Currency Lending Office", as the case may be, on Schedule 11.2, or such other office or offices as such Bank may from time to time notify the Companies and the Agent.

                 "Letters of Credit" means any of the Sublimit L/Cs or FIP
         L/Cs.

                 "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement), the interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

                 "Loan" means an extension of credit to a Company under Article II or Article III, and may be a Revolving Loan, Swing Line Loan, Bid Loan, Term Loan or L/C Advance.

                 "Loan Documents" means this Agreement, any Notes, the Support Documents, the Fee Letters, the L/C-Related Documents, and all other documents delivered to the Agent or any Bank in connection with the transactions contemplated by this Agreement.

                 "Luxembourg Guarantor" means a Subsidiary as listed under the heading "Guarantors" in Schedule IV that was organized in Luxembourg.

                 "Majority Banks" means (a) any time prior to the Termination Date (or such earlier date as the Commitments shall terminate in accordance with the terms hereof), or after the Termination Date (or such earlier date as the Commitments shall terminate in accordance with the terms hereof) if no Loans are outstanding, Banks then holding greater than 50% of the Commitments and International Swing Line Commitments, and (b) otherwise, Banks then holding greater than 50% of the Loans and International Swing Line Advances. For purposes of this definition, (i) each Bank shall be deemed to hold all outstanding Bid Loans of such Bank's Designated Bidder and (ii) each Bank shall be deemed to hold its Pro Rata Share of all Swing Line Outstandings and International Swing Line Outstandings, unless it shall have failed to pay to NationsBank or the applicable International Swing Line Bank its Pro Rata Share thereof after demand therefor in accordance with the terms of Section

         2.19 or 2.20, in which case the Pro Rata Share of such Bank in all Swing Line Outstandings shall be deemed to be held by NationsBank and in all International Swing Line Outstandings shall be deemed to be held by the applicable International Swing Line Bank.

                 "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

                 "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Danka PLC and its Subsidiaries taken as a whole, (b) a material impairment of the ability of any Company or any Subsidiary to perform under any Loan Document or to avoid or cure, as applicable, any Event of Default, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Company or any Subsidiary of any Loan Document; provided, however, in case of any event, condition or occurrence described in clause (b) or (c) which affects one or more Subsidiaries other than any Company, if (x) immediately upon becoming aware of such event, condition or occurrence but in any event within 10 Business Days of such event, condition or occurrence, the Companies shall cause a Responsible Officer to notify the Agent in writing of the date and details of such event, condition or occurrence and (y) within 10 Business Days of such event, condition or occurrence the Companies shall either (1) cause such event, condition or occurrence to be remedied in such manner so that no impairment or adverse effect described in clause (b) or (c) shall remain in existence or (2) deliver to the Agent such additional duly authorized and executed Guaranties of other Subsidiaries (and related duly authorized and executed Pledge Agreements or supplements to existing Pledge Agreements) and related documents as described in the first sentence of Section 7.8 so that, after giving effect to such additional Guaranties and Pledge Agreements (or supplements), any impairment or adverse effect described in clause (b) or (c) shall not affect in any manner the obligations and liabilities of, or the Loan Documents executed by, the Companies and the Guarantors to which are collectively attributable not less than 85% of each of the consolidated revenues and the consolidated assets of Danka PLC and its Subsidiaries at the end of the most recently ended fiscal year, then upon the compliance with clauses (x) and (y) above, a Material Adverse Effect shall not be deemed to have occurred.

                 "Mexican Guarantor" means a Subsidiary as listed under the heading "Guarantors" in Schedule IV that was organized in Mexico.

                 "Minimum Tranche" means in respect of Loans comprising part of the same Borrowing, or to be converted or continued under Section 2.4,
         (a) in the case of Base Rate Loans and Offshore Rate Loans in Dollars, $4,000,000 or any multiple of $1,000,000 in excess thereof, or (as to Revolving Borrowings) the aggregate amount of the then unused Revolving Commitments, and (b) in the case of Offshore Currency Loans, a multiple of 100,000 units of the Applicable Currency in excess of the Dollar Equivalent Amount

         (calculated by the Agent as of the date of receipt of the relevant Irrevocable Notice of Committed Activity) of $4,000,000 or (as to Revolving Commitments) the aggregate amount of the then unused Revolving Commitments.

                 "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001 (a) (3) of ERISA, to which any Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                 "NationsBank" means NationsBank, N.A., a national banking association.

                 "Net Issuance Proceeds" means with respect to the issuance and sale of any Indebtedness (including the consummation of any Permitted Receivables Securitization) of Danka PLC or any Subsidiary, the principal amount of such Indebtedness, less any costs of issuance and any original issue discount.

                 "Net Proceeds" means with respect to the sale, lease, transfer or other disposition of assets of Danka PLC or any Subsidiary (including sales of equity interests in a Subsidiary to a Person other than Danka PLC or its Subsidiaries), the cash proceeds from such sale, less expenses of such sale, any taxes actually paid or payable as a result of such sale and any secured Indebtedness required to be repaid in connection with such sale.

                 "Netherlands Guarantor" means a Subsidiary as listed under the heading "Guarantors" in Schedule IV that was organized in the Netherlands.

                 "New Zealand Guarantor" means a Subsidiary as listed under the heading "Guarantors" in Schedule IV that was organized in New Zealand.

                 "Notes" means the Revolving Loan Notes, Term Loan Notes, Swing Line Note and the Bid Loan Notes.

                 "Obligations" means, collectively, (i) all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by any Company to any Bank, any Designated Bidder, the Agent, or any Indemnified Person, or arising under any Swap Contract between any Company and any Bank or the Agent, in any case, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising, and (ii) all International Swing Line Obligations and obligations owing to Banks in respect of International Swing Line Participations.

                 "Offshore Currency" means at any time, and provided that the Agent determines in its reasonable judgment that such currency is at such time freely traded in offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars and such currency is readily available to the Banks, British pounds sterling,

         Canadian dollars, Dutch guilders, German marks, French francs, Belgian francs, Italian lire, Spanish pesetas, Japanese yen and Australian dollars, and shall include, with respect to each Credit Extension in an Agreed Alternate Currency, such Agreed Alternate Currency.

                 "Offshore Currency Lending Office" means the office of a Bank from which Offshore Currency Loans are to be made as set forth in
         Schedule 11.2.

                 "Offshore Currency Loan" means any Offshore Rate Loan denominated in an Offshore Currency.

                 "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Agent as follows:

                                               IBOR
                                   --------------------------------
            Offshore Rate    =  1 - Eurocurrency Reserve Percentage

                 The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurocurrency Reserve Percentage.

                 "Eurocurrency Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                 "IBOR" means for any Interest Period with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/32nd of 1%) determined by the Agent as the rate at which deposits in the Applicable Currency in the approximate amount of NationsBank's Offshore Rate Loan for such Interest Period would be offered by NationsBank (at such office as may be selected for such purpose by the Agent), to major banks in the offshore interbank eurocurrency market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                 "Offshore Rate Loan" means a Syndicated Loan that bears interest based on the Offshore Rate.

                 "Organization Documents" means, for any corporation, the certificate or articles of incorporation, memorandum of association, articles of association, the bylaws, or other similar organizational documents, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation adopting, supplementing or modifying any of the foregoing and, for any entity other than a corporation, the equivalent of the foregoing, including the partnership agreement (or comparable agreement) of any partnership.

                 "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                 "Override Event" means the occurrence of any event or condition commencing an Override Period.

                 "Override Period" means any period of time during which either of the following events shall have occurred and shall be continuing:
         (i) the long-term unsecured, unenhanced Indebtedness of Danka PLC shall be rated BBB-, or higher, by Standard & Poors Ratings Services, and Baa3, or higher, by Moody's Investors Service, Inc., or (ii) the Consolidated Total Leverage Ratio for the four consecutive fiscal quarters of Danka PLC most recently ended is less than 2.00 to 1.00.

                 "Overnight Rate" means, for any day, the rate of interest per annum at which overnight deposits in the Applicable Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by NationsBank to major banks in the London interbank market.

                 "Participant" has the meaning specified in Section 11.8(d).

                 "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                 "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which either Company sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

                 "Permitted Receivables Securitization" means limited recourse or nonrecourse sales and assignments of accounts receivable of Danka PLC or its Subsidiaries to one or more special purpose entities, in connection with the issuance of obligations by such special purpose entities secured by such accounts, the proceeds of the issuance of which obligations shall be made available to Danka PLC or its Subsidiaries at such rates of advance, and the obligations issued by such special purpose entities shall be in such amount or amounts, bear such rate or rates of interest, and be subject to such customary terms and conditions, all as shall be reasonably acceptable to the Agent; provided, however, that the maximum face amount of sold accounts receivable which may be outstanding at any time is $300,000,000.

                 "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which a Company sponsors or maintains or to which a Company makes, is making, or is obligated to make contributions and includes any Pension Plan, other than a Plan maintained outside the United States primarily for the benefit of persons who are not U.S. residents.

                 "Pledge Agreements" means, collectively, the pledge agreements of certain Companies and Guarantors, which Companies and Guarantors as of the Closing Date are described in Schedule IV, in form reasonably satisfactory to the Agent and the Banks pursuant to which there is pledged to the Agent for the benefit of the Banks all of the ownership interest in (i) Dankalux Sarl, (ii) Danka Luxembourg Sarl, (iii) each Subsidiary (other than Inactive Subsidiaries, Subsidiaries separately listed in Schedule IV and Included Country Holding Companies the equity interests in which are owned by Dankalux Sarl) operating in each Included Country, and (iv) such other Subsidiaries as may be required by Section 7.8.

                 "Pre-Acquisition Period" means that period of time within any period of four consecutive fiscal quarters of Danka PLC and its Subsidiaries occurring prior to the consummation of the acquisition by Danka PLC and its Subsidiaries of the Acquired Business.

                 "Pro Forma Historical Statements" means the pro forma consolidated financial statements (including balance sheets and income and cash flow statements) of Danka PLC and its Subsidiaries for the interim fiscal periods ended June 30, 1995 and June 30, 1996 and for the fiscal year ended March 31, 1996, giving historical pro forma effect to the acquisition of the Acquired Business.

                 "Pro Forma Projections" means the pro forma consolidated financial statement projections of Danka PLC and its Subsidiaries for each of the fiscal years ending March 31, 1998 through March 31, 2002, giving effect to the acquisition of the Acquired Business, in form and detail satisfactory to the Agent.

                 "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

                 "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

                 "Proxy Statement" means the Proxy Statement (Extraordinary General Meeting) of Danka PLC issued in connection with the December 11, 1996 meeting of shareholders of Danka PLC.

                 "Ratable Reduction of Term Loans" means the application of amounts to reduce pro rata each unpaid installment of the Term Loan as described on Schedule V.

                 "Reportable Event" means any of the events set forth in
         Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                 "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or final, nonappealable determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                 "Responsible Officer" means, with respect to any Company, the principal executive officers or the president or equivalent representatives of such Company, or any other officer or equivalent representative having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of such Company, or any other officer or representative having substantially the same authority and responsibility.

                 "Restricted Subsidiaries" means, collectively, the Subsidiaries listed on Schedule VIII.

                 "Revolving Borrowing" means a Borrowing hereunder consisting of Revolving Loans made on the same day by the Banks ratably according to their respective Pro Rata Shares and, in the case of Offshore Rate Loans, having the same Interest Periods.

                 "Revolving Commitment", as to each Bank, has the meaning specified in Section 2.1(a).

                 "Revolving Loan" has the meaning specified in Section 2.1(a) and may be an Offshore Rate Loan or a Base Rate Loan (each, a "Type" of Revolving Loan).

                 "Revolving Loan Note" means a note substantially in the form of Exhibit F and delivered to a Bank pursuant to Section 2.2.

                 "Revolving Loan Outstandings" means the sum of outstanding principal amounts of Revolving Loans, Bid Loans, Sublimit L/C Obligations and Swing Line Outstandings.

                 "Same Day Funds" means (i) with respect to disbursements and payments in Dollars, immediately available funds, and (ii) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

                 "Spanish Guarantor" means a Subsidiary as listed under the heading "Guarantors" in Schedule IV that was organized in Spain.

                 "Spot Rate" for a currency means the rate quoted (expressed as a decimal, rounded to the fourth decimal place) to the Agent as the spot rate for the purchase of such currency with another currency through the FX Trading Office at approximately 11:00 a.m. (Charlotte time) on the date two Business Days prior to the date as of which the foreign exchange settlement is made.

                 "Sublimit L/C" means any letter of credit (whether standby letter of credit or commercial documentary letter of credit) issued by an Issuing Bank pursuant to Section 3.1(a) and the Existing Letter of Credit.

                 "Sublimit L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Sublimit L/Cs then outstanding, plus (b) the amount of all unreimbursed drawings under Sublimit L/Cs, including an L/C Borrowing in respect of a Sublimit L/C.

                 "Subordinated Indebtedness" means collectively (i) the Convertible Subordinated Notes and (ii) other Indebtedness of a Company subordinated to the Obligations in form and substance (including terms and conditions) satisfactory to the Majority Banks, it being understood that the Subordination Agreement in the form attached hereto as Exhibit G (excluding Section XI(b) thereof) is so satisfactory.

                 "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of Danka PLC.

                 "Support Documents" means, collectively, (i) the Guaranties and Pledge Agreements and all other guaranties and pledges, and other instruments or agreements in favor of the Banks or the Agent for the benefit of the Banks now or hereafter delivered by the applicable Company, Guarantor or other Subsidiary to the Banks or the Agent pursuant to or in connection with the transactions contemplated hereby, and all documents now or hereafter filed under applicable law by the applicable Company, Guarantor or other Subsidiary in favor of the Banks or the Agent for the benefit of the Banks as secured party, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

                 "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                 "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the applicable Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

                 "Swedish Guarantor" means a Subsidiary as listed under the heading "Guarantors" in Schedule IV that was organized in Sweden.

                 "Swing Line" means the revolving line of credit established by NationsBank in favor of the Companies pursuant to Section 2.19.

                 "Swing Line Borrowing" means a Borrowing under the Swing Line.

                 "Swing Line Borrowing Notice" means a notice substantially in the form of Exhibit L.

                 "Swing Line Loans" means loans made by NationsBank to the Companies pursuant to Section 2.19.

                 "Swing Line Note" means the promissory note of the Companies evidencing Swing Line Loans executed and delivered to NationsBank as provided in Section 2.19 substantially in the form of Exhibit M.

                 "Swing Line Outstandings" means, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding.

                 "Swing Line Participation" means, with respect to any Bank (other than NationsBank) and a Swing Line Loan, the extension of credit represented by the participation of such Bank in the liability owed to NationsBank in respect of such Swing Line Loan.

                 "Swiss Guarantor" means a Subsidiary as listed under the heading "Guarantors" in Schedule IV that was organized in Switzerland.

                 "Syndicated Borrowing" means either or both a Revolving Borrowing or a Term Borrowing.

                 "Syndicated Loan" means either or both a Revolving Loan or a Term Loan.

                 "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a Lending Office for purposes of this Agreement.

                 "Term Borrowing" means a Borrowing hereunder consisting of Term Loans made on the same day by the Banks ratably according to their respective Pro Rata Shares and, in the case of Offshore Rate Loans, having the same Interest Periods.

                 "Term Loan" has the meaning specified in Section 2.1(b) and may be an Offshore Rate Loan or a Base Rate Loan (each, a "Type" of Term Loan).

                 "Term Loan Commitment", as to each Bank, has the meaning specified in Section 2.1(b).

                 "Term Loan Note" means a note substantially in the form of Exhibit H and delivered to each Bank pursuant to Section 2.2.

                 "Term Loan Outstandings" means the sum of the outstanding principal amount of Term Loans and the FIP L/C Obligations.

                 "Termination Date" means the earlier to occur of:

                 (a)        December 5, 2002, and

                 (b)        (i)   in the case of Revolving Loans, Bid Loans,
         Swing Line Loans, International Swing Line Loans and Sublimit L/Cs, the date on which the Revolving Commitments terminate and all the monetary Obligations, other than Obligations arising in respect of Term Loans and FIP L/Cs (and obligations in the nature of continuing indemnities or for fees and disbursements of third parties not yet invoiced to an obligor), have been paid in full in accordance with the provisions of this Agreement; and

                            (ii) in the case of Term Loans and FIP L/Cs, the date on which the Term Loan Commitments terminate and all monetary Obligations, other than Obligations arising in respect of Revolving Loans, Bid Loans and Sublimit L/Cs (and obligations in the nature of continuing indemnities or for fees and disbursements of third parties not yet invoiced to an obligor), have been paid in full in accordance with the provisions of this Agreement.

                 "Total Indebtedness" means, at any time, all Indebtedness of Danka PLC and its Subsidiaries on a consolidated basis at such time.

                 "Total Offshore Currency Sublimit" means $650,000,000; provided that in determining whether such amount has been exceeded,
         (i) there shall be excluded the Dollar Equivalent Amount of FIP L/Cs and of Loans in British pounds sterling used to make FIP Holder Payments and (ii) the International Swing Line Facility unless it shall have been terminated shall be assumed to be fully funded in Offshore Currencies.

                 "Type" has the meaning specified in the definition of "Revolving Loan" and "Term Loan".

                 "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding that Plan pursuant to Section 412 of the Code for the applicable plan year.

                 "U.K. Guarantor" means a Subsidiary as listed under the heading "Guarantors" in Schedule IV that was organized in the United Kingdom.

                 "United States" and "U.S." each means the United States of America.

                 "U.S. Guarantor" means a Subsidiary as listed under the heading "Guarantors" in Schedule IV that was organized in the United States.

                 "Valuation Date" has the meaning specified in Section 2.5(a).

         1.2     Other Interpretive Provisions.

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (c)     (i)        The term "documents" includes any and all
instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                 (ii) The term "including" is not limiting and means "including without limitation."

                 (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                 (iv)       The term "property" means Property.

                 (v) The term "Charlotte time" means the time of day as of any determination thereof in Charlotte, North Carolina.

         (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and

                 (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

         1.3     Accounting Principles.

         (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied as utilized by the Companies. If any change after the Closing Date in GAAP as in effect on the Closing Date shall result in a change in any calculation required to determine compliance with any provision contained in this Agreement, the Companies and the Majority Banks will negotiate in good faith to amend such provision in a manner to reflect such change such that the determination of compliance with such provision shall yield the same substantive result as would have obtained prior to such change in GAAP. Until such an amendment is entered into, covenants shall be calculated in accordance with GAAP as in effect immediately preceding such change.

         (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Companies.

         1.4 Currency Equivalents Generally. For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined as set forth in the definition of Dollar Equivalent Amount.

                                   ARTICLE II

                                  THE CREDITS

         2.1     Amounts and Terms of Commitments; Joint and Several Liability.

         (a) Each Bank severally agrees, on the terms and conditions set forth herein, to make loans in Applicable Currencies to Danka PLC, Danka Holding or Dankalux (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Effective Date to the Termination Date (or such earlier date as the Revolving Commitments of all Banks shall terminate in accordance with the terms hereof), in an aggregate Dollar Equivalent Amount of principal not to exceed at any time outstanding the amount set forth on Schedule 2.1 under the heading "Revolving Commitment" (such amount as the same may be reduced under Section 2.8 or 2.9(d) or (f) or changed as a result of one or more assignments under Section 11.8, such Bank's "Revolving Commitment"); provided, however, that, after giving effect to any Revolving Borrowings and all Sublimit L/C Obligations, Bid Borrowings and Swing Line Outstandings, the aggregate Dollar Equivalent Amount of the principal of all Revolving Loan Outstandings as determined pursuant to Section 2.5 shall not at any time exceed the combined Revolving Commitments minus the Currency Hedge Utilization. Each Revolving Loan will be made to Danka PLC, Danka Holding or Dankalux. Within the limits of each Bank's Revolving Commitment, and subject to the other terms and conditions hereof, the Companies may borrow under this
Section 2.1(a), prepay under Section 2.9 and Section 2.11 and reborrow under this Section 2.1 (a). Such Revolving Loans may be Offshore Rate Loans or Base Rate Loans, except that all Base Rate Loans shall be in Dollars and, after giving effect to all Revolving Loan Outstandings in Offshore Currencies, and, after giving effect to all Term Loan Outstandings in Offshore Currencies, subject to Section 2.11(b) the Dollar Equivalent Amount of all Revolving Loan Outstandings and Term Loan Outstandings plus all International Swing Line Outstandings (which shall be deemed to be outstanding in the Dollar Equivalent Amount of $75,000,000) in Offshore Currencies shall not exceed the Total Offshore Currency Sublimit.

         (b) Each Bank severally agrees, on the terms and conditions set forth herein, to make loans (x) on the Effective Date, to the Companies in one or more Applicable Currencies as may be necessary to permit the payment of the purchase price of the Acquired Business in accordance with the Asset Purchase Agreement, and (y) thereafter, in Dollars or British pounds sterling to Danka PLC (each such loan, a "Term Loan") from time to time on any Business Day during the period from the Effective Date to the Termination Date (or such earlier date as the Term Loan Commitments of all Banks shall terminate in accordance with the terms hereof), in an aggregate Dollar Equivalent Amount of principal not to exceed at any time outstanding the amount set forth on
Schedule 2.1 under the heading "Term Loan Commitment" (such amount as the same may be reduced under Section 2.9 or changed as a result of one or more assignments under Section 11.8, such Bank's "Term Loan Commitment"); provided, however, that (i) after giving effect to any Term Loan Borrowing and all FIP L/C Obligations, the aggregate Dollar Equivalent Amount of the principal amount of all outstanding Term Loans and all FIP L/C Obligations (other than FIP L/C Obligations being extinguished substantially simultaneously with such Term Loan Borrowing) shall not, except as expressly permitted under Section 2.11, on any Valuation Date exceed the combined Term Loan Commitments and (ii) Term Loan Borrowings under clause (y) of this sentence may be made under this Section 2.1(b) only by Danka PLC and only for the purpose of making (either directly or through the reimbursement of drawings made under FIP L/Cs for the purpose of making) FIP Holder Payments in respect of outstanding FIPs in an aggregate amount not less than the amount of such Term Loan Borrowing. Term Loans may be Offshore Rate Loans or Base Rate Loans, except that all Base Rate Loans shall be in Dollars and, after giving effect to all Term Loan Outstandings in Offshore Currencies, and subject to Section 2.11(b) the Dollar Equivalent Amount of all Revolving Loan Outstandings and Term Loan Outstandings in Offshore Currencies plus all International Swing Line Outstandings (which shall be deemed to be outstanding in the Dollar Equivalent Amount of $75,000,000) shall not exceed the Total Offshore Currency Sublimit.

         (c) Notwithstanding any other provision of this Agreement, each Company shall be jointly and severally liable as primary obligor and not merely as surety for repayment of all Obligations arising under the Loan Documents and the International Swing Line Agreements. Such joint and several liability shall apply to each Company regardless of whether (i) any Loan was only requested by or made to another Company or the proceeds of any Loan were used only by another Company, (ii) any Letter of Credit was Issued on the application of another Company, (iii) any interest rate election was made only by another Company, or (iv) any indemnification obligation or any other obligation arose only as a result of the actions of another Company; provided the liability of each of the Companies other than Danka PLC under this Agreement, the Notes and the other Loan Documents shall be limited to the maximum amount of the Obligations for which such other Company may be liable without violating any applicable fraudulent conveyance, fraudulent transfer or comparable laws. Each Company shall retain any right of contribution arising under applicable law against the other Companies as the result of the satisfaction of any Obligations; provided, no Company shall assert such right of contribution against any other Company until the Obligations shall have been paid in full.

         Without limiting the foregoing provisions of this Section 2.1(c), each of the Companies hereby irrevocably, absolutely and unconditionally guarantees the full and punctual payment or performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of each other Company and of each International Swing Line Borrower, whether owing to the Agent, any Bank, or either International Swing Line Bank. This guarantee constitutes a guaranty of payment and not of collection. The liability of each of the Companies other than Danka PLC under the immediately preceding two sentences shall be limited to the maximum amount for which such other Company may be liable without violating any applicable fraudulent conveyance, fraudulent transfer or comparable laws.

         It is the intention of the parties that with respect to each Company its obligations hereunder and under the other Loan Documents shall be absolute, unconditional and irrevocable irrespective of:

                 (i) any lack of validity, legality or enforceability of this Agreement, any Note or any other Loan Document as to any other Company or any International Swing Line Agreement as to any International Swing Line Borrower;

                 (ii) the failure of the Agent or any Bank or either International Swing Line Bank

                                  (A)      to enforce any right or remedy
                            against any other Company or any other Person (including any guarantor or International Swing Line Borrower) under the provisions of this Agreement, any Note, any other Loan Document or any International Swing Line Agreement or otherwise, or

                                  (B)      to exercise any right or remedy
                            against any guarantor of, or collateral securing, any Obligations;

                 (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension, compromise or renewal of any Obligations;

                 (iv) any reduction, limitation, impairment or termination of any Obligations with respect to any other Company or any other Person (including any guarantor or International Swing Line Borrower) for any reason including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Company hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise or unenforceability of, or any other event or occurrence affecting, any Obligations with respect to any other Company;

                 (v) any addition, exchange, release, surrender or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any guaranty, held by the Agent, any Bank, either International Swing Line Bank or any holder of any Note securing any of the Obligations; or

                 (vi) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any other Company or any International Swing Line Borrower, any surety or any guarantor.

         Each Company agrees that its joint and several liability hereunder shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must be restored by the Agent, any Bank, either International Swing Line Bank or any holder of any Note, upon the insolvency, bankruptcy or reorganization of any Company or any International Swing Line Borrower as though such payment had not been made.

         Each Company hereby expressly waives:     (a) notice of the Banks'
acceptance of this Agreement; (b) notice of the existence or creation or non-payment of all or any of the Obligations; (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever other than notices expressly provided for in this Agreement and (d) all diligence in collection or protection of or realization upon the Obligations or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

         No delay on any of the Banks', either International Swing Line Bank's or the Agent's part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any of the Banks, either International Swing Line Bank or the Agent of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No action of the Agent, either International Swing Line Bank or any of the Banks permitted hereunder shall in any way affect or impair any of their rights or any of their obligations to any of the Companies under this Agreement.

         2.2     Loan Accounts.

         (a) The Loans made by each Bank (including NationsBank as provider of the Swing Line) or Designated Bidder and the Letters of Credit Issued by the Issuing Bank shall be evidenced by one or more loan accounts or records maintained by such Bank, Designated Bidder or Issuing Bank, as the case may be, in the ordinary course of business. The loan accounts or records maintained by the Agent, the Issuing Bank and each Bank or Designated Bidder shall be prima facie evidence of the amount of the Loans made by the Banks and Designated Bidders to the Companies and the interest and payments thereon. Any failure to record or any error in doing so shall not, however, limit, expand or otherwise affect the obligations of the Companies hereunder.

         (b) Upon the request of any Bank or Designated Bidder made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, in addition to loan accounts. Each such Bank or Designated Bidder may, at its option, endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by a Company with respect thereto. Each such Bank and Designated Bidder is irrevocably authorized by each Company to endorse its Note(s) and each Bank's or Designated Bidder's record shall be prima facie evidence; provided, however, that the failure of a Bank or Designated Bidder to make, or an error in making, a notation thereon with respect to any Loan shall not limit, expand or otherwise affect the obligations of any Company hereunder or under any such Note to such Bank or Designated Bidder.

         2.3     Procedure for Syndicated Borrowing.

         (a) Each Syndicated Borrowing shall be made upon the borrowing Company's irrevocable written notice delivered to the Agent in the form of an Irrevocable Notice of Syndicated Activity (which notice must be received by the Agent prior to 11:00 a.m. (Charlotte time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans denominated in Dollars or Offshore Currency Loans; and (ii) on the same Business Day as a requested Borrowing Date in the case of Base Rate Loans, with settlement of Base Rate Loans to be made in the United States), specifying:

                 (A) the Company by which such Syndicated Borrowing is to be made;

                 (B) whether such Syndicated Borrowing is a Revolving Borrowing or a Term Borrowing;

                 (C) the amount of such Syndicated Borrowing, which shall be in an aggregate amount not less than the applicable Minimum Tranche;

                 (D) the requested Borrowing Date, which shall be a Business Day;

                 (E) the Type of Syndicated Loans comprising such Syndicated Borrowing;

                 (F) in the case of a Syndicated Borrowing comprised of Offshore Currency Loans, the Applicable Currency; and

                 (G) in the case of a Syndicated Borrowing comprised of Offshore Rate Loans, the duration of the Interest Period applicable to such Syndicated Borrowing included in such notice. If the Irrevocable Notice of Syndicated Activity fails to specify the duration of the Interest Period for any Syndicated Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month.

         (b) Upon receipt of an Irrevocable Notice of Syndicated Activity by the Agent, the Agent shall determine the availability of the Commitments hereunder as of the date of receipt by the Agent of such Irrevocable Notice of Syndicated Activity. An indicative Dollar Equivalent Amount of any Syndicated Borrowing in an Offshore Currency will be determined by the Agent for the related Borrowing on the Valuation Date therefor in accordance with Section 2.5(a). Upon receipt of such Irrevocable Notice of Syndicated Activity, the Agent will promptly notify each Bank thereof at such Bank's respective applicable Lending Office and of the amount of such Bank's Pro Rata Share of such Borrowing. In the case of a Borrowing comprised of Offshore Currency Loans, such notice will provide the amounts in the Applicable Currency of each Bank's Pro Rata Share of such Borrowing, and the Agent will, on the Valuation Date therefor, promptly notify each Bank of the Dollar Equivalent Amount of such Bank's Pro Rata Share of such Borrowing. In the case of a Revolving Borrowing comprised of Offshore Currency Loans, if the determination by the Agent of the Dollar Equivalent Amount of such Revolving Borrowing as described in the immediately preceding sentence shall result in the Dollar Equivalent Amount of all Revolving Loan Outstandings plus the proposed Revolving Borrowing being in excess of the combined Revolving Commitments minus the Currency Hedge Utilization, then such Borrowing shall be reduced by the amount necessary to comply with Section 2.1(a) regardless of the Minimum Tranche requirement. In the case of a Term Borrowing comprised of Offshore Currency Loans, if the determination by the Agent of the Dollar Equivalent Amount of such Term Borrowing as described in the second preceding sentence shall result in the Dollar Equivalent

Amount of all Term Loan Outstandings (other than FIP L/C Obligations being extinguished substantially simultaneously with such Term Borrowing) plus the proposed Term Borrowing being in excess of the combined Term Loan Commitments, then such Borrowing shall be reduced by the amount necessary to comply with
Section 2.1(b) regardless of the Minimum Tranche requirement. For purposes of the two immediately preceding sentences, the Agent shall value the Dollar Equivalent Amount of all Loans and Letters of Credit other than the applicable Borrowing as at the most recent Valuation Date for each Loan or Letter of Credit.

         (c) Each Bank will make the amount of its Pro Rata Share of each Syndicated Borrowing available to the Agent for the account of the Company specified in the Irrevocable Notice of Syndicated Activity at the Agent's Payment Office on the Borrowing Date requested by the applicable Company in Same Day Funds and in the requested currency (i) in the case of a Borrowing comprised of Loans in Dollars, by 2:00 p.m. Charlotte time and (ii) in the case of a Borrowing comprised of Offshore Currency Loans by such time as the Agent may specify. The proceeds of all such Loans will then be made available to the Company specified in the Irrevocable Notice of Syndicated Activity by the Agent in Same Day Funds by wire transfer in accordance with written instructions provided to the Agent by such Company of like funds as received by the Agent.

         (d) After giving effect to any Syndicated Borrowing, unless the Agent shall otherwise consent, there may not be more than fifteen different Interest Periods in effect in respect of all Syndicated Loans and Bid Loans together then outstanding and no more than ten different Applicable Currencies outstanding.

         2.4     Conversion and Continuation Elections - Syndicated Loans.

         (a) Each Company may, upon irrevocable written notice to the Agent in accordance with Section 2.4(b) with respect to Syndicated Loans made to such
Company:

                 (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an amount not less than the Minimum Tranche) into Syndicated Loans of any other Type; or

                 (ii) elect, as of the last day of the applicable Interest Period, to continue any Syndicated Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than the Minimum Tranche);

provided that Syndicated Loans may not be converted into or continued as Syndicated Loans in a different currency; and provided further, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Syndicated Borrowing is reduced by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Offshore Rate Loans, if in Dollars, shall automatically convert into Base Rate Loans, and on and after such date the right of such

Company to continue such Syndicated Loans as, and convert such Syndicated Loans into, Offshore Rate Loans shall terminate.

         (b) Each Company shall deliver an Irrevocable Notice of Syndicated Activity to be received by the Agent not later than 11:00 am. (Charlotte time), with respect to Syndicated Loans made to such Company, (i) at least three Business Days in advance of the Conversion/Continuation Date for the conversion into or continuation of any Offshore Rate Loan and (ii) on the same Business Day as the Conversion/Continuation Date for the conversion into or continuation of a Base Rate Loan, specifying:

                 (A)        the proposed Conversion/Continuation Date;

                 (B) the aggregate amount of Syndicated Loans to be converted or continued;

                 (C) whether such Syndicated Loans are Revolving Loans or Term Loans;

                 (D) the Type of Syndicated Loans resulting from the proposed conversion or continuation; and

                 (E) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

         (c) If the Company that has borrowed Offshore Rate Loans in Dollars has failed to select a new Interest Period to be applicable to such Offshore Rate Loans in Dollars upon the expiration of any Interest Period applicable to such Offshore Rate Loans in Dollars on or prior to the third Business Day in advance of the expiration of the current Interest Period applicable thereto as provided in Section 2.4(b), or if any Event of Default then exists, unless the Majority Banks otherwise agree, such Company shall be deemed to have elected to convert such Offshore Rate Loans in Dollars into Base Rate Loans effective as of the expiration date of such Interest Period. If the Company to whom any Offshore Rate Loans in currencies other than Dollars were made has failed to select a new Interest Period to be applicable to such Offshore Currency Loans on or prior to the third Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in Section 2.4(b), such Company shall be deemed to have elected to continue such Offshore Currency Loans in the same currency on the basis of a one month Interest Period.

         (d) Upon receipt of an Irrevocable Notice of Syndicated Activity under Section 2.4(b), the Agent will promptly notify each Bank of its receipt of such Irrevocable Notice of Syndicated Activity, or, if no notice is provided by the applicable Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Syndicated Loans with respect to which the notice was given held by each Bank.

         (e) Unless the Majority Banks otherwise consent, (i) during the continuance of a Default a Company may not elect to have a Syndicated Loan converted into or continued as an

Offshore Rate Loan having an Interest Period longer than one month and (ii) during the continuance of an Event of Default, a Company may not elect to have a Syndicated Loan converted into or continued as an Offshore Rate Loan.

         (f) After giving effect to any conversion or continuation of Syndicated Loans, unless the Agent shall otherwise consent, there may not be more than fifteen different Interest Periods in effect for all Syndicated Loans and Bid Loans.

         2.5 Utilization of Revolving Commitments and Term Loan Commitments in Offshore Currencies. (a) The Agent (or with respect to International Swing Line Loans under clause (ii) of this Section 2.5(a), the applicable International Swing Line Bank) will determine the Dollar Equivalent Amount with respect to any (i) Syndicated Borrowing comprised of Offshore Currency Loans or L/C Obligations in Offshore Currencies as of a date two Business Days prior to the requested Borrowing Date or Issuance Date, respectively, (ii) International Swing Line Loans and International Swing Line Outstandings at the times specified in Section 2.20, (iii) all Offshore Currency Loans and L/C Obligations in Offshore Currencies then outstanding as at the last Business Day of each calendar quarter, and (iv) outstanding Offshore Currency Loans as of any date of redenomination of a Loan in an Applicable Currency into another Applicable Currency or Dollars pursuant to Section 2.5(d) or Section 4.5 (each such date under clauses (i) through (iv) a "Valuation Date"). The Agent shall furnish to each Bank the results of each determination made under clause (iii) of the immediately preceding sentence.

         (b) The Companies shall be entitled to request that Syndicated Loans hereunder also be permitted to be made in any other lawful currency constituting a eurocurrency (other than Dollars), in addition to the eurocurrencies specified in the definition of "Offshore Currency" herein, that is approved by all of the Banks and the Agent, and that in the opinion of the Banks and the Agent is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars (an "Agreed Alternate Currency"). Each Company shall deliver to the Agent any request for designation of an Agreed Alternate Currency in accordance with Section 11.2, to be received by the Agent not later than 11:00 a.m. (Charlotte time) at least two Business Days in advance of the date of any Irrevocable Notice of Syndicated Activity hereunder proposed to be made in such Agreed Alternate Currency. Upon receipt of any such request the Agent will promptly notify the Banks thereof, and each Bank shall respond to such request within one Business Day of receipt thereof. Each Bank may grant or accept such request in its sole discretion. The Agent shall promptly notify the Companies of the acceptance or rejection of any such request. The acceptance of any such request may be conditioned, at the discretion of the Agent, upon such amendments to the procedures for borrowing with respect to such Agreed Alternate Currency as the Agent may require. If such request is accepted, then the Agreed Alternate Currency shall be deemed to be an "Applicable Currency" for all purposes hereunder.

         (c) The Companies shall be entitled to request an Interest Period for a Syndicated Borrowing, a continuation or a conversion for a period other than one, two, three or six months by giving notice at least two Business Days before the time otherwise required for notice of such a Syndicated Borrowing, continuation or conversion. The Agent shall promptly notify the Banks of such request and the Banks shall promptly notify the Agent by 12:00 noon (Charlotte time) the following Business Day whether they agree to such Interest Period. The Agent shall notify the Companies whether the Banks so agree within one Business Day after the Companies' request and, if all the Banks have agreed, the requested Interest Period shall be applicable.

         (d) Notwithstanding anything herein to the contrary, (i) during the continuance of a Default, all or any part of any outstanding Offshore Currency Loans shall be, at the option of the Companies, continued at the end of the existing Interest Period as Offshore Rate Loans in the same currency having an Interest Period of one month or redenominated and converted into Base Rate Loans in Dollars at the end of the existing Interest Period, and (ii) during the continuance of an Event of Default, all or any part of any outstanding Offshore Currency Loans shall be redenominated and converted into Base Rate Loans in Dollars at the end of the existing Interest Period. The Agent shall promptly notify each Company and each Bank of any such redenomination and conversion.

         2.6 Bid Borrowings. In addition to Syndicated Borrowings pursuant to Section 2.3, each Bank severally agrees that the Companies may, as set forth in Section 2.7, from time to time request the Banks prior to the Termination Date to submit offers to make Bid Loans to the Companies; provided, however, that the Banks may, but shall have no obligation to, submit such offers and the Companies may, but shall have no obligation to, accept any such offers, and any Bank may designate one Designated Bidder to make such offers from time to time and, if such offers are accepted by the Companies, to make such Bid Loans; and provided, further, that at no time shall (a) the outstanding aggregate principal amount of all Bid Loans, plus the outstanding aggregate principal amount of all Revolving Loans, plus the outstanding Sublimit L/C Obligations, plus the Swing Line Outstandings, exceed the combined Revolving Commitments; or
(b) the outstanding aggregate principal amount of all Bid Loans exceed $300,000,000. All Bid Loans shall be in Dollars for settlement in the United States. The Agent shall notify each Bank not less frequently than quarterly of the amount of Bid Loans outstanding based on information provided to it from the Bid Agent.

         2.7     Procedure for Bid Borrowings.

         (a) When the Companies wish to request the Banks to submit offers to make Bid Loans hereunder, they shall transmit to the Bid Agent by telephone call followed promptly by facsimile transmission a notice with a copy to the Agent in substantially the form of Exhibit I (a "Competitive Bid Request") so as to be received no later than 11:00 a.m. (Charlotte time) two Business Days prior to the date of a proposed Bid Borrowing, specifying:

                 (i) the date of such Bid Borrowing, which shall be a Business Day;

                 (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $4,000,000 or in multiples of $1,000,000 in excess thereof; and

                 (iii) the duration of each Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein.

         The Companies may not request or invite Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than twice in any period of five consecutive Business Days.

         (b) Upon receipt of a Competitive Bid Request, the Agent will determine the availability of Bid Borrowings under Section 2.6 and the Bid Agent will promptly send to the Banks and Designated Bidders by facsimile transmission an Invitation for Competitive Bids with a copy to the Agent. Each Invitation for Competitive Bids transmitted by the Bid Agent shall constitute an invitation by the Companies to each Bank and Designated Bidder to submit Competitive Bids offering to make the Bid Loans to which such Competitive Bid Request relates in accordance with this Section 2.7.

         (c)     (i)        Each Bank and Designated Bidder may at its
discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this Section 2.7(c) and must be submitted to the Bid Agent by facsimile transmission not later than 10:00 a.m. (Charlotte time) on the proposed Borrowing Date; provided that, if the Agent is then the Bid Agent, Competitive Bids submitted by the Agent (or any Affiliate of the Agent) in the capacity of a Bank or a Designated Bidder must be submitted not later than 9:45 a.m. (Charlotte time) on the proposed Borrowing Date, and the Agent shall notify the Company thereof promptly.

                 (ii) Each Competitive Bid shall be in substantially the form of Exhibit J, specifying therein:

                            (A)   the proposed Borrowing Date;

                            (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to or less than $300,000,000, (y) must be $1,000,000 or in multiples of $500,000 in excess thereof, and (z) may not exceed the aggregate principal amount of Bid Loans for which Competitive Bids were requested;

                            (C)   the Interest Period;

                            (D) the rate of interest per annum (rounded upward to the next 1/1000th of 1%) (the "Absolute Rate") offered for each Bid Loan; and

                            (E)   the identity of the quoting Bank or
                 Designated Bidder.

         A Competitive Bid may contain up to three separate offers by the quoting Bank or Designated Bidder with respect to each Interest Period specified in the related Invitation for Competitive Bids.

                 (iii)      Any Competitive Bid shall be disregarded if it:

                                  (A)      is not substantially in conformity
                            with Exhibit J or does not specify all of the information required by subsection (c)(ii) of this Section;

                                  (B)      contains qualifying, conditional or
                            similar language;

                                  (C)      proposes terms other than or in
                            addition to those set forth in the applicable Invitation for Competitive Bids; or

                                  (D)      arrives after the time set forth in
                            Section 2.7(c)(i).

                 (iv) Notwithstanding anything to the contrary contained in this Section 2.7(c), a Competitive Bid by a Bank may contain, and will not be disregarded if it does contain, a restriction on the use of proceeds thereof related to such Bank's subsidiary exercising powers related to securities; provided that the Companies shall disregard such Competitive Bid unless the Companies agree to be bound by such restriction (which agreement shall be manifested by accepting such Competitive Bid).

         (d) Promptly on receipt, but not later than 10:30 a.m. (Charlotte time) on the proposed Borrowing Date, the Bid Agent shall notify the Companies of the terms of any Competitive Bid submitted by a Bank or Designated Bidder that is in accordance with Section 2.7(c) or, if no Competitive Bids have been submitted, the absence of any Competitive Bids. Subject only to the provisions of Section 5.3, any Competitive Bid shall be irrevocable.

         (e) Not later than 11:00 a.m. (Charlotte time) on the proposed Borrowing Date, the Companies shall notify the Agent of their acceptance or non-acceptance of the Competitive Bids of which they have received notice pursuant to Section 2.7(d) or which have been sent to them pursuant to Section 2.7(c). The Companies shall be under no obligation to accept any Competitive Bid and may choose to reject all or, subject to the remaining provisions of this paragraph (e), one or more, Competitive Bids. In the case of acceptance, such notice shall specify the Bid Loan lenders and their respective principal amounts and the aggregate amount of Competitive Bids for each Interest Period that are accepted. The Companies may accept any Competitive Bid in whole or in part; provided that:

                 (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

                 (ii) the principal amount of each Bid Borrowing must be $1,000,000 or in any multiple of $500,000 in excess thereof;

                 (iii) acceptance of Competitive Bids may only be made on the basis of ascending Absolute Rates within each Interest Period, as the case may be; and

                 (iv) the Companies may not accept any Competitive Bid that is described in Section 2.7(c)(iii) (other than to the extent permitted pursuant to Section 2.7(c)(iv)) or that otherwise fails to comply with the requirements of this Agreement.

The Bid Agent shall give the information contained in Section 2.7(d) to the Agent for all Competitive Bids accepted.

         (f) If Competitive Bids are made by two or more Banks or Designated Bidders with the same Absolute Rates for a greater aggregate principal amount than the amount in respect of which such Competitive Bids are permitted to be accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such Competitive Bids are accepted shall be allocated by the Bid Agent among such Banks or Designated Bidders in proportion to the aggregate principal amounts of such Competitive Bids. Determination by the Bid Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

         (g)     (i)        The Bid Agent will promptly notify each Bank or
Designated Bidder having submitted a Competitive Bid if its Competitive Bid has been accepted or not and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made on the date of the Bid Borrowing together with the Absolute Rate or Rates and the Interest Period or the Interest Periods with respect thereto.

                 (ii) Each Bank or Designated Bidder which has received notice pursuant to Section 2.7(g)(i) that its Competitive Bid has been accepted shall, subject to the satisfaction of all conditions precedent, make the amounts of such Bid Loans available to the Bid Agent for the account of the Companies by 2:00 p.m. (Charlotte time) on the Borrowing Date.

                 (iii) Promptly following each Bid Borrowing, the Bid Agent shall notify each Bank, each Designated Bidder and the Agent, if the Companies act as Bid Agent, of the ranges of Competitive Bids submitted and the highest and lowest Absolute Rates accepted for each Interest Period requested by the Companies and the aggregate amount borrowed pursuant to such Bid Borrowing.

                 (iv) From time to time, the Companies and the Banks and the Designated Bidders shall furnish such information to the Bid Agent as the Bid Agent may request relating to the making of Bid Loans, including the amounts, Absolute Rates, Borrowing Dates and maturities thereof, for purposes of the allocation of amounts received from the Companies for payment of all amounts owing hereunder.

         2.8 Voluntary Termination or Reduction of Revolving Commitments. The Companies, acting jointly, may, upon not less than five Business Days' prior notice to the Agent, permanently terminate the Revolving Commitments, or permanently reduce the Revolving Commitments by (a) an aggregate minimum Dollar Equivalent Amount of $5,000,000 or any Dollar Equivalent Amount multiple of $1,000,000 in excess thereof or (b) such other amount as represents the entire unused amount of Revolving Commitments; unless, after giving effect thereto and to any prepayments of Revolving Loans made on the effective date thereof, (a) the Dollar Equivalent Amount of the principal amount of the Revolving Loans, Bid Loans and Swing Line Outstandings, and the Dollar Equivalent Amount of the Effective Amount of Sublimit L/C Obligations then outstanding would exceed the amount of the combined Revolving Commitments then in effect, or (b) the Dollar Equivalent Amount of the Effective Amount of all Sublimit L/C Obligations then outstanding would exceed the Sublimit L/C Commitment. Once reduced in accordance with this Section, the Revolving Commitments may not be increased. Any reduction of the Revolving Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to, but not including, the effective date of any reduction or termination of Revolving Commitments, shall be paid on the effective date of such reduction or termination. The Agent shall promptly notify each Bank of the Agent's receipt of and the contents of any notice received by it pursuant to this Section 2.8.

         2.9 Optional and Mandatory Prepayments; Mandatory Reductions of Commitments. (a) Subject to Section 4.4, each Company may, at any time or from time to time, upon notice to the Agent, ratably prepay Syndicated Loans or L/C Borrowings in whole or in part, in the Minimum Tranche. The Company prepaying such Loans shall deliver a notice of prepayment to be received by the Agent not later than 11:00 a.m. (Charlotte time) (i) at least three Business Days in advance of the prepayment date if the Syndicated Loans to be prepaid are Offshore Rate Loans, (ii) at least one Business Day in advance of the prepayment date if the Loans to be prepaid are Base Rate Loans, if settlement is to be made outside the United States, and (iii) on the prepayment date if the Syndicated Loans or L/C Borrowings to be prepaid are Base Rate Loans, if settlement is to be made in the United States. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Syndicated Loans or L/C Borrowings and the Applicable Currency to be prepaid. Such notice shall not thereafter be revocable by the Companies and the Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by a Company, such Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.4.

         (b) Bid Loans may not be voluntarily prepaid, except with the consent of the Bank holding the applicable Bid Loan and upon payment of any additional costs associated with such prepayment, such costs to be determined by the Bank making such Bid Loan.

         (c) The Companies shall repay the Term Loans in quarterly installments on the dates and in the amounts set forth on Schedule V; provided, however, in the event that on any such payment date the aggregate amount of Term Loans outstanding shall be less than the amount of the payment required to be made on such date, then the Companies shall in addition cause FIP L/C Obligations to be permanently reduced as of such date so that after giving effect to such Term Loan payments and reductions of FIP L/C Obligations the Dollar Equivalent Amount of the aggregate principal amount of Term Loan Outstandings shall not exceed the aggregate Term Loan Commitments, as reduced in accordance with Section 2.9(g).

         (d) Unless an Override Event shall have theretofore occurred, the aggregate amount of Revolving Commitments shall be permanently reduced by (and the Revolving Commitment of each Bank shall be correspondingly permanently reduced by its Pro Rata Share of) 100% of the maximum amount at any time outstanding (including each increase from the largest such amount theretofore outstanding) under each Permitted Receivables Securitization, such reduction to be effective thirty (30) Business Days following the date of availability of such Net Issuance Proceeds relating to such Permitted Receivables Securitization (the "Reduction Date"); on or before the Reduction Date, (i) a Responsible Officer of Danka PLC shall provide to the Agent a certificate setting forth in reasonable detail the calculations utilized in computing the amount of such reduction, and (ii) the Companies shall cause Revolving Loan Outstandings to be repaid or otherwise permanently reduced so that as of the Reduction Date the Dollar Equivalent Amount of the aggregate principal amount of Revolving Loan Outstandings shall not exceed the aggregate Revolving Commitments after giving effect to such reduction.

         (e) Substantially simultaneously with the issuance of any FIPs, the Companies shall cause Term Loans then outstanding to be repaid in an aggregate principal amount equal to (i) if such FIPs shall be supported by one or more FIP L/Cs, the maximum stated amount of the FIP L/Cs issued to support such FIPs and (ii) otherwise, in the amount of 100% of the net cash proceeds resulting from such issuance; provided that payments under this Section 2.9(e) shall not reduce the Term Loan Commitment of any Bank.

         (f) In addition to the required payments described in Sections 2.9(c), (d) and (e) the Companies shall make the following mandatory prepayments or reductions of the Obligations, each such payment to be made to the Agent for the benefit of the Banks within the time period specified below:

                 (i) unless an Override Event shall have theretofore occurred, the Companies shall prepay or otherwise permanently reduce Term Loan Outstandings by application to the Ratable Reduction of Term Loans of an amount equal to 50% of Net Proceeds in excess of the first $50,000,000 of Net Proceeds (cumulatively from the Closing Date), and if such Net Proceeds to be applied to Term Loan Outstandings shall be greater than the Dollar Equivalent Amount of Term Loan Outstandings, then the aggregate amount of Revolving Commitments shall be reduced by (and the Revolving Commitment of each Bank shall be correspondingly reduced by its Pro Rata Share of) the amount of such excess, and the Companies shall cause Revolving Loan Outstandings to be repaid or otherwise permanently reduced so that after giving effect to such reduction the Dollar Equivalent Amount of Revolving Loan Outstandings shall not exceed the Revolving Commitments; each such prepayment or other reduction to be made within 30 days of receipt of such proceeds; a Company shall give not less than five (5) Business Days written notice to the Agent of such prepayment, which notice shall include a certificate of a Responsible Officer of Danka PLC setting forth in reasonable detail the calculations utilized in computing the amount of such prepayment or other reduction; and

                 (ii) unless an Override Period shall then be in effect, the Companies shall make prepayments of the Term Loans by application to the Ratable Reduction of Term Loans of an amount equal to 100% of the Net Issuance Proceeds (other than Net Issuance Proceeds arising from Permitted Receivables Securitizations) in connection with any issuance of Indebtedness consummated other than during an Override Period, each such prepayment to be made within the time and in the manner set forth in clause (i) of this Section 2.9(f).

         (g) The amount of any required installment payment or prepayment or permanent reduction of Term Loans or Term Loan Outstandings pursuant to
Section 2.9(c) or (f) shall permanently reduce the Term Loan Commitments. In the event that the amount of any Net Proceeds which are required to be applied to prepayment or reduction of Revolving Loan Outstandings exceeds the Dollar Equivalent Amount of the amount of then outstanding Revolving Loans, such excess amount shall be retained by the Companies.

         (h) Any prepayment under this Section 2.9 shall be made together with any amounts required to be paid in connection with such prepayment under
Section 4.4.

         2.10    [reserved]

         2.11 Currency Exchange Fluctuations. (a) If on any Valuation Date the Agent shall have determined that the aggregate Dollar Equivalent Amount of the principal amount of all Term Loans and of the Effective Amount of all FIP L/C Obligations then outstanding exceeds the combined Term Loan Commitments of the Banks, due to a change in applicable rates of exchange between Dollars and Offshore Currencies, then (A) the Agent shall give notice to each Company and each Bank that a Currency Hedge Utilization is in effect in an amount equal to such excess, and from such Valuation Date to the next succeeding Valuation Date, at which succeeding Valuation Date (and each subsequent Valuation Date) the Currency Hedge Utilization shall (with prompt notice thereof by the Agent to each of the Companies and the Banks) be maintained, increased or decreased based upon the then most recent valuations then in effect conducted in accordance with Section 2.5, and (B) if on any date the Dollar Equivalent Amount of Revolving Loan Outstandings plus the Currency Hedge Utilization then in effect shall exceed the combined Revolving Commitments, then upon notice thereof by the Agent to each Company, each Company agrees thereupon to make prepayments, on the Business Day after notice from the Agent, of Revolving Loans (and if necessary, Cash Collateralize outstanding Letters of Credit) such that, after giving effect to such prepayment or Cash Collateralization, the aggregate Dollar Equivalent Amount of all Revolving Loan Outstandings (net of any Cash Collateralization) does not exceed the combined Revolving
Commitments minus the Currency Hedge Utilization then in effect, it being understood that a prepayment in the amount by which the Dollar Equivalent Amount of Revolving Loan

Outstandings exceeds the combined Revolving Commitments minus the Currency Hedge Utilization then in effect need not equal or exceed the Minimum Tranche. Any prepayment under this Section shall be made together with any amounts required pursuant to Section 4.4.

         (b) Without limiting the foregoing provisions of this Section 2.11, in the event that the Agent shall determine (in accordance with the valuation procedures provided for in Section 2.5) at any time that the aggregate Dollar Equivalent Amount of all Revolving Loan Outstandings and Term Loan Outstandings in Offshore Currencies plus all International Swing Line Outstandings (which shall be deemed to be outstanding in the Dollar Equivalent Amount of $75,000,000) shall exceed the Total Offshore Currency Sublimit by an amount in excess of $5,000,000, then, upon notice thereof by the Agent to each Company, each Company agrees thereupon to make prepayments, on not later than the third Business Day after notice from the Agent, of Revolving Loan Outstandings and Term Loan Outstandings (and if necessary, Cash Collateralize outstanding Letters of Credit) such that, after giving effect to such prepayment or Cash Collateralization, the aggregate Dollar Equivalent Amount of all Revolving Loan Outstandings and Term Loan Outstandings (net of any Cash Collateralization) in Offshore Currencies plus all International Swing Line Outstandings (which shall be deemed to be outstanding in the Dollar Equivalent Amount of $75,000,000) does not exceed the Total Offshore Currency Sublimit, it being understood that
(a) a prepayment in the amount by which the Dollar Equivalent Amount of Revolving Loan Outstandings in Offshore Currencies and Term Loan Outstandings in Offshore Currencies exceeds the Total Offshore Currency Sublimit need not equal or exceed the Minimum Tranche, and (b) no such prepayment shall be required unless the excess referred to above shall exceed $5,000,000. Any prepayment under this Section shall be made together with any amounts required pursuant to Section 4.4.

         2.12 Repayment. (a) The Companies shall repay to the Banks on the Termination Date the aggregate principal amount of Loans outstanding on such date.

         (b) The Companies shall repay each Bid Loan on the last day of the relevant Interest Period.

         (c) Each payment (x) required to be made pursuant to Section 2.9 which permanently reduces the Term Loan Commitments or the Revolving Commitments or (y) required to be made under clause (a) of this Section 2.12 shall, if made in an Offshore Currency, be accompanied by such additional amounts of such Offshore Currency, or additional Dollars, such that the amount of such Offshore Currency and Dollars so paid shall in the aggregate equal the Dollar Equivalent Amount (determined as of such date) of the payment required to be paid on such date (and if a Currency Hedge Utilization shall then be in effect, the Agent shall adjust, as appropriate, the amount of such Currency Hedge Utilization as if such payment date were a Valuation Date).

         2.13    Interest.

         (a) Each Syndicated Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Companies' right to convert to other Types of

Loans under Section 2.4), plus the Applicable Margin. Each Bid Loan shall bear interest on the outstanding principal amount thereof from the relevant Borrowing Date to the last day of the applicable Interest Period at a rate per annum equal to the Absolute Rate.

         (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.9 or 2.11 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

         (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, interest shall accrue (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate (or in the case of Bid Loans, the Absolute Rate) plus 2%.

         (d) Anything herein to the contrary notwithstanding, the obligations of the Companies to any Bank or Designated Bidder hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank or Designated Bidder would be contrary to the provisions of any law applicable to such Bank or Designated Bidder limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank or Designated Bidder, and in such event the Companies shall pay such Bank interest at the highest rate permitted by applicable law.

         2.14    Fees.

         (a) Arrangement and Agency Fees. The Companies jointly and severally shall pay the fees to the Arranger, NationsBank and the Agent, as required by the letter agreements ("Fee Letters") between each Company and the Arranger and the Agent (or an affiliate of the Agent) each dated August 27, 1996, as amended or supplemented from time to time, or as may otherwise be agreed to in a separate writing or writings executed by the Companies.

         (b) Commitment Fees. The Companies jointly and severally shall pay to the Agent for the account of each Bank a commitment fee on the sum of
(i) the average daily unused portion of such Bank's Revolving Commitment plus
(ii) such Bank's International Swing Line Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization of the Revolving Commitment by Revolving Loans for that quarter as calculated by the Agent, equal to the Applicable Fee Percentage.
For each Bank, the amounts outstanding under Bid Loans made by such Bank (and its Designated Bidder) plus its Pro Rata Share of the Dollar Equivalent Amount of the Effective Amount of all Sublimit L/C Obligations will also be subtracted from such Bank's Commitment in making the calculation of its commitment fee but in no event shall the commitment fee be less than zero for any period. Swing Line Loans and International Swing Line Loans shall not be deemed to be outstanding for purposes of calculating fees under this Section 2.14. Such commitment fee shall accrue from the date hereof to the Termination Date and shall be due and payable quarterly in arrears on the first Business Day of each January, April, July and October commencing on January 1, 1997 for the quarter (or shorter period, as applicable) ending the prior Business Day and on the Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.8, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

         2.15    Computation of Fees and Interest.

         (a) All computations of interest for Base Rate Loans when the Base Rate is determined by NationsBank's "prime rate" and for Offshore Currency Loans in British pounds sterling or Belgian francs shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

         (b) For purposes of determining utilization of each Bank's Commitment in order to calculate the commitment fee due under Section 2.14(b), the amount of any outstanding Offshore Currency Loan on any date shall be determined based upon the Dollar Equivalent Amount as of the most recent Valuation Date with respect to such Offshore Currency Loan and Sublimit L/C Obligations.

         (c) Each determination of an interest rate or a Dollar Equivalent Amount by the Agent shall be conclusive and binding on each Company, the Banks and the Designated Bidders in the absence of manifest error.

         (d) The Applicable Margin and the Applicable Fee Percentage shall be adjusted, to the extent applicable, 60 days (or, in the case of the last calendar quarter of any year, 120 days) after the end of each calendar quarter, based on the Consolidated Total Leverage Ratio as of the last day of such calendar quarter; it being understood that if Danka PLC fails to deliver the financial statements required by Section 7.1(a) or 7.1(b), as applicable, and the related Compliance Certificate required by Section 7.1(c), by the 60th day (or, if applicable, the 120th day) after any calendar quarter, the Applicable Margin shall be 1.00% and the Applicable Fee Percentage shall be .30% until such financial statements and Compliance Certificate are delivered. The Applicable Margin shall be 0.60% and the Applicable Fee Percentage shall be 0.20% until the Business Day next following the date of receipt by the Agent of the Compliance Certificate and related financial statements of Danka PLC and its Subsidiaries for the fiscal quarter ending June 30, 1997.

         2.16    Payments by the Companies.

         (a) Except as otherwise expressly provided herein, all payments by any Company shall be made to the Agent for the account of the Banks and the Designated Bidders, or the Agent, as the case may be, at the Agent's Payment Office; and with respect to the principal of, interest on, and any other amounts relating to, any Offshore Currency Loan, shall be made to the Agent in the Offshore Currency in which such Loan is denominated or payable, and, with respect to all other amounts payable hereunder, shall be made in Dollars. Notwithstanding the foregoing, prior to the occurrence and continuation of an Event of Default, all payments on the Bid Loans (unless the Agent is the Bid Agent) shall be made directly to the lending Bank or Designated Bidder with respect thereto. Such payments shall be made in Same Day Funds, and (i) in the case of Offshore Currency payments, no later than such time on the dates specified herein as may be determined by the Agent to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and (ii) in the case of any Dollar payments, no later than 2:00 p.m. (Charlotte time) on the date specified herein. The Agent will promptly distribute to each Bank and Designated Bidder its Pro Rata Share (or other applicable share as expressly provided herein) of such amounts, in like funds as received. Any payment which is received by the Agent later than 2:00 p.m. (Charlotte time), or later than the time specified by the Agent as provided in clause (i) above (in the case of Offshore Currency payments), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

         (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         (c) Unless the Agent receives notice from a Company prior to the date on which any payment is due to the Banks that such Company will not make such payment in full as and when required, the Agent may assume that such Company has made such payment in full to the Agent on such date in Same Day Funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank or Designated Bidder on such due date an amount equal to the amount then due such Bank or Designated Bidder. If and to the extent a Company has not made such payment in full to the Agent, each Bank or Designated Bidder shall repay to the Agent on demand such amount distributed to such Bank or Designated Bidder, together with interest thereon at the Federal Funds Rate or, in the case of a payment in an Offshore Currency, the Overnight Rate as determined by the Agent and specified to such Bank for amounts in such Offshore Currency, for each day from the date such amount is distributed to such Bank or Designated Bidder until the date repaid.

         2.17    Payments by the Banks to the Agent.

         (a) Unless the Agent receives notice from a Bank on or prior to the Effective Date or, with respect to any Syndicated Borrowing, after the Effective Date, at least two Business Days



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

prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the applicable Company the amount of that Bank's Pro Rata Share of such Syndicated Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in Same Day Funds on such Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to such Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in Same Day Funds and the Agent in such circumstances has made available to the applicable Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate or, in the case of any Syndicated Borrowing consisting of Offshore Currency Loans, the Overnight Rate specified to such Bank for amounts in such Offshore Currency plus any administrative fee charged by the Agent. A notice of the Agent submitted to any Bank with respect to amounts owing under this Section 2.17(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the applicable Borrowing Date for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the applicable Borrowing Date, the Agent will notify each Company of such failure to fund and, upon demand by the Agent, the Companies shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Syndicated Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

         (b) The failure of any Bank to make any Syndicated Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Syndicated Loan on such Borrowing Date, but neither the Agent nor any Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

         2.18 Sharing of Payments Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Syndicated Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Syndicated Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to
(ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.9) with respect to such participation as fully as if such Bank were the direct creditor of such Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the




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

absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

         2.19    Swing Line.    (a) Notwithstanding any other provision of this
Agreement to the contrary, in order to administer the Revolving Commitments in an efficient manner and to minimize the transfer of funds between the Agent and each Bank, NationsBank shall make available Swing Line Loans in Dollars to each of the Companies, jointly and severally, from the Effective Date to the Termination Date (or such earlier date as the Revolving Commitments of all Banks shall have terminated in accordance with the terms hereof). NationsBank shall not make any Swing Line Loan pursuant hereto (i) if to the actual knowledge of NationsBank the Companies are not in compliance with all the conditions to the making of Revolving Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings would exceed $25,000,000, or (iii) if after giving effect to such Swing Line Loan, to the actual knowledge of NationsBank the Dollar Equivalent Amount of Revolving Loan Outstandings would exceed the aggregate Revolving Commitments. The Companies may borrow, repay and reborrow under this Section 2.19. Unless notified to the contrary by NationsBank, borrowings under the Swing Line shall be made in integral multiples of $100,000, upon written request by telefacsimile transmission, effective upon receipt, by a Responsible Officer made to NationsBank not later than 3:00 P.M. on the Business Day of the requested borrowing. Each such Swing Line Borrowing Notice shall specify the amount of the borrowing and the date of borrowing, and shall be in the form of Exhibit L, with appropriate insertions. Unless notified to the contrary by NationsBank, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000 or the aggregate amount of all Swing Line Outstandings. If any Company instructs NationsBank to debit any demand deposit account of such Company in the amount of any payment with respect to a Swing Line Loan, or NationsBank otherwise receives repayment, after 3:00 P.M. on a Business Day, such payment shall be deemed received on the next Business Day.

         (b) Swing Line Loans shall bear interest at the Base Rate or at such other rate or rates as the applicable Company and NationsBank may agree from time to time, the interest payable on Swing Line Loans is solely for the account of NationsBank, and all accrued and unpaid interest on Swing Line Loans shall be payable on the dates and in the manner provided in this Article II with respect to interest on Base Rate Loans (except as NationsBank and the applicable Company may otherwise agree in connection with any particular Swing Line Loan). The Swing Line Loans shall be evidenced by the Swing Line Note.

         (c) Upon the making of a Swing Line Loan in accordance with this
Section 2.19, each Bank shall be deemed to have purchased from NationsBank a Swing Line Participation therein in an amount equal to that Bank's Pro Rata Share of such Swing Line Loan. For purposes of Section 2.1(a), each Swing Line Loan shall be deemed to utilize the Revolving Commitment of each Bank by an amount equal to its Pro Rata Share of such Loan. Upon demand made by NationsBank, each Bank shall, according to its Pro Rata Share of such Swing Line Loan, promptly provide to NationsBank its purchase price therefor in an amount equal to its Swing Line Participation and, upon any such demand by NationsBank, such Swing Line Loan shall without further action be converted to a Base Rate Loan. Any such payment made by a Bank pursuant to demand of



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

NationsBank of the purchase price of its Swing Line Participation shall be deemed (i) provided that the conditions to making Revolving Loans shall be satisfied, a Base Rate Loan under Section 2.1(a) until the Companies convert such Base Rate Loan in accordance with the terms of Section 2.4, and (ii) in all other cases, the funding by each Bank of the purchase price of its Swing Line Participation in such Swing Line Loan. The obligation of each Bank to so provide its purchase price to NationsBank shall be absolute and unconditional and shall not be affected by the occurrence of a Default or Event of Default or any other occurrence or event. Upon (and only upon) receipt by NationsBank of funds from the Companies in repayment of principal of or interest on Swing Line Loans with respect to which any Bank has funded the purchase of its participation in accordance with clause (ii) of the fourth sentence of Section 2.19(c), NationsBank will promptly pay over to the Agent (in the kind of funds so received or applied) for the account of each such Bank (other than NationsBank) in accordance with their Pro Rata Shares the aggregate amount of such payment as shall equal the aggregate amount of the Pro Rata Shares of such payment of each such Bank (other than NationsBank).

         The Companies, at their option and subject to the terms hereof, may request a Revolving Borrowing pursuant to and of a denomination permitted under Section 2.1(a) in an amount sufficient to repay Swing Line Outstandings on any date and the Agent shall provide from the proceeds of such Borrowing to NationsBank the amount necessary to repay such Swing Line Outstandings (which NationsBank shall then apply to such repayment) and credit any balance of such Borrowing in immediately available funds in the manner directed by the Companies. The Swing Line shall continue in effect until the Termination Date (or such earlier date as the Revolving Commitments of all Banks shall have terminated in accordance with the terms hereof), at which time all Swing Line Outstandings and accrued interest thereon shall be due and payable in full.

         2.20 International Swing Line. (a) Subject to the terms and upon the conditions specified in the International Swing Line Agreements, from the date that the International Swing Line Commitments become effective to the Termination Date (or such earlier date as the International Swing Line Commitments or the Revolving Commitments of the Banks shall have terminated in accordance with the terms of the International Swing Line Agreements or hereof), the International Swing Line Banks severally agree to make available to the International Swing Line Borrowers International Swing Line Loans. The International Swing Line Banks shall not make International Swing Line Loans available to any International Swing Line Borrower if (i) to the actual knowledge of such International Swing Line Bank either (x) the Companies are not in compliance with all the conditions specified in paragraphs (b) and (c) of Section 5.3 or (y) any International Swing Line Borrower is not in compliance with all the conditions to the making of International Swing Line Loans set forth in either of the International Swing Line Agreements, or (ii) if after giving effect to such International Swing Line Loan, the Dollar Equivalent Amount of International Swing Line Outstandings would exceed $75,000,000.

         (b) Each Bank severally agrees, on the terms and conditions set forth herein, to purchase participation interests in International Swing Line Loans outstanding from time to time on any Business Day during the period from the effective date of the International Swing Line Facility to the Termination Date (or such earlier date as the International Swing Line




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

Commitments or the Revolving Commitments of all Banks shall terminate in accordance with the terms of the International Swing Line Agreements or hereof, in an aggregate Dollar Equivalent Amount of principal not to exceed at any time outstanding the amount set forth on Schedule 2.1 under the heading "International Swing Line Commitment" (as the same may be reduced from time to time in accordance with this Agreement or the International Swing Line Agreements); provided, however, that, after giving effect to any and all International Swing Line Outstandings, the aggregate Dollar Equivalent Amount of the principal of all International Swing Line Outstandings shall not at any time exceed the combined International Swing Line Commitments. It is expressly agreed that all International Swing Line Obligations shall be deemed to be Obligations under this Agreement and shall be entitled to the benefits of the security provided to the Obligations hereunder and under the other Loan Documents.

         (c) In order to provide for the orderly funding and administration of Loans and International Swing Line Loans, (i) each of the International Swing Line Banks shall provide to the Agent (and the Agent shall promptly following receipt provide to each Bank) (x) no less frequently than once each fiscal quarter, notice of the aggregate Dollar Equivalent Amount of all International Swing Line Outstandings owing to such International Swing Line Bank, and (y) prompt notice of the occurrence of any default or event of default specified in either International Swing Line Agreement or the occurrence of any event or condition as a result of which such International Swing Line Bank exercises any right or obligation to suspend or terminate the availability of International Swing Line Loans and the Dollar Equivalent Amount of all International Swing Line Outstandings at such time, and (ii) the Agent shall provide prompt notice to each International Swing Line Bank of the occurrence of any Default or Event of Default, or the occurrence of any event or condition as a result of which the Companies are not entitled to obtain an additional Loan hereunder, of which (in either case) the Agent is deemed to have notice in accordance with the terms hereof.

         (d) The International Swing Line Banks agree that the International Swing Line Agreements shall not contain terms which are in conflict with the terms hereof or of any Support Documents, and the International Swing Line Banks shall cooperate with the Agent in connection with the exercise of rights or remedies under the Support Documents insofar as they relate to the International Swing Line Facility; provided that the discretion, rights or obligations of the Agent in connection with the exercise of any right, power or privilege (or refraining from exercising any right, power or privilege) under all or any of the Support Documents, shall be governed by the terms hereof.

         (e) Each of the International Swing Line Banks severally agrees that whenever it shall receive any payment or otherwise make any application of funds in respect of principal, interest or fees in respect of International Swing Line Obligations in which any Bank shall have an International Swing Line Participation as to which such Bank shall have paid its purchase price therefor, it shall promptly pay over to the Agent (in the kind of funds so received or applied) for the account of the Banks (other than the applicable International Swing Line Bank) in accordance with their respective applicable International Swing Line Participations the aggregate amount of such payment or application of funds as shall equal the aggregate amount of International Swing Line Participations therein.




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

         (f) Prior to either of the International Swing Line Banks delegating to, or consenting to the assumption by, any Affiliate of any of the rights, powers, or obligations of an International Swing Line Bank hereunder or under any International Swing Line Agreement, such International Swing Line Bank (including any Affiliate of an initial International Swing Line Bank then acting in such capacity) shall furnish or cause such Affiliate to furnish to the Agent (i) the written instrument of delegation or assumption, as applicable, (ii) a written undertaking in form and substance acceptable to the Agent acknowledging the terms hereof and agreeing to be bound by and comply with the terms hereof as they relate to the International Swing Line Banks and International Swing Line Loans, and (iii) evidence satisfactory to the Agent as to the due authorization, execution and delivery of such undertaking by a duly authorized representative of such Affiliate.

         2.21 Issuance of FIPs. Notwithstanding anything to the contrary contained herein, the Companies shall issue or permit FIPs secured by FIP L/Cs to be issued only on (i) a Business Day which shall constitute the last day of one or more Interest Periods for Term Loans and in aggregate principal amount not more than the principal amount of Term Loans to be repaid pursuant to
Section 2.9(e) in connection with such issuance and (ii) not less than five (5) Business Days' prior notice to the Agent; provided, however, that Danka PLC or an Affiliate may cause FIPs to be issued on other than the last day of an Interest Period and in any amount so long as simultaneously with the issuance of such FIPs the Companies shall pay to the Agent for the account of the Banks any amounts due under Article IV. The Agent shall give each Bank prompt notice of the proposed issuance of such FIPs.




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

                                 ARTICLE III

                             THE LETTERS OF CREDIT

         3.1     The Letter of Credit Facilities.

         (a) Sublimit L/C. On the terms and conditions set forth herein (i) the Issuing Bank agrees (A) from time to time on any Business Day during the period from the Effective Date to the Termination Date (or such earlier date as the Revolving Commitments of all Banks shall have terminated in accordance with the terms hereof) to Issue Sublimit L/Cs for the account of a Company, and to amend or renew Sublimit L/Cs previously issued by it, in accordance with Sections 3.2(c) and 3.2(d), and (B) to honor drafts drawn under and in strict compliance with the terms and conditions of Sublimit L/Cs; and (ii) the Banks severally agree to participate in Sublimit L/Cs Issued for the account of a Company; provided, that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Sublimit L/C if, as of the date of Issuance of such Sublimit L/C (the "Issuance Date") (1) the Dollar Equivalent Amount of the Revolving Loan Outstandings exceeds or would exceed the combined Revolving Commitments minus the Currency Hedge Utilization, or (2) the Dollar Equivalent Amount of the Effective Amount of Sublimit L/C Obligations exceeds or would exceed the L/C Commitment applicable to Sublimit L/Cs, or (3) the Dollar Equivalent Amount of (A) all Revolving Loan Outstandings and Term Loan Outstandings in Offshore Currencies plus (B) all International Swing Line Outstandings (which shall be deemed to be outstanding in the Dollar Equivalent Amount of $75,000,000) exceeds or would exceed the Total Offshore Currency Sublimit. Within the foregoing limits, and subject to the other terms and conditions hereof, a Company's ability to obtain Sublimit L/Cs shall be fully revolving and, accordingly, a Company may, during the foregoing period, obtain Sublimit L/Cs to replace Sublimit L/Cs which have expired or which have been drawn upon and reimbursed.

         (b) FIP L/C. On the terms and conditions set forth herein (i) the Issuing Bank agrees (A) from time to time on any Business Day during the period from the date of sale and delivery by Danka PLC or its Affiliate of a FIP to the Termination Date (or such earlier date as the Term Loan Commitments of all Banks shall have terminated in accordance with the terms hereof) to Issue FIP L/Cs in British pounds sterling for the account of Danka PLC or Danka PLC and such Affiliate, and (B) to honor drafts drawn under and in strict compliance with the terms and conditions of FIP L/Cs; and (ii) the Banks severally agree to participate in FIP L/Cs Issued for the account of Danka PLC or Danka PLC and such Affiliate; provided, that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any FIP L/C if, as of the date of Issuance of such FIP L/C (the "Issuance Date") (1) there shall not be substantially simultaneously issued FIPs, the FIP Holder Payments in respect of which are to be supported by such FIP L/C, or (2) after giving effect to such Issuance, the Dollar Equivalent Amount of the Term Loan Outstandings exceeds or would exceed the aggregate Term Loan Commitments. Within the foregoing limits, and subject to the other terms and conditions hereof, Danka PLC's ability to obtain FIP L/Cs shall be fully revolving, and, accordingly, Danka PLC may, during the foregoing period, obtain FIP L/Cs to secure FIPs, so long as the proceeds of FIPs are used,



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together with such other funds as may be necessary, simultaneously to repay outstanding Term Loans by an amount equivalent to the face amount of the FIP L/C being issued on the Issuance Date. Payments of principal amount of Term Loans with proceeds of FIPs shall not reduce the Term Loan Commitments.

         (c) The Issuing Bank is under no obligation to Issue any Letter of Credit if:

                 (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

                 (ii) the Issuing Bank has received written notice from any Bank, the Agent or a Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

                 (iii) the expiry date of any requested Letter of Credit is more than one year after the date of Issuance, is after the Termination Date, or, in the case of a commercial Letter of Credit, is less than 25 days prior to the Termination Date;

                 (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

                 (v) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or

                 (vi) such Letter of Credit is in a face amount less than the Dollar Equivalent Amount of $1,000,000 (or such other lesser amount as agreed to by the Issuing Bank) or denominated in a currency other than Dollars or Offshore Currencies, or in the case of any FIP L/C, is denominated in any currency other than British pounds sterling.

         3.2     Issuance, Amendment and Renewal of Letters of Credit.

         (a) Each Sublimit L/C and FIP L/C shall be Issued upon the irrevocable written request of a Company and Danka PLC, respectively, received by the Issuing Bank three Business Days




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

prior to the proposed date of Issuance. Each such request for Issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Company on the application of which such Letter of Credit is being Issued; (ii) the Applicable Currency, which in the case of FIP L/Cs shall be British pounds sterling only; (iii) the proposed date of Issuance of such Letter of Credit (which shall be a Business
Day); (iv) the face amount of such Letter of Credit; (v) the expiry date of such Letter of Credit; (vi) the name and address of the beneficiary thereof;
(vii) the documents to be presented by the beneficiary of such Letter of Credit in case of any drawing thereunder; (viii) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (ix) such other matters as the Issuing Bank may reasonably require.

         (b) Two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank shall confirm with the Agent the availability of the Commitments with respect to such Issuance and that the conditions specified in
Article V have been satisfied. Subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, Issue a Letter of Credit for the account of the applicable Company in accordance with the Issuing Bank's usual and customary business practices.

         (c) From time to time while a Sublimit L/C is outstanding and prior to the Termination Date (or such earlier date as the Revolving Commitments of all Banks shall have terminated in accordance with the terms hereof), the Issuing Bank shall, upon the written request of a Company (with a copy sent to the Agent) three Business Days prior to the proposed date of amendment, amend any Sublimit L/C Issued by it. Each such request for amendment of a Sublimit L/C shall be made in writing in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Sublimit L/C to be amended; (ii) the proposed date of amendment of such Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Sublimit L/C if: (A) the Issuing Bank would have no obligation at such time to Issue such Sublimit L/C in its amended form under the terms of this Agreement; or (B) the beneficiary of such Sublimit L/C does not accept the proposed amendment to such Sublimit L/C. The Agent will promptly notify the Banks of a request of Issuance or renewal or amendment of a Sublimit L/C or FIP L/C.

         (d) The Issuing Bank and the Banks agree that, while a Sublimit L/C or FIP L/C is outstanding and prior to the Termination Date (or such earlier date as the Revolving Commitments (in the case of Sublimit L/Cs) or Term Loan Commitments (in the case of FIP L/Cs) of all Banks shall have terminated in accordance with the terms hereof), the Issuing Banks shall be entitled to authorize the automatic renewal of any Sublimit L/C or FIP L/C Issued by it unless (A) the Issuing Bank would have no obligation at such time to Issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; (B) the beneficiary of such Letter of Credit does not accept the proposed renewal of such Letter of Credit; or (C) the Issuing Bank receives written request from a Company (with a copy sent to the Agent) three Business Days prior to the proposed date of notification of non-renewal, not to renew any Letter of Credit. Each such request for





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

non-renewal of a Letter of Credit shall be made in writing and shall specify
(i) the Letter of Credit number; (ii) the beneficiary's name; and (iii) that the Issuing Bank is instructed to notify the beneficiary of non-renewal.

         (e) The Issuing Bank shall deliver to the Agent any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Termination Date.

         (f) This Agreement shall control in the event (and to the extent) of any conflict with any L/C-Related Document (other than any Letter of Credit).

         (g) The Issuing Bank will also deliver to the Agent, concurrently with or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Sublimit L/C or FIP L/C, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Sublimit L/C or FIP L/C.

         (h) The Agent shall furnish to each Bank quarterly a summary of outstanding Letters of Credit.

         3.3     Risk Participations, Drawings and Reimbursements.

         (a) Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively, in the currency in which such Letter of Credit is stated. For purposes of Section 2.1(a), each Issuance of a Sublimit L/C shall be deemed to utilize the Revolving Commitment of each Bank by an amount equal to the amount of such participation. For the purposes of Section 2.1(b), each Issuance of a FIP L/C shall be deemed to utilize the Term Loan Commitment of each Bank by an amount equal to the amount of such participation.

         (b) In the event of any drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Agent and the Companies of the request and of the day on which the Issuing Bank is to pay the beneficiary (which payment date is not to be less than one day later). The Companies jointly and severally agree to reimburse the Issuing Bank prior to 11:00 a.m. (Charlotte time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the Dollar Equivalent Amount, as determined by the Issuing Bank, of the amount so paid by the Issuing Bank. In the event the Companies fail to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 11:00 a.m. (Charlotte time) on the Honor Date, the Issuing Bank will promptly notify the Agent who will in turn promptly notify each Bank. Unless notified by the Companies to convert an unreimbursed drawing into Syndicated Loans or, if the Companies



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

request a conversion of an unreimbursed drawing into Syndicated Loans but the unreimbursed drawing is not converted because of the Companies' failure to satisfy the conditions set forth in Section 5.3, each Bank will be deemed to be obligated to make an L/C Advance in Dollars in the full Dollar Equivalent Amount of each Bank's Pro Rata Share of such drawing and such L/C Advances shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum. Any notice given by the Issuing Bank or the Agent pursuant to this
Section 3.3(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

         (c) With respect to any unreimbursed drawing that the applicable Company requests be converted into a Syndicated Loan and that satisfies the conditions set forth in Section 5.3, each Bank shall upon any notice make available to the Agent for the account of the relevant Issuing Bank an amount in Dollars equal to the Dollar Equivalent Amount (as indicated in such notice) of the currency in which such Letter of Credit is denominated and in immediately available funds equal to its Pro Rata Share of the amount of such drawing, whereupon the participating Banks shall each be deemed to have made a Syndicated Loan (either Revolving Loan or Term Loan, as the case may be) consisting of a Base Rate Loan to the Company in that amount. If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of such drawing by no later than 2:00 p.m. (Charlotte time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent shall promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.3.

         (d) Provided that the Issuing Bank has paid a drawing under a Letter of Credit substantially in accordance with its terms, each Bank's obligation in accordance with this Agreement to make the Syndicated Loans or L/C Advances, as contemplated by this Section 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Companies or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that if the conditions to making any Loan pursuant to
Section 5.3 shall not then be satisfied, each Bank's payment of such amount shall be deemed to constitute its payment of the purchase price for its participation in the applicable drawing under the applicable Letter of Credit.

         3.4 Repayment of Participations. (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the Companies (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in such Letter of Credit pursuant to Section 3.3 or (ii) in payment of interest thereon,



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

the Agent will pay to such Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.

         (b) If the Agent or the Issuing Bank is required at any time to pay to the Companies, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Companies to the Agent for the account of the Issuing Bank pursuant to Section 3.4(a) in reimbursement of a payment made under any Letter of Credit or interest thereon, each Bank shall, on demand of the Agent, forthwith pay to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so paid by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are paid by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

         3.5 Role of the Issuing Bank. (a) Each Bank and the Companies agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the applicable Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

         (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Majority Banks; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

         (c) The Companies hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Companies' pursuing such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank (including the Banks), shall be liable or responsible for any of the matters described in clauses (i) through (vii) of
Section 3.6; provided, however, anything in such clauses to the contrary notwithstanding, that the Companies may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Companies, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Companies which the Companies prove were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit except as a result of a court order after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or purporting to



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

transfer a Letter of Credit or the rights or benefits thereunder or assigning the proceeds thereof, in whole or in part, in accordance with the terms of such Letter of Credit which may prove to be invalid or ineffective for any reason.

         3.6 Obligations Absolute. Provided that the Issuing Bank has paid a drawing under a Letter of Credit substantially in accordance with its terms, the obligations of the Companies under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into any Syndicated Loan or Syndicated Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C Related Document under all circumstances, including the following:

                 (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                 (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Companies in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents, which have been previously agreed to by the respective Company;

                 (iii) the existence of any claim, set-off, defense or other right that the Companies may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                 (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                 (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that reasonably complies with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be (and providing reasonable evidence of its status as) a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;





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

                 (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Companies in respect of any Letter of Credit; or

                 (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Companies or a guarantor.

         3.7     Cash Collateral Pledge.  Upon (i) the request of the Agent,
(A) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Termination Date (or such earlier date as the Revolving Commitments (as to Sublimit L/Cs) or Term Loan Commitments (as to FIP L/Cs) shall have terminated in accordance with the terms hereof), any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in Section 2.11 requiring the Companies to Cash Collateralize Letters of Credit, then the Companies shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations or in the amount required under Section 2.11. If any Letter of Credit expires without the application of such Cash Collateral in full, or if all L/C Borrowings with respect to any Letter of Credit have been paid in full by the Companies, then as long as there is no Event of Default in existence and so long as no such application shall be made within 25 days of the expiration of a Letter of Credit, the Agent shall return to the Companies any cash or deposit account balances that were used by the Companies to Cash Collateralize such Letters of Credit pursuant to this Section 3.7 and were not applied to L/C Borrowings.

         3.8 Letter of Credit Fees. (a) The Companies shall pay to the Agent for the account of each of the Banks a letter of credit fee with respect to (x) the Sublimit L/Cs equal to the Applicable Margin with respect to the Offshore Rate Loans less 1/16th of 1% per annum of the average daily maximum Dollar Equivalent Amount (computed based on currency exchange rates in effect as of the most recent Valuation Date) available to be drawn under the outstanding Sublimit L/Cs and (y) the FIP L/Cs equal to the Applicable Margin with respect to Offshore Rate Loans of the average daily Dollar Equivalent Amount (computed based on currency exchange rates in effect as of the most recent Valuation Date) available to be drawn under the outstanding FIP L/Cs, in each case computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Sublimit L/Cs and FIP L/Cs outstanding for that quarter as calculated by the Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the first Business Day following the calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Effective Date, through the Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Termination Date (or such later expiration date). For purposes of calculating the fees payable under this Section 3.8(a), any undrawn commercial Letters of Credit shall be considered outstanding and available to be drawn upon for 25 days after their expiry date.





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

         (b) The Companies shall pay to the Agent for the account of the Issuing Bank a letter of credit fee with respect to the Sublimit L/Cs equal to 1/16th of 1% per annum of the average daily maximum Dollar Equivalent Amount (computed based on currency exchange rates in effect as of the most recent Valuation Date) available to be drawn under the outstanding Sublimit L/Cs, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the first Business Day following the calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Effective Date, through the Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Termination Date (or such later expiration date). For purposes of calculating the fees payable under this
Section 3.8(b), any undrawn commercial Letters of Credit shall be considered outstanding and available to be drawn upon for 25 days after their expiry date.

         (c) The Companies shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

         3.9 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce ("UCP") most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.



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                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         4.1     Taxes.

         (a) Any and all payments by any Company to each Bank, each Designated Bidder or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes imposed in any jurisdiction from or through which a payment is made. In addition, the Companies shall pay all Other Taxes.

         (b) If any Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank, any Designated Bidder or the Agent, then:

                 (i) the sum payable by the Company in respect of which the relevant deduction or withholding is required shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank, such Designated Bidder or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                 (ii) such Company shall make such deductions and withholdings;

                 (iii) such Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                 (iv) such Company shall also pay to each Bank, each Designated Bidder or the Agent for the account of such Bank or Designated Bidder, at the time interest is paid or, with respect to a cost incurred after such interest is paid, on request of such Bank after such incurrence, further Taxes in the amount that the respective Bank or Designated Bidder determines in good faith as necessary to preserve the after-tax yield such Bank or Designated Bidder would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

         (c) Each Company agrees to indemnify and hold harmless each Bank, each Designated Bidder or the Agent for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Bank determines in good faith as necessary to preserve the after-tax yield such Bank or Designated Bidder would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted; provided, that no Company shall be required to indemnify a Bank or a Designated Bidder for any such liability which arose because of the failure of said Bank or Designated Bidder to make a payment for more than five days after such Bank or



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

Designated Bidder became aware of the requirement to make such payment. Payment under this indemnification shall be made within 30 days after the date the applicable Bank or Designated Bidder or the Agent makes written demand therefor. Each Bank agrees to give notice within 30 days of becoming aware of any right to indemnification under this Section 4.1(c).

         (d) Within 30 days after the date of any payment by any Company of Taxes, Other Taxes or Further Taxes, such Company shall furnish to each Bank, each Designated Bidder or the Agent the original or a certified copy of a receipt evidencing payment thereof.

         (e) If a Company is required to pay any amount to any Bank, any Designated Bidder or the Agent pursuant to Section 4.1(b) or Section 4.1(c), then such Bank, such Designated Bidder or the Agent shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Company which may thereafter accrue, if such change in the sole judgment of such Bank or Designated Bidder is not otherwise disadvantageous to such Bank or Designated Bidder. Additionally such Bank or Designated Bidder shall use reasonable efforts to assist the Companies (for themselves and on behalf of each Guarantor) in securing any tax credits or refunds which may be available. If any tax credit or refund is available to any Bank or Designated Bidder, it will make timely application therefor and when received, send any such refund to the Companies or, as directed by the Companies to a Guarantor. Any Bank or Designated Bidder requesting indemnification under subsection (b) or (c) or under any Guarantee shall, at the request of a Company or a Guarantor, provide a detailed calculation in writing of the applicable amounts.

         4.2     Illegality.

         (a) If any Bank reasonably determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make any Offshore Rate Loans (including Offshore Rate Loans in any Applicable Currency), then, on notice thereof by such Bank to each Company through the Agent, any obligation of that Bank to make such Offshore Rate Loans shall be suspended until such Bank notifies the Agent and each Company that the circumstances giving rise to such determination no longer exist.

         (b) If a Bank reasonably determines or any Governmental Authority asserts that it is unlawful to maintain any Offshore Rate Loan (including, without limitation, any Offshore Currency Loan in any particular Applicable Currency), the Companies shall, upon their receipt of notice of such determination and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loan of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if such Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such Offshore Rate Loan. If any Offshore Rate Loan made to a Company is required to be so repaid, then with respect to




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Loans in Dollars concurrently with such prepayment, such Company may borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

         4.3     Increased Costs and Reduction of Return.

         (a) If any Bank reasonably determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore
Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to Issue, Issuing or maintaining any Letter of Credit or of funding any drawing under any Letter of Credit, then the Companies shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs; provided, that no Company shall be obligated to reimburse any Bank for any cost incurred pursuant to this Section more than 30 days prior to notice to the Companies of the incurrence of such cost; except that if any change or compliance requirement described above shall have a retroactive application, the Companies shall be obligated to make such reimbursement with respect to such retroactive effect, if such Bank shall give the Companies notice thereof within 30 days of such Bank's having notice thereof. At the request of the Companies, any Bank claiming the right to payment under this subsection shall provide a detailed calculation of such payment to the requesting Company.

         (b) If any Bank shall have reasonably determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Bank (or its Lending Office) or any corporation controlling such Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's or such corporation's desired return on capital) shall have determined that the rate of return on its or such controlling corporation's capital as a consequence of its Commitment or the Loans made or Letters of Credit Issued or participated in by such Bank is reduced to a level below that which such Bank or such controlling corporation could have achieved but for the occurrence of such circumstances, then, upon demand of such Bank to the Companies, the Companies shall pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank or such controlling corporation for such reduction in rate of return; provided, that the Companies shall not be obligated to reimburse any Bank for any reduction on the rate of return on capital pursuant to this Section realized more than 30 days prior to notice to the Companies of such reduction; except that if any change or compliance requirement described above shall have a retroactive application, the Companies shall be obligated to make such




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

reimbursement with respect to such retroactive effect, if such Bank shall give the Companies notice thereof within 30 days of such Bank's having notice thereof. In calculating any amounts payable hereunder, each Bank shall use any reasonable method of allocation and attribution that it shall deem applicable.

         (c) Without limiting the foregoing but without duplication for any Associated Costs reimbursed pursuant to Section 4.3(a) or (b), as to any Offshore Currency Loans denominated in British pounds sterling, the Companies will pay the Associated Costs. Any Bank requesting reimbursement under this
Section 4.3(c) shall give the Companies written notice, including a detailed calculation, within 30 days of having notice of the incurrence of any Associated Costs.

         4.4 Funding Losses. The Companies shall reimburse each Bank and hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of:

         (a) the failure of any Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

         (b) the failure of any Company to borrow, continue or convert a Loan after such Company has given (or is deemed to have given) an Irrevocable Notice of Syndicated Activity;

         (c) the failure of either Company to make any prepayment in accordance with any notice delivered under Section 2.9 or 2.11;

         (d) the prepayment (including pursuant to Section 2.9 or 2.11) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

         (e) the automatic conversion under Section 2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained or loan charges relating to any Offshore Currency Loans. For purposes of calculating amounts payable by the Companies to the Banks under this Section and under Section 4.3(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurocurrency market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

         4.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate or the Spot Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or the Majority Banks determine that the Offshore Rate or the Spot Rate applicable pursuant to Section 2.13(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and



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fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Companies and each Bank. Thereafter, the obligation of the Banks to make or convert into or continue Offshore Rate Loans (including Offshore Rate Loans in any Applicable Currency) hereunder shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, each Company may revoke any Irrevocable Notice of Syndicated Activity then submitted by it. If such Company does not revoke such Notice with respect to a Syndicated Loan in Dollars, the Banks shall make, convert or continue the Syndicated Loans, as proposed by such Company, in the amount specified in the applicable notice submitted by such Company, but such Syndicated Loans shall be made, converted into or continued as Base Rate Loans instead of Offshore Rate Loans. In the case of any Offshore Currency Loans, the Syndicated Borrowing or continuation shall be in an aggregate amount equal to the Dollar Equivalent Amount of the originally requested Syndicated Borrowing or continuation in the applicable Offshore Currency, and to that end any outstanding Offshore Currency Loans which are the subject of any continuation shall be redenominated and converted into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans.

         4.6 Replacement Banks. The Companies may, in their sole discretion, on 10 Business Days' prior written notice to the Agent and a Bank (except in the case of the replacement of a Bank after notice from such Bank to the Companies pursuant to Section 4.3, in which case no prior notice from the Companies is required), cause such Bank to (and such Bank shall) assign, pursuant to Section 11.8, all of its rights and obligations under this Agreement (other than with respect to outstanding Bid Loans) to an Eligible Assignee designated by the Companies which is willing to become a Bank for a purchase price equal to the outstanding principal amount of the Syndicated Loans payable to such Bank plus any accrued but unpaid interest on such Loans, any accrued but unpaid fees with respect to such Bank's Commitment and any other amount payable to such Bank under this Agreement (other than with respect to outstanding Bid Loans); provided, that any expenses or other amounts which would be owing to such Bank pursuant to any indemnification provision hereof (including, if applicable, Section 4.4) shall be payable by the Companies as if the Companies had prepaid the Loans of such Bank rather than such Bank having assigned its interest hereunder. The Companies or the Assignee shall pay the applicable processing fee under Section 11.8.

         4.7 Mitigation. Each Bank agrees that, with reasonable promptness after the officer of such Bank responsible for administering the Loans of such Bank becomes aware that such Bank has become an affected Bank under Section 4.2, is entitled to receive payments under Section 4.3, or is or has become subject to U.S. or United Kingdom withholding taxes payable by any Company in respect of its Loans, it will, to the extent not inconsistent with any internal policy of such Bank or any applicable legal or regulatory restriction, (i) use all reasonable efforts to make, fund or maintain the Commitment of such Bank or the Loans of such Bank through another lending office of such Bank, or (ii) take such other reasonable measures, if, as a result thereof, the circumstances which would cause such Bank to be an affected Bank under Section 4.2 would cease to exist, or the additional amounts which would otherwise be required to be paid to such Bank pursuant to Section 4.3 would be reduced, or such withholding taxes would be reduced, and



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

if the making, funding or maintaining of such Commitment or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Commitment or Loans or the interests of such Bank; provided that such Bank will not be obligated to utilize such other lending office pursuant to this Section 4.7 unless the Companies agree to pay all incremental expenses incurred by such Bank as a result of utilizing such other lending office as described in clause (i) above. A certificate as to the amount of any such expenses (setting forth in reasonable detail the basis for requesting such amount and the calculation thereof) submitted by such Bank to the Companies (with a copy to the Agent) shall be prima facie evidence of such expenses.

         4.8 Survival. The agreements and obligations of the Companies in this Article IV shall survive the payment of all other Obligations.





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                                   ARTICLE V

                              CONDITIONS PRECEDENT

         5.1 Conditions to Execution of Agreement. As a condition precedent to the execution and delivery by the Agent and the Banks of this Agreement and the other Loan Documents to which they are a party, the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and the Banks, the following:

                            (i) executed originals of each of this Agreement and the Notes, together with all schedules and exhibits thereto;

                            (ii) the favorable written opinion or opinions with respect to the Loan Documents and the respective transactions contemplated thereby of special counsel to the Companies dated the Closing Date, addressed to the Agent and the Banks and reasonably satisfactory to the Agent and the Banks;

                            (iii) resolutions of the boards of directors or
                 other appropriate governing body (or of the appropriate committee thereof) of each Company (including such item or items relating to Dankalux Sarl as sole commandite of Dankalux) certified by its secretary or assistant secretary or other appropriate representative of such Company as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery and performance thereof;

                            (iv) specimen signatures of officers or other appropriate representatives of each Company executing the Loan Documents on behalf of such Company (including such item or items relating to Dankalux Sarl as sole commandite of Dankalux), which signature, and the office and incumbency of such person, shall be certified by the appropriate representative of such Company;

                            (v) the charter documents and bylaws or deed of incorporation and articles of association or other organizational document of each Company (including such item or items relating to Dankalux Sarl as sole commandite of Dankalux) certified by the appropriate representative of such Company;

                            (vi)  Pro Forma Historical Statements;

                            (vii) Pro Forma Projections;

                            (viii) evidence satisfactory to the Agent that all fees payable by the Companies on the Closing Date to the Agent, NCMI, NationsBank and the Banks, including the International Swing Line Banks, have been paid in full;





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                            (ix)  evidence of consent by the necessary banks
                 under the Existing Credit Agreement to the entering into and performance by the Companies under this Agreement; and

                            (x)   such other documents, instruments,
                 certificates and opinions as the Agent or the Banks may reasonably request on or prior to the Closing Date in connection with the acquisition of the Acquired Business.

         5.2 Conditions of Initial Credit Extensions. The obligation of each Bank to make its initial Syndicated Loan hereunder and to receive through the Bid Agent the initial Competitive Bid Request, the obligation of any Issuing Bank to Issue the initial Letter of Credit or to deem the Existing Letter of Credit a Letter of Credit issued hereunder, and the obligation of NationsBank to make the initial Swing Line Loan hereunder, is subject to the conditions that the conditions in Section 5.1 shall have been satisfied on or before December 31, 1996 and that:

         (a) The Agent shall have received, on or before the initial Borrowing Date or Issuance Date, respectively, all of the following, in form and substance satisfactory to the Agent and (except as otherwise specified) each Bank, and in sufficient copies for each Bank:

                 (i) Credit Agreement. This Agreement executed by each party thereto;

                 (ii)       Resolutions; Incumbency.

                            (1) resolutions of the board of directors or other appropriate governing body (or of the appropriate committee thereof) of each Subsidiary executing any Support Document, certified by its secretary or assistant secretary or other appropriate representative of such Subsidiary as of the Effective Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery and performance thereof;

                            (2) specimen signatures of officers or other appropriate representatives of each Subsidiary executing any Support Document on behalf of such Subsidiary, which signatures, and the office and incumbency of such person, shall be certified by the appropriate representative of each such Subsidiary;

                            (3) the charter documents and bylaws or deed of incorporation and articles of association or other organizational documents of each Subsidiary executing any Support Document, certified by the appropriate representative of such Subsidiary;

                 (iii) Pledge Agreements. The Pledge Agreements, together with the certificates or other evidence of ownership of the Subsidiaries pledged thereunder and such additional documents, including documents evidencing the perfection and priority of the




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         Liens conferred under the Pledge Agreements, as the Agent and the
         Banks reasonably deem necessary with respect thereto;

                 (iv)       Legal Opinions:

                                  (1)      An opinion of Cleary, Gottlieb,
                            Steen & Hamilton, Netherlands, Belgian, French and German counsel for the Companies and Guarantors, addressed to the Agent, the Issuing Bank, the Banks and the International Swing Line Banks and in form and content reasonably acceptable to the Agent and the Banks;

                                  (2)      An opinion of Shumaker, Loop and
                            Kendrick, counsel to Danka Holding and the U.S. Guarantors, addressed to the Agent, the Issuing Bank, the Banks and the International Swing Line Banks and in form and content reasonably acceptable to the Agent and the Banks;

                                  (3)      An opinion of Clifford Chance,
                            counsel to Danka PLC, and special counsel to various Subsidiaries of Danka PLC located in the United Kingdom, Germany, France, Italy, Belgium, Spain and the Netherlands, addressed to the Agent, the Issuing Bank, the Banks and the International Swing Line Banks as to certain matters relating to the Acquired Business and the transactions contemplated hereby and in form and content reasonably acceptable to the Agent and the Banks;

                                  (4)      An opinion of Grimaldi & Clifford
                            Chance, counsel to the Italian Guarantors, addressed to the Agent, the Issuing Bank, the Banks and the International Swing Line Banks and in form and content reasonably acceptable to the Agent and the Banks;

                                  (5)      An opinion of Bonn & Schmitt,
                            Luxembourg counsel for Dankalux Holding Sarl and Dankalux Sarl, addressed to the agent, the Issuing Bank, the Banks and the International Swing Line Banks and in form and content reasonably acceptable to the Agent and the Banks;

                                  (6)      An opinion of Lang Mitchener,
                            counsel to the Canadian Federal Guarantor, addressed to the Agent, the Issuing Bank, the Banks and the International Swing Line Banks and in form and content reasonably acceptable to the Agent and the Banks;

                                  (7)      An opinion of Ballem McDill McInnes
                            Eden, counsel to the Alberta Guarantors, addressed to the Agent, the Issuing Bank, the Banks and the International Swing Line Banks and in form and content reasonably acceptable to the Agent and the Banks;





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

                                  (8)      An opinion of Minter Ellison,
                            counsel to the Australian Guarantors, addressed to the Agent, the Issuing Bank, the Banks and the International Swing Line Banks and in form and content reasonably acceptable to the Agent and the Banks;

                                  (9)      An opinion of each of Rudd Watts &
                            Stone, counsel to the New Zealand Guarantors, and Russell McVeagh, counsel to the Agent and the Banks, each addressed to the Agent, the Issuing Bank, the Banks and the International Swing Line Banks and in form and content reasonably acceptable to the Agent and the Banks;

                                  (10)     An opinion of Pinheiro
                            Neto-Adrogados, counsel to the Brazilian
                            Guarantors, addressed to the Agent, the Issuing Bank, the Banks and the International Swing Line Banks and in form and content reasonably acceptable to the Agent and the Banks;

                                  (11)     An opinion of Franck, Galicia,
                            Duclaudy Robles, S.C., counsel to the Mexican Guarantors, addressed to the Agent, the Issuing Bank, the Banks and the International Swing Line Banks and in form and content reasonably acceptable to the Agent and the Banks;

                                  (12)     An opinion of Gernandt & Danielson,
                            counsel to the Swedish Guarantors, addressed to the Agent, the Issuing Bank, the Banks and the International Swing Line Banks and in form and content reasonably acceptable to the Agent and the Banks;

                                  (13)     An opinion of Plesner & Lunoe,
                            counsel to the Danish Guarantors, addressed to the Agent, the Issuing Bank, the Banks and the International Swing Line Banks and in form and content reasonably acceptable to the Agent and the Banks; and

                                  (14)     An opinion of Blum Manfrini
                            Gaillard, counsel to the Swiss Guarantors, addressed to the Agent, the Issuing Bank, the Banks and the International Swing Line Banks and in form and content reasonably acceptable to the Agent and the Banks;

                 (v) Payment of Fees. Evidence of payment by the Companies of all accrued unpaid and reasonable and necessary fees, costs and expenses to the extent then due and payable on the Effective Date, together with Attorney Costs of the Agent to the extent invoiced 30 days prior to the Effective Date (provided that such payment shall not thereafter preclude the billing of additional amounts incurred thereafter) including any such costs, fees and expenses arising under or referenced in Sections 2.14 and 11.4;





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                 (vi)       Support Documents.  Each of the Guaranties and the
         other Support Documents, in each case executed by the appropriate Company or Subsidiary;

                 (vii) Certificate. A certificate signed by a Responsible Officer of each Company, dated as of the Effective Date, stating that:

                            (1) the representations and warranties contained in Article VI and in the other Loan Documents are true and correct on and as of such date, as though made on and as of such date;

                            (2) no Default or Event of Default exists or would result from the initial Borrowing or Issuance; and

                            (3) there has occurred since March 31, 1996 no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

                 (viii) Existing Credit Agreement. Evidence that prior to or contemporaneously with the initial Borrowing or Issuance hereunder all obligations of Danka PLC and Danka Holding under or in connection with the Existing Credit Agreement shall have been paid in full and satisfied and the Existing Credit Agreement shall have been terminated except as to any provisions thereof which survive such termination;

                 (ix) Acquisition. Evidence satisfactory to the Agent of the acquisition by Danka PLC and its Subsidiaries of the Acquired Business in accordance with terms of the Kodak Acquisition Documents;

                 (x) Opening Balance Sheet. An opening balance sheet in form and detail reasonably acceptable to the Agent showing, inter alia, the amount of Investments in each Subsidiary as of the Effective Date;

                 (xi) Ownership Structure. A certificate of a Responsible Officer of Danka PLC, dated as of the Effective Date, setting forth the proper name, jurisdiction of formation, type of entity, type (s) of authorized and issued equity interests, identity of ownership of equity interests, and (as to equity interests required to be subject to a Pledge Agreement only) identifying information as to share certificates or other evidences of ownership of equity interests with respect to all Subsidiaries pledged thereunder;

                 (xii) International Swing Line Agreements. Certified copies of the duly executed International Swing Line Agreements, together with such other documents related thereto as shall be delivered to either of the International Swing Line Banks in connection therewith; and

                 (xiii) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request;





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         (b)     There shall not have occurred or become known to the Agent or any of the Banks any event, condition, litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding or other situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning Danka PLC and its Subsidiaries, or of the Acquired Business, delivered to the Agent prior to the Effective Date that (x) has had or could reasonably be expected to result in a Material Adverse Effect or materially adversely affect the business, properties, operations or condition, financial or otherwise, of the Acquired Business, taken as a whole or (y) does or could reasonably be expected to restrain or enjoin or otherwise materially and adversely affect the ability of any Person to fulfill their respective obligations under the Kodak Acquisition Documents; and

         (c) Each Company, its Subsidiaries, and Kodak and its Subsidiaries shall have received all approvals, consents and waivers (including the expiration of early termination of any waiting period without notice of intent to challenge or request for further information by any Governmental Authority), and shall have made or given all necessary filings and notices, as shall be required to consummate the transactions contemplated hereby and by the Kodak Acquisition Documents except for such approvals, consents, waivers, filings and notices as to which the failure to receive, make or give will not have a Material Adverse Effect or materially adversely affect the business, properties, operations or condition, financial or otherwise, of the Acquired Business, taken as a whole.

         5.3 Conditions to All Credit Extensions. The obligation of each Bank and each Designated Bidder to make any Loan to be made by it (including its initial Loan) other than, so long as no Event of Default shall have occurred and be continuing, the continuation or conversion of any Loan previously made (which shall remain subject to the limitations contained in Article II), and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit), other than, so long as no Event of Default shall have occurred and be continuing, the renewals of existing Letters of Credit, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

                 (a) Irrevocable Notice of Syndicated Activity. L/C Application. For each Syndicated Loan, the Agent shall have received (with, in the case of the initial Syndicated Loan only, a copy for each Bank) an Irrevocable Notice of Syndicated Activity and, in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application;

                 (b)        Continuation of Representations and Warranties.
         The representations and warranties in Article VI and in the other Loan Documents shall be true and correct on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date (except (i) to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date,
         (ii) that references to financial statements described in Sections 6.10(a) and (b) shall be to the financial statements most recently furnished pursuant to Section 7.1(a), and (iii) that the reference to March 31, 1996 in Section 6.10(c) shall refer



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         to the date of the financial statements most recently furnished pursuant to Section 7.1(a) or (b)); and

                 (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or Issuance.

Each Irrevocable Notice of Syndicated Activity and L/C Application or L/C Amendment Application submitted by any Company hereunder shall constitute a representation and warranty by each Company hereunder, as of the date of each such notice and as of each Borrowing Date, or Issuance Date, as applicable, that the conditions in this Section 5.3 are satisfied, unless such submission shall be accompanied by a certification to the Agent of a Responsible Officer of a Company (i) specifying which of the conditions of this Section 5.3 are not satisfied and describing in reasonable detail the circumstances relating thereto, and (ii) certifying that (x) such submission is permitted to be made hereunder as a continuation or conversion of a Loan previously made or as a renewal of an existing Letter of Credit and (y) no Event of Default exists as of the date of such submission.

         5.4 Supplements to Schedules. The Companies may, from time to time but in no event less than five (5) Business Days prior to delivery of any Irrevocable Notice of Syndicated Activity hereunder, amend or supplement Schedules 6.5, 6.10, 6.12 and 6.16 to this Agreement by delivering (effective upon receipt) to the Agent and each Bank a copy of such revised Schedule or Schedules which shall (i) be dated the date of delivery, (ii) be certified by a Responsible Officer as true, complete and correct as of such date and as delivered in replacement for the corresponding Schedule or Schedules previously in effect, and (iii) show in reasonable detail (by blacklining or other appropriate graphic means) the changes from each such corresponding predecessor Schedule. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, in the event that the Majority Banks determine based upon such revised Schedules (whether individually or in the aggregate or cumulatively) that there has been a material adverse change since the Closing Date, or such later date as the Companies shall have most recently furnished supplements to Schedules under this Section 5.4 or financial statements under
Section 7.1(a) or (b), in the business, operations or affairs, financial or otherwise, of Danka PLC and its Subsidiaries, taken as a whole, the Banks shall have no further obligation to fund Credit Extensions or International Swing Line Advances or International Swing Line Participations hereunder, other than, so long as no Event of Default shall have occurred and be continuing, the continuation or conversion of any Loan previously made (which shall remain subject to the limitations contained in Article II) or renewals or extensions of existing Letters of Credit.

         5.5 Conditions of Initial Swing Line Extensions of Credit. The obligation of each International Swing Line Bank to make, and of each Bank to participate in, the International Swing Line Loans is subject to the conditions that the conditions in this Section 5.5 shall have been satisfied on or before December 31, 1996 and that the Agent and each International Swing Line Bank shall have received, on or before the initial extension of credit, all of the following, in form and substance satisfactory to the Agent, each International Swing Line Bank and each Bank:





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

                 (i) International Swing Line Agreements. Certified copies of the duly executed International Swing Line Agreements, together with such other documents related thereto as shall be delivered to either of the International Swing Line Banks in connection therewith; and

                 (ii) Other Documents. Such other approvals, opinions, documents or materials as the Agent, any International Swing Line Bank or any Bank may reasonably request.





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                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         Each Company represents and warrants to the Agent and each Bank that:

         6.1     Existence and Power.  Such Company and each of its
Subsidiaries:

                 (a) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                 (b) has the power and authority and governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

                 (c) is duly qualified and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, except to the extent failure to so qualify would not have a Material Adverse Effect; and

                 (d) is in compliance with all Requirements of Law, except to the extent the failure to so comply would not have a Material Adverse Effect.

         6.2 Authorization; No Contravention. The execution, delivery and performance by such Company and its Subsidiaries of this Agreement and each other Loan Document to which such Person is party have been duly authorized by all necessary action and do not and will not:

                 (a) contravene the terms of any of that Person's Organization Documents;

                 (b) conflict with or result in a material breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

                 (c)        violate any Requirement of Law.

         6.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Company or any of its Subsidiaries of the Agreement or any other Loan Document.

         6.4 Binding Effect. This Agreement and each other Loan Document to which such Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations



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of such Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability), except for such Subsidiaries (other than any Company) such that, after the exclusion of such Subsidiaries from the provisions of this Section 6.4, this Section 6.4 would remain true and correct for the Companies and such Subsidiaries to which is attributable not less than 85% of each of the consolidated revenues and the consolidated assets of Danka PLC and its Subsidiaries determined at the end of the most recently ended fiscal year both before and after giving effect to such exclusion.

         6.5 Litigation: Labor Controversies. There are no actions, suits, labor controversies, proceedings, claims or disputes pending, or to the best knowledge of such Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against such Company, or its Subsidiaries or any of their respective properties which:

                 (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

                 (b) if determined adversely to such Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 6.5.

No injunction, writ, temporary restraining order or order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         6.6 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by such Company. As of the Closing Date, neither such Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Section 9.1(e).

         6.7 Use of Proceeds; Margin Regulations. The Credit Extensions are to be used solely for the repayment of the Existing Notes in full, the acquisition of the Acquired Business in accordance with the terms of the Kodak Acquisition Documents and for general corporate purposes, including Acquisitions, and in the case of Term Loan Outstandings, to support the issuance of FIPs and satisfaction of FIP Holder Payments. Neither such Company nor any of its Subsidiaries is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. Less than 25% of the Property of the Companies and their Subsidiaries consists of Margin Stock. The proceeds of International Swing Line Loans shall be used for general corporate purposes.





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         6.8     Title to Properties.  Such Company and each of its
Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of such Company and its Subsidiaries is subject to no Liens, other than Liens permitted under Section 8.2.

         6.9 Taxes. Such Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against such Company or any of its Subsidiaries that would, if made, have a Material Adverse Effect.

         6.10    Financial Condition.

                 (a) The audited consolidated financial statements of Danka PLC and its Subsidiaries dated March 31, 1995 and March 31, 1996 and the unaudited consolidated financial statements of Danka PLC and its Subsidiaries dated June 30, 1996, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal periods ended on such dates:

                            (i)   were prepared in accordance with GAAP
                 consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject in the case of the June 30, 1996 statements to ordinary, good faith year end audit adjustments;

                            (ii) present fairly the financial condition of Danka PLC and its Subsidiaries as of the dates thereof and results of operations for the periods covered thereby, subject in the case of the June 30, 1996 statements to ordinary, good faith year end audit adjustments; and

                            (iii) except as specifically disclosed in Schedule
                 6.10, show all material indebtedness and other liabilities, direct or contingent, of Danka PLC and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations, which are required to be disclosed in accordance with GAAP.

                 (b) The audited consolidated financial statements of Danka Holding and its Subsidiaries dated March 31, 1995 and March 31, 1996, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal periods ended on such dates:

                            (i)   were prepared in accordance with GAAP
                 consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                            (ii) present fairly the financial condition of Danka Holding and its Subsidiaries as of the dates thereof and results of operations for the periods covered thereby; and

                            (iii) except as specifically disclosed in Schedule
                 6.10, show all material indebtedness and other liabilities, direct or contingent, of Danka Holding and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations, which are required to be disclosed in accordance with GAAP.

                 (c) Since March 31, 1996, there has been no Material Adverse Effect.

                 (d) The Pro Forma Historical Statements provided to the Agent and the Banks fairly present the historical pro forma financial condition and results of operations of Danka PLC and its Subsidiaries for the respective periods covered thereby, after giving effect to the acquisition of the Acquired Business.

                 (e) The Pro Forma Projections provided to the Agent and the Banks were prepared by Danka PLC in good faith and are based upon assumptions which Danka PLC believed to have been reasonable in all material respects as of the time of preparation thereof and as of the Closing Date.

         6.11    Support Documents.

                 (a) The provisions of each of the Support Documents (and the actions contemplated to be taken thereunder) are effective to create in favor of the Agent for the benefit of the Banks, a legal, valid and enforceable (i) guaranty of the obligations described therein except as limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and equitable principles of general application and (ii) duly perfected pledge of all ownership interest (other than directors' qualifying shares) in the Subsidiaries described in Schedule IV, except for the Support Documents (or the absence thereof) of such Subsidiaries (other than any Company) such that, after the exclusion of such Subsidiaries from the provisions of this Section 6.11(a), this Section 6.11(a) would remain true and correct for the Subsidiaries to which, together with the Companies, is attributable not less than 85% of each of the consolidated revenues and the consolidated assets of Danka PLC and its Subsidiaries determined as of the end of the most recently ended fiscal year both before and after giving effect to such exclusion.

                 (b) All representations and warranties of such Company's Subsidiaries contained in the Support Documents are true and correct in all material respects.

         6.12 Copyrights, Patents, Trademarks and Licenses, etc. Such Company and its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without material conflict with the rights of any other Person. To the best knowledge of such Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed by such Company or any of its Subsidiaries infringes in any material respect upon any rights held by any other Person. Except as specifically disclosed in Schedule 6.12, no claim or litigation regarding any of the foregoing is pending or known to be threatened, and no patent, invention, device, application, principle, statute, law, rule, regulation, standard or code is pending or, to the knowledge of such Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         6.13 Subsidiaries. As of the Closing Date, such Company has no Subsidiaries other than those specifically disclosed (and identified as being Subsidiaries of such Company) in part (a) of Schedule 6.13 and has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 6.13.

         6.14 Insurance. The Properties of such Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of any Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Company or such Subsidiary operates; provided, however, Danka PLC and its Subsidiaries may maintain self insurance as to risks of the types and in the amounts (and with such reserves) as are customarily maintained by Persons conducting similar businesses in the same localities.

         6.15    ERISA Compliance.

                 (a) All pension plans governed by laws other than the laws of the United States have been funded in amounts at least equal to the present value of the probable liabilities of the Companies and their Subsidiaries thereunder.

                 (b) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Companies, nothing has
         occurred which would cause the loss of such qualification.   Danka
         Holding and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                 (c) There are no pending or, to the best knowledge of the Companies, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a



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         Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                 (d)        (i)   No ERISA Event has occurred or is reasonably
         expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Danka Holding nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) (iv) neither such Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither such Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         6.16 Environmental Matters. The Companies have reasonably concluded that, except as specifically disclosed in Schedule 6.16, Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.17 Regulated Entities. None of such Company, any Person controlling such Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. Such Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal, state or foreign statute or regulation limiting its ability to incur Indebtedness.

         6.18 No Burdensome Restrictions. Neither such Company nor any of its Subsidiaries is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

         6.19 Full Disclosure. Neither this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of any Company or any Subsidiary in accordance with Section 5.1 (other than Section 5.1(vi) and (vii)) or Section 5.2 contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation or statement contained therein not misleading in any material respect.

         6.20 Immunity. The Companies and the Guarantors are generally subject to suit and none of them nor any of their properties or revenues enjoys any right of immunity from judicial proceedings.





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         6.21    Certain Agreements Paid in Full.  From and after the Effective
Date, all liabilities under the Existing Credit Agreement will have been paid in full and such agreement will have been terminated except as to any provision thereof which survives such termination.

         6.22 Existing Indebtedness. The Obligations are senior in right of payment to all Subordinated Indebtedness and are not by their terms subordinated in right of payment to any other Indebtedness of any Company.





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                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

         7.1 Financial Information, Reports, Notices, etc. The Companies will furnish, or will cause to be furnished, to the Agent copies, with sufficient copies for the Banks, of the following financial statements, reports, notices and information:

                 (a) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Danka PLC, (x) the consolidated balance sheets of Danka PLC and its Subsidiaries, and (y) commencing with the fiscal quarter ending March 31, 1998, the consolidated balance sheets of each other Company and its Subsidiaries, as of the end of such fiscal quarter and
         (x) consolidated statements of earnings and cash flow of Danka PLC and its Subsidiaries and (y) commencing with the fiscal quarter ending March 31, 1998, consolidated statements of earnings of each other Company and its Subsidiaries, for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, such balance sheets and statements of earnings and cash flow, where required, in the case of Danka PLC and its Subsidiaries, to be prepared in accordance with GAAP in a manner consistent with past practices of Danka PLC, certified by the chief financial officer, treasurer or the secretary-controller of Danka PLC;

                 (b) as soon as available and in any event within 120 days after the end of each fiscal year of Danka PLC, (x) a copy of the annual audit report for such fiscal year for Danka PLC and its Subsidiaries, including therein the consolidated balance sheet of Danka PLC and its Subsidiaries as of the end of such fiscal year and consolidated statements of earnings and cash flow of Danka PLC and its Subsidiaries for such fiscal year, (y) commencing with the fiscal year ending March 31, 1998, the consolidated balance sheet as at such fiscal year end and the related consolidated statements of earnings for such fiscal year, of Dankalux and its Subsidiaries, and (z) commencing with the fiscal year ending March 31, 1998, the consolidated balance sheet as at such fiscal year end and the related consolidated statements of earnings for such fiscal year, of each other Company and its Subsidiaries, in each case, with respect to the consolidated statements of Danka PLC and its Subsidiaries only, certified without any Impermissible Qualification by KPMG Audit PLC or other internationally recognized independent public accountants, together with a certificate from such accountants to the effect that
         (i) the consolidated financial statements have been prepared in accordance with GAAP consistently applied and present fairly the financial condition and results of operations of Danka PLC and its Subsidiaries and (ii) in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has



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         occurred and is continuing, or, if they have become aware of such
         Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it;

                 (c) together with the financial statements furnished under preceding clauses (a) and (b), a certificate substantially in the form of Exhibit B, as the same may be amended, modified or supplemented from time to time (the "Compliance Certificate"), signed by the treasurer, the chief financial officer, the secretary-controller or the chief executive officer of Danka PLC dated the date of such annual or such quarterly financial statement, as the case may be, to the effect that no Default or Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing a computation of each of the financial ratios and restrictions contained in Article VIII;

                 (d) promptly and in any event within 30 days after receiving such reports, copies of all management reports submitted to a Company by its independent public accountants in connection with each audit made by such accountants of the books of a Company or any Subsidiary;

                 (e) as soon as possible and in any event within five Business Days of any material change in its customary accounting practices, notice thereof and copies of all documentation relating thereto;

                 (f) as soon as possible and in any event within ten Business Days after such Company has become aware of the occurrence of each Default or Event of Default, a statement of a Responsible Officer of such Company setting forth details of such Default or Event of Default and the action which such Company has taken and proposes to take with respect thereto;

                 (g) as soon as possible and in any event within 10 Business Days after (x) such Company has become aware of the occurrence of any known material adverse development with respect to any litigation, action, proceeding or labor controversy described in
         Section 6.5 or (y) the commencement of any known labor controversy, litigation, action or proceeding of the type described in Section 6.5, notice thereof and copies of all documentation relating thereto;

                 (h) as soon as possible and in any event within 30 days after the sending or filing thereof, copies of all reports which Danka PLC sends to any of its security holders, and all reports and registration statements which any Company or any of its Subsidiaries files with the Securities and Exchange Commission or any national (including any foreign) securities exchange;

                 (i) immediately upon becoming aware of the occurrence of any of the following events affecting Danka Holding or any ERISA Affiliate (but in no event more



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         than 10 Business Days after such event), notice with respect to the occurrence of any of the following:

                            (i)   an ERISA Event;

                            (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                            (iii) the adoption of, or the commencement of
                 contributions to, any Plan subject to Section 412 of the Code by such Company or any ERISA Affiliate; or

                            (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

                 (j) immediately upon becoming aware of any other event or circumstance (but in no event more than 10 Business Days after such event or circumstance) which has had or is reasonably likely to have a Material Adverse Effect (without, for purposes of this notice provision, giving effect to the proviso contained in the definition of "Material Adverse Effect"), notice thereof and copies of all documentation relating thereto;

                 (k) within 10 Business Days after the confirmed loss of any contracts with a vendor the sales under which contracts aggregate at least 15% of the revenues of Danka PLC and its Subsidiaries for the most recent four fiscal quarter period, notice thereof;

                 (l) promptly after the issuance of any guaranty in excess of $10,000,000 for the benefit of any Person, notice thereof and copies of all documentation relating thereto;

                 (m) within 125 days after the end of each fiscal year, a list of all Subsidiaries and the country in which each was organized and the country in which each is doing business together with sufficient information to determine whether (i) such Subsidiaries are Excluded Country Subsidiaries or Inactive Subsidiaries and (ii) any country has become an Included Country; and

                 (n) such other information respecting the financial condition or operations of each Company or any of its Subsidiaries as any Bank through the Agent may from time to time reasonably request.

         7.2 Compliance with Laws, etc. Each Company will, and will cause each of its Subsidiaries to, comply in all material respects with applicable laws, rules, regulations and orders, such compliance to include (without limitation):

                 (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation where such qualification is appropriate and, as to



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         qualification only, where the failure to be so qualified would have or be reasonably likely to have a Material Adverse Effect on such Person (for purposes of this Section 7.2(a), "Material Adverse Effect" shall be applied (x) without reference to the proviso contained in the definition thereof and (y) all references to any Company or any Subsidiary shall be deemed to refer solely to such Person); and

                 (b) the payment, before the same become delinquent, of all material taxes, assessments and governmental charges imposed upon it or upon its property the failure to pay or satisfy which could reasonably be expected to have a Material Adverse Effect, except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         7.3 Maintenance of Properties. Each Company will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and required repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless such Company determines in good faith that the continued maintenance of any of its properties is no longer economically desirable, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         7.4 Insurance. Each Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its material properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Agent or any Bank, furnish to each Bank at reasonable intervals a certificate of a Responsible Officer of such Company setting forth the nature and extent of all insurance maintained by such Company and its Subsidiaries in accordance with this Section.

         7.5 Books and Records. Each Company will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect in all material respects all of its business affairs and transactions and (i) so long as no Default or Event of Default has occurred and is continuing, upon 10 Business Days' notice and (ii) at any time after the occurrence and during the continuance of a Default or Event of Default, permit the Agent and each Bank or any of their respective representatives to visit all of its offices during normal business hours, to discuss its and its Subsidiaries' financial matters with its principal executive officers and independent public accountants (and each Company hereby authorizes such independent public accountants to discuss such Company's and its Subsidiaries' financial matters with each Bank or its representatives whether or not any representative of such Company is present) and to examine (and photocopy extracts from) any of its books or other corporate records. Each Company shall pay any photocopy charges (or such Company shall provide photocopies) and any fees of such independent public accountants incurred in connection with the Agent's or any Bank's exercise of its rights pursuant to this Section at any time after the occurrence and during the continuance of a Default or Event of Default.





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         7.6     Maintenance of Existence, etc.  Subject to the provisions of
Section 8.7, each Company will, and will cause each of its Subsidiaries to, conduct its business as it is conducted as of the Closing Date subject to changes in the ordinary course and do such things as are reasonably necessary to maintain, preserve, renew and keep in full force and effect its rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its respective business in the ordinary course as conducted from time to time.

         7.7 Intercompany Loans. Each Company will cause each intercompany loan or advance (other than accounts receivable or accounts payable created in the ordinary course of business) by such Company to any Guarantor or by any of such Company's Subsidiaries to any Guarantor or to such Company to be accurately recorded on and evidenced at all times by the books and records of each of the obligor and obligee of such intercompany loan or advance.

         7.8 Additional Support Documents. Each Company will cause (i) every Included Country Operating Company and every Included Country Holding Company (excluding Dankalux Sarl, Danka Luxembourg Sarl and Restricted Subsidiaries) whether on the Effective Date or thereafter, to execute and deliver, (x) as promptly as practicable but in any event within 90 days after
(A) the creation or Acquisition of any such Subsidiary operating in a country that is an Included Country at the time of its creation or Acquisition, or (B) such Subsidiary ceasing to be an Inactive Subsidiary, or (y) within 90 days after any country becomes an Included Country, a Guaranty, and (ii) each Person owning any equity interest (other than directors' qualifying shares) in each such Included Country Operating Company and each such Included Country Holding Company not owned by Dankalux Sarl or Restricted Subsidiaries to execute and deliver within the time period specified in clause (i) above a Pledge Agreement (or supplement to an existing Pledge Agreement of such Person) pledging such equity interest, together with such resolutions, stock certificates, opinions of counsel, incumbency certificates and other documentation as the Agent may reasonably require. Notwithstanding the foregoing provisions of this Section
7.8 and the definitions of "Included Country" and "Excluded Country" contained herein,

                            (i) it is the intent of the parties hereto that not less than 85% of each of the consolidated revenues and the consolidated assets of Danka PLC and its Subsidiaries for every fiscal year during the term of this Agreement shall be attributable to the operations and assets of the Companies and the Guarantors and, in furtherance thereof, if at any time the addition of Guarantors shall be required to meet such thresholds, then the Companies shall promptly notify the Agent of such event which shall identify such additional country or countries which are to be treated as Included Countries, and shall promptly cause to be executed and delivered such additional Guaranties of all resulting Included Country Operating Companies and Included Country Holding Companies pertaining to such additional country or countries, appropriate Pledge Agreements (or supplements to existing Pledge Agreements), and related documents described in the first sentence of this Section 7.8; and





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                            (ii) in the event that, with respect to countries
                 that become Included Countries after the date hereof (other than by election of the Companies pursuant to the immediately preceding clause (i)), the laws of, or action by a competent Governmental Authority in, the applicable Included Country (a "Governmental Impairment") shall prohibit or would render unenforceable the Guaranties or Pledge Agreements otherwise required to be furnished pursuant to the first sentence of this Section 7.8, then the Companies shall not be deemed to be in default in the performance of the provisions of this
                 Section 7.8 if (A) the Companies shall (x) give prompt (but in no event later than 30 days after the creation or acquisition of such Subsidiary or such country becoming an Included Country) notice of the existence of any Governmental Impairment to the Agent, and (y) use, and cause the affected Subsidiaries to use, their best efforts to eliminate or cure the circumstances giving rise to such Governmental Impairment, and (B) excluding the Subsidiaries which remain subject to Governmental Impairments, not less than 85% of each of the consolidated revenues and the consolidated assets of Danka PLC and its Subsidiaries determined as at the end of the most recently ended fiscal year both before and after giving effect to such exclusion shall be attributable to the operations and assets of the Companies and the Guarantors. The Companies shall not make any Investments in any Guarantor (or in any Person which upon giving effect to such Investment would result in such Subsidiary being required to become a Guarantor), if the Guaranty of such Guarantor is limited as to amount unless the Majority Banks shall deem such Guaranty (or a Substitute Guaranty provided by such Guarantor together with such resolutions, opinions of counsel, incumbency certificates and other documentation as the Agent may require) in a sufficient amount (it being agreed that the Guaranties delivered and accepted as of the Effective Date are in a sufficient amount). At any time if the Majority Banks request a replacement Guaranty from a Guarantor, which has previously delivered a Guaranty in a limited amount, in a greater amount and the net worth of such Guarantor shall have increased materially since the delivery of its Guaranty, the Companies shall cause to be delivered to the Agent such a Guaranty in such greater amount as the Majority Banks may request, if permitted by applicable law, together with such resolutions, opinions of counsel, incumbency certificates and other documentation as the Agent may reasonably request.

         7.9 Compliance with ERISA. Each Company will, and will cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code, if the failure to do any or all of the foregoing could reasonably be expected to have a Material Adverse Effect.





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         7.10    Release of Pledge.

                 (a) In connection with any merger or consolidation transaction permitted under Section 8.7 and in which transaction any Person whose equity interests have been pledged to the Agent pursuant to any Support Document shall not be the survivor thereof, upon the written request to the Agent by, and at the expense of, the Companies, the Agent shall take such action as shall be necessary, without impairing any remaining rights under the Loan Documents, to release such equity interests from such pledge under the applicable Support Documents; provided, however, that substantially simultaneously with such release the Agent shall receive such Support Documents and related share certificates, evidences of registration of lien, opinions and other items as the Agent may reasonably require conferring upon the Agent (or providing assurances as to) a perfected lien (of substantially equivalent or higher priority as the released lien) in the equity interests (other than directors' qualifying shares) of such resulting or surviving entity.

                 (b) Upon the occurrence of the long-term unsecured, unenhanced debt of Danka PLC achieving the ratings described in clause
         (i) of the definition of "Override Period," and provided no Default or Event of Default shall then exist or continue, the Agent, at the request and expense of the Companies, shall release the Liens conferred under the Pledge Agreements, terminate the Pledge Agreements, and take such additional actions as the Companies may reasonably request to terminate or release such Liens of record in applicable jurisdictions. No such release or termination shall impair, excuse, discharge or otherwise diminish the Obligations or the obligations and liabilities of any Company or any Guarantor hereunder or under any Note or any Guaranty or with respect to International Swing Line Obligations.

         7.11 Swap Contracts. Within 90 days of the Effective Date, the Companies shall enter into Swap Contracts or other similar arrangements providing protection from material fluctuations in interest rates on the Loans, such Swap Contracts to be in an aggregate notional amount and on such other terms as shall be reasonably acceptable to the Agent.





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                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

         8.1 Business Activities. Each Company will not, and will not permit any of its Subsidiaries to, engage in any business activity, except selling, leasing, renting and servicing photocopiers, typewriters, facsimile and other automated office equipment and parts, services and supplies, networking, outsourcing, facilities management and such other activities as such Company is presently engaged in subject to changes in the ordinary course, and such activities as may be incidental or related thereto.

         8.2     Liens.

                 (a) Negative Pledge. Each Company will not, and will not permit any Subsidiary to, cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of their respective Property whether now owned or hereafter acquired, to be subject to a Lien except the following (none of which (except as expressly permitted under the Pledge Agreements) shall be permitted to exist in respect of any collateral pledged to the Agent under any of the Loan Documents):

                            (i)   Liens securing taxes, assessments or
                 governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons and Liens arising by operation of law, in each case securing amounts not yet due;

                            (ii)  Liens incurred or deposits made in the
                 ordinary course of business:

                                  (a)      (1)     in connection with worker's
                            compensation, unemployment insurance, social security and other like laws; and (2) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety and performance bonds (of a type other than as set forth in Section 8.2(a)(iii)) and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

                                  (b) in connection with the purchasing of Inventory; provided, that any such purchase of Inventory is incidental to the conduct of the business of such Company or such Subsidiary in accordance with its then current business practices, such Liens are in the nature of a vendor's lien or a reservation of title and the obligations secured by such Liens are



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                            trade payables incurred in the ordinary course of
                            such Company's or such Subsidiary's business and, after giving effect thereto, no Default or Event of Default would exist under Section 8.3; and

                                  (c)      in connection with account netting
                            and other similar treasury management functions;

                            (iii) Liens:

                                  (a)      arising from judicial attachments
                            and judgments,

                                  (b)      securing appeal bonds or
                            supersedeas bonds, or

                                  (c)      arising in connection with court
                            proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose);

                 provided, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings; and provided, further that the aggregate amount so secured will not at any time exceed $10,000,000;

                            (iv) Liens on Property of a Subsidiary; provided, that such Liens secure only obligations owing to a Company;

                            (v)   Liens in the nature of reservations,
                 exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real Property, provided, that such exceptions and encumbrances do not materially interfere with the use of such Properties in the ordinary conduct of the owning Person's business;

                            (vi) Liens in existence on the date hereof, more specifically described on Schedule 8.2(a)(vi);

                            (vii) Liens on Property acquired, modified or
                 constructed by (or assumed by) such Company or any Subsidiary after the date hereof (or, as to property acquired in an Acquisition, by the predecessor in interest in such Property) to secure Indebtedness of such Company or such Subsidiary incurred in connection with such acquisition, modification or construction (whether by way of a capital lease or otherwise); provided, that:

                                  (a)      no such Lien shall extend to or
                            cover any Property other than the Property being acquired, modified or constructed,





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                                  (b)      no such Lien shall secure
                            Indebtedness in an amount exceeding 100% (or in the case of real estate 95%) of the cost of acquisition, modification or construction of the particular Property to which such Indebtedness relates,

                                  (c)      such Lien shall be created by such
                            Company or such Subsidiary (or, as to property acquired in an Acquisition, by the predecessor in interest in such Property) concurrently with or within one hundred twenty (120) days of such acquisition, modification or construction, and

                                  (d)      no Event of Default shall exist at
                            the time of or after giving effect to such acquisition, modification or construction;

                            (viii) Liens on receivables sold pursuant to Section 8.8(a) or (c) and related Liens on the assets leased or sold to the obligor of such receivables;

                            (ix) Liens securing Indebtedness permitted under Sections 8.13(d) and (e);

                            (x)   Liens on Property of Excluded Country
                 Subsidiaries securing Indebtedness permitted under Section 8.13(e); and

                            (xi) Liens in favor of the Agent or any of the Banks under the Loan Documents and Liens expressly permitted under the terms of any other Loan Documents.

                 (b) Financing Statements. Each Company will not, and will not permit any Subsidiary to, sign or file a financing statement under the Uniform Commercial Code of any jurisdiction that names such Company or such Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest that such Company or such Subsidiary is entitled to create, assume or incur, or permit to exist, under the foregoing provisions of this
         Section 8.2, or to evidence for informational purposes a lessor's interest in Property leased to such Company or any such Subsidiary.

         8.3     Financial Condition.  Danka PLC will not permit:

                            (i) As at the end of any fiscal quarter ending on or after March 31, 1997, for the four fiscal quarters then ending, the Consolidated Fixed Charge Coverage Ratio of Danka PLC and its Subsidiaries to be less than 1.5:1.0.





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                            (ii)  At any time on or after the Effective Date,
                 the Adjusted Consolidated Net Worth of Danka PLC and its Subsidiaries to be less than $400,000,000 plus (A) 50% of the quarterly consolidated net earnings of Danka PLC and its Subsidiaries (if positive) for each fiscal quarter ending after the Effective Date (on a cumulative basis) plus (B) 75% of net proceeds of equity interests issued by Danka PLC after the Effective Date.

                            (iii) The Consolidated Total Leverage Ratio as at
                 the end of any fiscal quarter ending on or after the Effective Date for the four fiscal quarters then ending to exceed (x) for any period ending on or prior to March 30, 1998, 3.75 to 1.00, and (y) for any period ending thereafter, 3.25 to 1.00.

         8.4 Investments. Each Company will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except, subject to the provisions of Section 7.8:

                 (a) Investments existing on the Effective Date and identified in Schedule 8.4(a);

                 (b)        Cash Equivalent Investments;

                 (c) so long as such Company demonstrates, in writing, compliance with clause (h) below, Investments by such Company or any of its Subsidiaries by way of acquisitions of an entity or entities or assets of an entity or entities, within such Company's line of business; provided, however, that no Acquisition for which the Acquisition Price equals or exceeds 10% of Adjusted Consolidated Net Worth may be made without the prior written consent of the Majority Banks, which shall not be unreasonably withheld, and no Acquisition through a stock purchase may be made unless approved by the acquired entity's Board of Directors or similar governing body; for the purposes of this clause (c) "Acquisition Price" shall equal the cash paid to the seller plus all notes or securities (other than common equity securities of Danka PLC) received by or delivered to the seller in connection with such Acquisition;

                 (d) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;

                 (e) loans and advances by such Company or any of its Subsidiaries to any Guarantor or a Company or Contingent Obligations of such Company or any of its Subsidiaries for the benefit of any Guarantor, any Excluded Country Subsidiary or any other Company; provided, however, that each such loan or advance shall be evidenced as required by Section 7.7;





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                 (f)        Investments, excluding guarantees of any Company or
         Guarantors, in, or for the benefit of, Excluded Country Subsidiaries and Restricted Subsidiaries, all such Investments under this clause
         (f) not to exceed 10% of Adjusted Consolidated Net Worth at any time outstanding;

                 (g) any other Investments not to exceed 10% of Adjusted Consolidated Net Worth in the aggregate at any time outstanding; and

                 (h) no Investment otherwise permitted by clause (c) shall be permitted to be made if, immediately before or after giving effect thereto, any Default or Event of Default shall have occurred and be continuing. In determining whether or not a Default or Event of Default would occur, the calculations set forth in
                 Section 8.3 shall be made on a pro forma basis, as of the end of the last fiscal quarter prior thereto, as if the Investment had been made prior to the period of any such calculations.

         8.5 Restricted Payments, etc. On and at all times after the date hereof Danka PLC will not, and will not permit any of its Subsidiaries to, declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of Danka PLC or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of Danka PLC (other than FIP Holder Payments and dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock), or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of Danka PLC, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of Danka PLC, other than FIP Holder Payments.

         Notwithstanding the foregoing and so long as there shall not exist an Event of Default which is continuing,

                 (a) any wholly owned (other than with respect to directors' qualifying shares) Subsidiary of Danka PLC may pay dividends or other distributions to Danka PLC or any other such wholly owned Subsidiary of Danka PLC; and

                 (b) Danka PLC may pay dividends in any fiscal year in an amount not exceeding 50% of its consolidated net income for the previous fiscal year.

         8.6 Convertible Subordinated Notes. Neither Danka PLC nor any Subsidiary shall repurchase, redeem or otherwise retain any Convertible Subordinated Notes except that the Convertible Subordinated Notes can be converted to equity in accordance with their terms.




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         8.7     Consolidation Merger, etc.  Each Company will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or (except as permitted by Section 8.4(c)) purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except:

                 (a) any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, such Company or any Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by such Company or any Subsidiary; provided, however, that (i) Agent shall have received at least 15 days' prior written notice thereof and (ii) the applicable requirements of
         Section 7.8 shall have been complied with in connection with such transaction; and

                 (b) such Company or any Subsidiary may merge with any other Person if (i) no Default or Event of Default has occurred or
         would occur after giving effect thereto,   (ii) the general nature of
         its business is not changed and (iii) the surviving entity is a Company (in the case of a merger involving a Company) or a Subsidiary or an entity which is wholly-owned by a wholly-owned Subsidiary (in the case of a merger involving a Subsidiary); provided, however, that
         (i) Agent shall have received at least 15 days' prior written notice thereof and (ii) Companies shall have complied with the applicable requirements of Section 7.8 in connection with such transaction. Notwithstanding the foregoing, nothing in this clause (b) shall prohibit a merger solely for the purpose of selecting an alternate jurisdiction of incorporation; provided, further, that the Companies shall have complied with the requirements of Section 7.8 at or prior to such merger. In determining whether or not a Default or Event of Default would occur, the calculations set out in Section 8.3 shall be made on a pro forma basis, as of the end of the last fiscal quarter prior thereto, as if the merger had occurred prior to the period of such calculations.

         8.8 Asset Dispositions, etc. Each Company will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, unless:

                 (a) such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business or is permitted by Section 8.7 or is the sale of accounts receivable in connection with a Permitted Receivables Securitization;

                 (b) the net book value of such assets which are sold other than those sold, transferred, leased, contributed or conveyed in the ordinary course of business by Danka PLC and its Subsidiaries since the Closing Date does not exceed in any fiscal year an amount equal to 10% of Adjusted Consolidated Net Worth; or

                 (c) such sale, transfer or disposition is the sale, transfer or disposition to DFC of short and/or long-term receivables of Danka PLC and its Subsidiaries and any residual value of the Equipment, the sale or lease of which generated such receivables.





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         8.9     Transactions with Affiliates.  Each Company will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist, any arrangement or contract with any of its Affiliates that is not a Guarantor unless such arrangement or contract is fair and equitable to such Company or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of such Company or such Subsidiary with a Person that is not one of its Affiliates.

         8.10 Negative Pledges, Restrictive Agreements, etc. Each Company will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding (A) this Agreement, (B) any other Loan Document, (C) the agreements giving rise to a Permitted Receivables Securitization (with respect to restrictions on the creation of Liens on accounts receivable transferred in such Permitted Receivables Securitization only), (D) prior to the initial Credit Extension hereunder, the Existing Credit Agreement, (E) other Indebtedness permitted under Section 8.13 (with respect to restrictions on the creation of Liens on property, plant and equipment acquired with the proceeds of such Property) and (F) those described on Schedule 8.10) prohibiting:

                 (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of such Company or any Subsidiary to amend or otherwise modify this Agreement or any other Loan Document; or

                 (b) the ability of any Subsidiary to make any payments, directly or indirectly, to such Company by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to such Company.

         8.11 Subsidiaries' Voting Share. Each Company will not (a) permit any of its Subsidiaries to issue voting shares to anyone other than such Company or another wholly-owned Subsidiary, or (b) permit any of its wholly-owned Subsidiaries to sell, transfer or otherwise dispose of the voting shares of any Subsidiaries to any Person other than such Company or another of its wholly-owned Subsidiaries.

         8.12 ERISA. Danka Holding shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of such Company in an aggregate amount in excess of $5,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         8.13 Limitation on Indebtedness. The Companies shall not, and shall not permit any of their Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:





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                 (a)        Indebtedness incurred pursuant to this Agreement
         including International Swing Line Loans;

                 (b) Indebtedness existing on the date hereof and set forth in Schedule 8.13, including any renewals or replacements on substantially similar terms;

                 (c) Indebtedness arising in connection with Permitted Receivables Securitizations;

                 (d)        Subordinated Indebtedness;

                 (e) Indebtedness of Excluded Country Subsidiaries and Restricted Subsidiaries not to exceed at any time 10% of the Adjusted Consolidated Net Worth;

                 (f) Additional Indebtedness of the Companies and the Guarantors not to exceed 20% of the Adjusted Consolidated Net Worth; and

                 (g)        FIPs.

         8.14 Ownership of Operating Companies. The Companies shall not cause, suffer or permit Dankalux Sarl to own directly any equity interests in any Included Country Operating Companies.

         8.15 Change Fiscal Year. The Companies shall not change their fiscal year.





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                                   ARTICLE IX

                               EVENTS OF DEFAULT

         9.1 Events of Default. Any of the following shall constitute an "Event of Default":

                 (a) Non-Payment. Any Company fails to make, (i) when and as required to be made herein, payments of any amount of principal or interest of any Loan, International Swing Line Loan or any L/C Borrowing, or (ii) within three days after the same becomes due, payment of any fee or any other amount payable hereunder or under any other Loan Document; or

                 (b) Representation or Warranty. Any representation or warranty by any Company or any Subsidiary made or deemed made herein or in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any Company, any Subsidiary, or any Responsible Officer of any Company, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made (and which incorrect representation or warranty shall not be corrected within ten days of the determination thereof); or


                 (c) Specific Defaults. Any Company fails to perform or observe any term, covenant or agreement contained in any of Section 7.1(f), 7.1(j) or 7.8 or in Article VIII, and in the case of
         Article VIII (other than Section 8.3) only such default shall continue unremedied for a period of 10 days after the date upon which written notice thereof is given to each Company by the Agent or any Bank; or

                 (d) Other Defaults. Any Company or any Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to each Company by the Agent or any Bank; or

                 (e)        Cross-Default.  (i) Any Company or any Subsidiary
         (A) fails to make any payment in respect of any Indebtedness or Contingent Obligations having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or
         (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its




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         stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which any Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which any Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by such Company or such Subsidiary as a result thereof is greater than $10,000,000; or

                 (f) Insolvency; Voluntary Proceedings. Any Company or any Guarantor (i) is unable to pay its debts as they fall due, ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course (except as permitted under Section 8.7); (iii) commences any Insolvency Proceeding with respect to itself; (iv) commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness; or (v) takes any action to effectuate or authorize any of the foregoing; or

                 (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Company or any Guarantor, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of any Company's or any Guarantor's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy; (ii) any Company or any Guarantor admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order) is ordered in any Insolvency Proceeding; or (iii) any Company or any Guarantor acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                 (h) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against any Company or any Guarantor involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $10,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

                 (i) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against a Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10



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         consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (j)        Change of Control.  There occurs any Change of
         Control; or

                 (k) Guarantor/Pledgor Defaults. (i) Any Guarantor, or any Company or Subsidiary party to a Pledge Agreement, fails in any material respect to perform or observe any term, covenant or agreement in its Guaranty or Pledge Agreement; or (ii) any Guaranty or Pledge Agreement is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, and (only as to any such revocation, invalidation or cessation that shall have occurred by reason of a Governmental Impairment) the effect of such revocation, invalidation or cessation is that the Companies and Guarantors whose obligations under the Loan Documents remain valid and in full force and effect shall be those to whom less than 85% of the consolidated revenues or consolidated assets of Danka PLC and its Subsidiaries are attributable for the fiscal year most recently ended or (iii) any Company or any Subsidiary (or any representative, agent, trustee or receiver of any Company or Subsidiary or comparable Person) contests in any manner the validity, enforceability or perfection of any Guaranty or Pledge Agreement or denies that it has any further liability or obligation thereunder; or

                 (l) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of a Company under Title IV of ERISA to such Pension Plan, such Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $10,000,000; or (iii) any Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000; or

                 (m) The occurrence of an "Event of Default" as defined in either of the International Swing Line Agreements.

         9.2 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

                 (a) declare the commitments of each Bank to make Loans or purchase International Swing Line Participations and any obligation of any Issuing Bank to Issue Letters of Credit to be terminated, whereupon such commitments shall be terminated;

                 (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such



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         time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Company;

                 (c) apply any cash or deposit account balances that were used by the Companies to Cash Collateralize any Letters of Credit that the Agent would otherwise be required to return to the Companies pursuant to Section 3.7 to any outstanding Obligations; and

                 (d) exercise on behalf of itself and the Banks (including the International Swing Banks, in such capacity) all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 9.1 (in the case of clause (i) of subsection
(g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans or purchase International Swing Line Participations and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Bank and without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Companies; and provided, further, that after any obligations with respect to any undrawn Letter of Credit shall have been accelerated under clause (b) and if such accelerated amount has been paid, the Banks shall return to the Companies within 30 days after the expiration of such Letter of Credit, any amount not drawn thereunder so long as no Obligations shall be due and payable.

         9.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.





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                                   ARTICLE X

                                   THE AGENT

         10.1 Appointment and Authorization; "Agent". (a) Each Bank (including for all purposes of this Article X each of the International Swing Line Banks in such capacity) hereby irrevocably (subject to Section 10.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Without limiting the foregoing, the Agent may accept Support Documents on behalf of the Banks. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement or any other Loan Document with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. So long as there shall only be one Bank party to this Agreement the term Agent shall mean such Bank.

         (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Banks to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities, including without limitation the right to resign under Section 10.9, (i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent" as used in this Article X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

         10.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         10.3    Liability of Agent.  None of the Agent-Related Persons shall
(i) be liable to any of the Banks for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for



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its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by any Company or any Subsidiary or Affiliate of any Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Company or any of any Company's Subsidiaries or Affiliates.

         10.4    Reliance by Agent.

         (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Company or any Subsidiary), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks or all the Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense, except those arising out of its gross negligence or willful misconduct, which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks or all Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

         (b) For purposes of determining compliance with the conditions specified in Section 5.1 and Section 5.2, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank.

         10.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or a Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the



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Majority Banks in accordance with Article IX; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks or all the Banks.

         10.6 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereafter taken, including any review of the affairs of the Companies and their Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Companies hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Company and each Subsidiary. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Company or any other Person which may come into the possession of any of the Agent-Related Persons.

         10.7 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Companies and without limiting the obligation of the Companies to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Companies, except those arising out of its gross negligence or willful misconduct. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.




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         10.8    Agent in Individual Capacity.  NationsBank and its Affiliates
may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each Company and its Subsidiaries and Affiliates as though NationsBank were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, NationsBank or its Affiliates may receive information regarding a Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Company or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, NationsBank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or the Issuing Bank, and the terms "Bank" and "Banks" include NationsBank in its individual capacity.

         10.9 Successor Agent and Successor Issuing Bank. Either the Agent or the Issuing Bank, respectively, may resign as Agent or Issuing Bank upon 30 days' notice to the Banks. If the Agent or Issuing Bank resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks or successor issuing bank, respectively. The appointment of a successor issuing bank shall be subject to the consent of the Companies which shall not be unreasonably withheld. If no successor agent or successor issuing bank is appointed prior to the effective date of the resignation of the Agent or the Issuing Bank respectively, the Agent or the Issuing Bank may appoint, after consulting with the Banks and the Companies, a successor agent or successor issuing bank from among the Banks. Upon the acceptance of its appointment as successor agent or successor issuing bank hereunder, such successor agent or successor issuing bank, respectively, shall succeed to all the rights, powers and duties of the retiring Agent or the retiring Issuing Bank and the term "Agent" or "Issuing Bank" shall mean such successor agent or successor issuing bank and the retiring Agent's or the retiring Issuing Bank's appointment, powers and duties as Agent or Issuing Bank shall be terminated. After any retiring Agent's or retiring Issuing Bank's resignation hereunder as Agent or Issuing Bank, the provisions of this Article X and Sections 11.4 and
11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Issuing Bank under this Agreement. If no successor agent or successor issuing bank has accepted appointment as Agent or Issuing Bank by the date which is 30 days following a retiring Agent's or retiring Issuing Bank's notice of resignation, the retiring Agent's or retiring Issuing Bank's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent or Issuing Bank hereunder until such time, if any, as the Majority Banks appoint a successor agent or successor issuing bank as provided for above.

         10.10   U.S. Withholding Tax.

         (a) Any Bank that is a "foreign corporation, partnership or trust" within the meaning of the Code shall deliver to the Agent on or prior to the Effective Date (in the case of each Bank listed on the signature pages hereof) or on or prior to the later of the Effective Date or the date of the Assignment Agreement pursuant to which it becomes a participating Bank (in the case of each other Bank):





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                 (i)        two properly completed and executed copies of IRS
         Form 1001 establishing that such Bank is entitled to exemption from withholding tax under a U.S. tax treaty; or

                 (ii) two properly completed and executed copies of IRS Form 4224 establishing that interest paid under this Agreement is exempt from United States withholding tax in respect of interest payments hereunder because it is effectively connected with a United States trade or business of such Bank; and


                 (iii) such additional 1001, 4224 or other form or forms as may be required from time to time under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

         (b) The Company shall not be required to pay any additional amount to any non-U.S. Bank in respect of United States withholding tax under clause
(b)(i) of Section 4.1 if such Bank shall have failed to satisfy the requirements of Section 10.10(a); provided, however, that if such Bank shall have satisfied the requirements of Section 10.10(a) on the Effective Date (in the case of each Bank listed on the signature pages hereof) or on the later of the Effective Date or the date of the Assignment Agreement pursuant to which such Bank became a participating Bank (in the case of each other Bank) nothing in this Section 10.10(b) shall relieve the Company of its obligation to pay additional amounts pursuant to clause (b)(i) of Section 4.1 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Bank is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Bank is not subject to withholding as described in clause (a)(i) of this
Section 10.10.

         (c) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Companies to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Companies to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

         (d) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Companies to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.





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         (e)     If any Bank is entitled to a reduction in the applicable
withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

         (f) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

         (g) Each Bank that is a U.S. Bank shall complete and deliver to the Agent a statement signed by an authorized signatory of such Bank to the effect that it is a United States person together with a duly completed and executed copy of IRS Form W-9 (or any successor form) establishing that such Bank is not subject to U.S. backup withholding tax. To the extent that any provision of Article IV shall conflict with this Section 10.10, then this
Section 10.10 shall control.

         10.11   United Kingdom Withholding.

         (a)     Each Bank that is not a United Kingdom Bank (as defined in
Section 840A of the United Kingdom Income and Corporation Taxes Act of 1988) subject to United Kingdom corporation tax as respects interest payments to it pursuant to this Agreement shall deliver to the Agent, on or prior to the Effective Date (in the case of each Bank listed on the signature pages hereof) or on or prior to the later of the Effective Date or the date of the Assignment Agreement pursuant to which it becomes a participating Bank (in the case of each other Bank) (I) appropriate documentation (i) establishing that such Bank is entitled to exemption from United Kingdom withholding tax in respect of interest payments hereunder under a United Kingdom tax treaty with the appropriate jurisdiction, or (ii) establishing that it is otherwise entitled to receive payments without such withholding and (II) a properly completed and executed official document similar to Schedule 10.11(a) attached claiming an exemption from future withholding taxes and naming Danka PLC as agent for the receipt of repayment of U.K. withholding taxes already withheld;

         (b) Each Bank that is a United Kingdom Bank (as defined in Section 840A of the United Kingdom Income and Corporation Taxes Act of 1988) shall complete and deliver to the Agent a statement signed by an authorized signatory of such Bank, and any other documentation



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reasonably required, to the effect that it is subject to United Kingdom corporation tax on interest payable to it pursuant to this Agreement;

         (c) The Company shall not be required to pay any additional amount to any non-United Kingdom Bank or United Kingdom Bank in respect of United Kingdom withholding taxes under clause (b)(i) of Section 4.1 if such Bank shall have failed to satisfy the requirements of Section 10.11(a) in the case of a non-United Kingdom Bank, or Section 10.11(b) in the case of a United Kingdom Bank; provided, however, that if such Bank shall have satisfied the requirements of such Sections 10.11(a) or (b) on the Effective Date (in the case of each Bank listed on the signature pages hereof) or on the later of the Effective Date or the date of the Assignment Agreement pursuant to which such Bank became a participating Bank (in the case of each other Bank), nothing in this Section 10.11(c) shall relieve the Company of its obligation to pay additional amounts pursuant to clause (b)(i) of Section 4.1 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Bank is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Bank is not subject to withholding as described in subsection (a) of this
Section 10.11.

         (d) If the Company has to (i) withhold tax on payments of interest to any Bank that is not a United Kingdom Bank (as defined in Section 10.11(a) and (ii) make additional payments to such Bank under clause (b) of Section 4.1 in respect of such withholding, such Bank will with reasonable promptness and to the extent permitted by law complete and properly execute a refund claim on an official document similar to that in Schedule 10.11(d) and mandate the United Kingdom Inland Revenue to pay any refund of income tax due to Danka PLC and file such form with the appropriate tax authority for certification. If any refund of income tax is received by any Bank, such Bank will pay such refund promptly to Danka PLC. To the extent that any provision of Article IV shall conflict with this Section 10.11, then this Section 10.11 shall control.




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                                   ARTICLE XI

                                 MISCELLANEOUS

         11.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and each Company and delivered to the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and each Company and delivered to the Agent, do any of the following:

                 (a) increase or extend the Commitment or International Swing Line Commitment of any Bank (or reinstate any Commitment or International Swing Line Commitment terminated pursuant to
         Section 9.2);

                 (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

                 (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document;

                 (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

                 (e) amend this Section, or Section 2.16, or any provision herein providing for consent or other action by all Banks; or

                 (f) release any party to a Guaranty or, except as expressly provided for herein, release any collateral for any obligations arising under the Loan Documents;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, (iii) no amendment, waiver or consent shall, unless in writing and signed by the International Swing Line Banks, affect the duties or obligations of the International Swing Line Banks hereunder or the rights of the International Swing Line Banks under Sections 2.20 or 5.5,



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and (iv) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

         11.2    Notices.

         (a) All notices, requests, consents, approvals, waivers and other communications may be in writing or oral if confirmed in writing (which includes confirmation by facsimile) at the address or number specified in
Schedule 11.2.

         (b) All such notices, requests and communications shall, when sent by overnight delivery, or transmitted by facsimile, be effective when delivered to the recipient or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if hand delivered, upon delivery; except that notices pursuant to Article II, Article III or Article X to the Agent shall not be effective until actually received by the Agent, and notices pursuant to
Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on Schedule 11.2.

         (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Companies. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by a Company to give such notice and the Agent and the Banks shall not have any liability to a Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Companies to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms reasonably understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

         11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         11.4    Costs and Expenses.  The Companies shall:

         (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse NationsBank (including in its capacity as Agent and Issuing Bank) and the Arranger within 30 days after invoice (subject to
Section 5.2(a)(v) for all reasonable costs and expenses incurred by NationsBank (including in its capacity as Agent and Issuing Bank) and the Arranger in connection with the development, preparation, delivery, and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated but only if



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requested or caused by a Company or a Subsidiary), this Agreement, any other
Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by NationsBank (including in its capacity as Agent and Issuing Bank) and the Arranger with respect thereto; and

         (b) pay or reimburse the Agent, the Arranger and each Bank within thirty days after invoice (subject to Section 5.2(f)) for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

         The agreements in this Section shall survive payment of all other Obligations.

         11.5 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Companies shall indemnify, defend and hold harmless the Agent-Related Persons, and each Bank (including the International Swing Line Banks in such capacity) and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever (other than expenses described in Section 11.4 whether or not required to be reimbursed thereunder) which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any
Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or the International Swing Line Agreements or any document contemplated by or referred to herein or therein, or the transactions contemplated hereby or thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the International Swing Line Agreements or the Loans, the International Swing Line Loans or Letters of Credit or the use of the proceeds thereof, or related to any Offshore Currency transactions or International Swing Line Loans entered into in connection herewith, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Companies shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the bad faith, gross negligence or willful misconduct of such Indemnified Person; and provided further the Companies shall have no obligations with respect to tax liabilities, funding costs or capital costs of any Indemnified Person except as set forth in this Agreement or the International Swing Line Agreements. The agreements in this Section shall survive payment of all other Obligations.





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

         At the election of any Indemnified Person, the Companies shall defend such Indemnified Person using legal counsel mutually acceptable to the Companies, the Agent, the Majority Banks and such Indemnified Person, at the sole cost and expense of the Companies. All amounts owing under this Section shall be paid within 30 days after demand.

         11.6 Marshalling; Payments Set Aside. Neither the Agent nor the Banks shall be under any obligation to marshall any assets in favor of any Company or any other Person or against or in payment of any or all of the Obligations. To the extent that a Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees (to the extent it shall have shared in any such recovery) to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

         11.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Companies may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

         11.8    Assignments, Participations, etc.

         (a) Any Bank may, with the written consent of each Company (at all times other than during the existence of an Event of Default) and the Agent and the Issuing Bank, which consents shall not be unreasonably withheld (provided that the withholding of consent by reason of any proposed assignment resulting in the incurrence by the Companies of increased costs under Article IV shall not be deemed to be unreasonable), at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Companies, the Agent or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such
Bank) (each an "Assignee") all, or any constant ratable part of all, of the Loans, the Commitment, the L/C Commitment, the L/C Obligations, Swing Line Participations, International Swing Line Participations and the other rights and obligations of such Bank hereunder, in a minimum aggregate amount of $5,000,000; provided, however, that each Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to each Company and the Agent by such Bank and the Assignee; (B) such Bank and its Assignee shall have delivered to each Company and the Agent an Assignment and Acceptance in the form of Exhibit K ("Assignment and Acceptance") together with any Note or Notes subject to such assignment; and (C) the assignor Bank or Assignee has paid to the Agent



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a processing fee in the amount of $3,500; and provided, further, the assignment may at the option of the assigning Bank and the Assignee not assign any portion of any outstanding Bid Loans. Notwithstanding the foregoing, no Bank may effect an assignment under this Section 11.8(a) if after giving effect thereto its remaining aggregate Commitment and International Swing Line Commitment shall be less than $5,000,000, unless such assignment shall be part of a series of transactions disclosed by such Bank to the Agent to effect the disposition of all of such Bank's interests in the Loan Documents.

         (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents. Upon the request of the Assignee, the Companies shall issue Notes to the Assignee.

         (c) Within five Business Days after their receipt of notice from the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee (and provided that they consent to such assignment in accordance with Section 11.8(a)), the Companies shall execute and deliver to the Agent a new Revolving Loan Note evidencing such Assignee's assigned Revolving Loans and Revolving Commitment and a Bid Loan Note and a new Term Loan Note evidencing such Assignee's assigned Term Loan Commitment and, if the assignor Bank has retained a portion of its Revolving Loans and its Revolving Commitment and Term Loan and its Term Loan Commitment, a replacement Revolving Loan Note in the principal amount of the Revolving Commitment it has retained (such Revolving Loan Note to be in exchange for, but not in payment of, the Revolving Loan Note held by such Bank) and a replacement Term Loan Note in the principal amount of the Term Loan Commitment it has retained (such Term Loan Note to be in exchange for, but not in payment of, the Term Loan Note held by such Bank). Immediately upon payment of the processing fee under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom.
The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Bank pro tanto.

         (d) Any Bank or Designated Bidder may at any time sell to one or more commercial banks or other Persons not Affiliates of a Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank or Designated Bidder (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) each Company, the Issuing Bank and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this

Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.1, 4.3, 4.4 and 11.5 as though it were also a Bank or Designated Bidder hereunder (provided that no Participant shall be entitled to any payment under Section 4.1, 4.3 or 4.4 in excess of the payment which would have been payable to the originating Bank if it had not so sold a participation), and not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Companies hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest, subject in all events to Section 2.18 as if such Participant were a Bank, in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank or Designated Bidder under this Agreement.

         (e) Notwithstanding any other provision in this Agreement, any Bank or Designated Bidder may at any time create a security interest in, or pledge all or any portion of its rights under and interest in this Agreement and the Notes held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         (f) Any assignment or participation shall be subject to the assignee's or the participant's agreement to be bound by all applicable confidentiality restrictions.

         (g) Notwithstanding an assignment, the Bank making the assignment shall continue to have the benefits of Article IV and Sections 11.4 and 11.5 with respect to the period prior to the assignment.

         11.9 Designated Bidders. Any Bank may designate one Designated Bidder to have a right to offer and make Bid Loans pursuant to Section 2.6; provided, however, that (i) no such Bank may make more than one such designation, (ii) each such Bank making any such designation shall retain the right to make Bid Loans, and (iii) the parties to each such designation shall execute and deliver to the Agent a Designation Agreement. Upon its receipt of an appropriately completed Designation Agreement executed by a designating Bank and a designee representing that it is a Designated Bidder, the Agent will accept such Designation Agreement and give prompt notice thereof to the Company, whereupon such designation of such Designated Bidder shall become effective and such designee shall become a party to this Agreement as a "Designated Bidder."

         11.10 Confidentiality. Each Bank and Designated Bidder agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by each Company or any Subsidiary, or by the Agent on such Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Companies or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent, such Bank or Designated Bidder, or (ii) was or becomes available on a non-confidential basis from a source other than the Companies, provided that such source is not bound by a confidentiality agreement with the Companies known to the Bank or Designated Bidder; provided, however, that any Bank or Designated Bidder may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Bank or Designated Bidder is subject or in connection with an examination of such Bank or Designated Bidder by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank, any Designated Bidder or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's or Designated Bidder's independent auditors and other professional advisors provided that such Person shall be notified of its obligation to keep such information confidential to the same extent required of the Banks hereunder; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank, any Designated Bidder or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Companies or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (i) to its Affiliates. The Bank disclosing information pursuant to the above proviso (except pursuant to clauses (A) , (E) , (F) , (G) , (H) or (I) shall to the extent permitted by law give prior notice thereof to the Companies and shall limit such disclosures to the information so required.

         11.11 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank and Designated Bidder is authorized at any time and from time to time, without prior notice to any Company, any such notice being waived by each Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank or Designated Bidder to or for the credit or the account of such Company against any and all Obligations then due and owing, or in case of Letters of Credit, which may become due and owing, to such Bank or Designated Bidder, now or hereafter existing, irrespective of whether or not the Agent or such Bank or Designated Bidder shall have made demand under this Agreement or any Loan Document. Each Bank and Designated Bidder agrees promptly to notify each Company and the Agent after any such set-off and application made by such Bank or Designated Bidder; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         11.12 Notification of Addresses of Lending Offices, Etc. Each Bank and Designated Bidder shall notify the Agent in writing of any changes in the address to which notices to such Bank and Designated Bidder should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

         11.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         11.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         11.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Companies, the Banks, the Designated Bidders, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         11.16   Governing Law and Jurisdiction.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF FLORIDA OR OF THE UNITED STATES FOR THE MIDDLE DISTRICT OF FLORIDA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANIES, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANIES, THE DESIGNATED BIDDERS, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANIES, THE AGENT, THE DESIGNATED BIDDERS AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY FLORIDA LAW.

         11.17   Waiver of Jury Trial.   THE COMPANIES, THE BANKS, THE
DESIGNATED BIDDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANIES, THE BANKS, THE DESIGNATED BIDDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 11.17 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         11.18 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Companies, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         11.19 Judgment Currency. Each Company, the Agent and each Bank hereby agree that if, in the event that a judgment is given in relation to any sum due to the Agent or any Bank hereunder, such judgment is given in a currency (the "Judgment Currency") other than that in which such sum was originally denominated (the "Original Currency"), such Company agrees to indemnify the Agent or such Bank, as the case may be, to the extent that the amount of the Original Currency which could have been purchased by the Agent in accordance with normal banking procedures on the Business Day following receipt of such sum is less than the sum which could have been so purchased by the Agent had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding the giving of such judgment, and if the amount so purchased exceeds the amount which could have been so purchased had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding such judgment, the Agent or the applicable Bank agrees to remit such excess to the Companies. The agreements in this Section shall survive payment of all other Obligations.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Charlotte by their proper and duly authorized officers as of the day and year first above written.

WITNESS:                                   DANKA BUSINESS SYSTEMS PLC


/s/ Paul M. Natale                         By: /s/ David C. Snell
------------------------------                --------------------------------
                                           Name:   David C. Snell
/s/  Illegible                                     Title:  Finance Director


                                           DANKA HOLDING COMPANY


/s/ Paul M. Natale                         By: /s/ William T. Freeman
------------------------------                --------------------------------
                                           Name:   Bill T. Freeman
/s/  Illegible                                     Title:   Treasurer and Chief
                                                   Financial Officer


                                           DANKALUX SARL & CO. SCA
                                           BY: DANKALUX SARL, COMMANDITE


/s/ Terry L. Scaggs                        By: /s/ Paul G. Dumond
------------------------------                --------------------------------
                                           Name:   Paul G. Dumond
/s/ Robert J. Willsea                      Title:  Director

                                        NATIONSBANK, N.A., as Agent and
                                        Issuing Bank


                                        By: /s/ Miles C. Dearden III
                                           ------------------------------------
                                        Name:   Miles C. Dearden III
                                        Title:  Vice President


                                        NATIONSBANK, N.A., as a Bank


                                        By: /s/ Miles C. Dearden III
                                           ------------------------------------

                                        Name:   Miles C. Dearden III
                                        Title:  Vice President

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as
                                        International Swing Line Bank


                                        By: /s/ Laurens F. Schaad, Jr.
                                           ------------------------------------
                                        Name:   Laurens F. Schaad, Jr.
                                        Title:  Vice President


                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as a Bank


                                        By: /s/ Laurens F. Schaad, Jr.
                                           ------------------------------------
                                        Name:   Laurens F. Schaad, Jr.
                                        Title:  Vice President

                                        THE BANK OF NOVA SCOTIA


                                        By: /s/ Frank F. Sandler
                                           ------------------------------------
                                        Name:    Frank F. Sandler
                                        Title:   Relationship Manager


                                        THE BANK OF NOVA SCOTIA


                                        By: /s/ Paul Gibbon
                                           ------------------------------------
                                        Name:    Paul Gibbon
                                        Title:   Relationship Manager

                                        COMMERZBANK AKTIENGESELLSCHAFT,
                                        ATLANTA AGENCY


                                        By: /s/ Andreas K. Bremer
                                           ------------------------------------
                                        Name: Andreas K. Bremer
                                        Title: SVP & Manager


                                        By: /s/ Mary B. Smith
                                           ------------------------------------
                                        Name: Mary B. Smith
                                        Title: Assistant Vice President

                                        THE BANK OF NEW YORK


                                        By: /s/ David C. Siegel
                                           ------------------------------------
                                        Name: David C. Siegel
                                        Title: Assistant Vice President

                                        CREDIT LYONNAIS NEW YORK BRANCH


                                        By: /s/ Jacques-Yves Mulliez
                                           ------------------------------------
                                        Name: Jacquest-Yves Mulliez
                                        Title: Senior Vice President

                                        CIBC INC.


                                        By: /s/ Kim Frederking
                                           ------------------------------------
                                        Name: Kim Frederking
                                        Title: Director

                                        PNC BANK, KENTUCKY, INC.


                                        By: /s/ James D. Neil
                                           ------------------------------------
                                        Name: James D. Neil
                                        Title: Vice President

                                        FIRST UNION NATIONAL BANK OF
                                        NORTH CAROLINA


                                        By: /s/ Jorge Gonzalez
                                           ------------------------------------
                                        Name: Jorge Gonzalez
                                        Title: Senior Vice President

                                        SUN TRUST BANK, TAMPA BAY


                                        By: /s/ Ronald K. Rueve
                                           ------------------------------------
                                        Name: Ronald K. Rueve
                                        Title: Vice President

                                        THE FUJI BANK AND TRUST COMPANY


                                        By: /s/ Toshiaki Yakura
                                           ------------------------------------
                                        Name: Toshiaki Yakura
                                        Title: Senior Vice President

                                        ABN AMRO BANK N.V.


                                        By: /s/ Larry Kelley
                                           ------------------------------------
                                        Name: Larry Kelley
                                        Title: Group Vice President


                                        By: /s/ Steven Hipsman
                                           ------------------------------------
                                        Name: Steven Hipsman
                                        Title: Vice President

                                        BANQUE PARIBAS


                                        By:/s/ Ann C. Pifer
                                           ------------------------------------
                                        Name: Ann C. Pifer
                                        Title: Vice President


                                        By: /s/ John J. McCormick, III
                                           ------------------------------------
                                        Name: John J. McCormick, III
                                        Title: Vice President

                                        DEUTSCHE BANK AG
                                        NEW YORK BRANCH AND/OR CAYMAN ISLANDS
                                        BRANCH


                                        By:/s/ Ralf Hoffmann
                                           ------------------------------------
                                        Name: Ralf Hoffmann
                                        Title: Vice President

                                        DEUTSCHE BANK AG
                                        NEW YORK BRANCH AND/OR CAYMAN ISLANDS
                                        BRANCH


                                        By: /s/ Robert Wood
                                           ------------------------------------
                                        Name: Robert Wood
                                        Title: Vice President

                                        HIBERNIA NATIONAL BANK


                                        By: /s/ Katharine Gonzalez
                                           ------------------------------------
                                        Name:  Katharine Gonzalez
                                        Title: Banking Officer

                            ISTITUTO BANCARIO SAN PAOLO DI TORINO
                            SPA


                            By: /s/ Robert S. Wurster   /s/ William J. De Angel
                               ------------------------------------------------
                            Name:Robert S. Wurster        William J. De Angel
                            Title: First Vice President   First Vice President

                            LLOYDS BANK PLC


                            By: /s/ Windsor B. Davies /s/ Stephen J. Attree
                                ----------------------------------------------
                            Name: Windsor B. Davies     Stephen J. Attree
                            Title:   VP & Manager              AVP

                                        NATIONAL WESTMINSTER BANK PLC


                                        By: /s/ J. Brett
                                           ------------------------------------
                                        Name:   J. Brett
                                        Title:  Senior Corporate Manager

                                        SOUTHTRUST BANK OF ALABAMA, N.A.


                                        By: /s/ Antonia Williams
                                           ------------------------------------
                                        Name: Antonia Williams
                                        Title: Vice President

                                        THE SUMITOMO BANK, LIMITED



                                        By: /s/ Masayuki Fukushima
                                           ------------------------------------
                                        Name: Masayuki Fukushima
                                        Title: Joint General Manager

                                        BANCA COMMERCIAL ITALIANA, NEW YORK
                                        BRANCH


                                        By: /s/ Charles P. Dougherty
                                           ------------------------------------
                                        Name:  Charles P. Dougherty
                                        Title:  Vice President


                                        By: /s/ Brian Carlson
                                           ------------------------------------
                                        Name: Brian Carlson
                                        Title: Assistant Vice President

                                        AMSOUTH BANK OF FLORIDA


                                        By: /s/ William R. Tsukalas
                                           ------------------------------------
                                        Name:  William R. Tsukalas
                                        Title:  Vice President

                                        THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                        ATLANTA AGENCY


                                        By: /s/ G. England
                                           ------------------------------------
                                        Name: G. England
                                        Title: VP & Manager

                                        BANKERS TRUST COMPANY


                                        By: /s/ Dana Klein
                                           ------------------------------------
                                        Name: Dana Klein
                                        Title: Vice President

                                        CORESTATES BANK, N.A.


                                        By: /s/ Orville C. Dewey
                                           ------------------------------------
                                        Name: Orville C. Dewey
                                        Title: Vice President

                                        THE DAI-ICHI KANGYO BANK, LIMITED


                                        By: /s/ Toshiaki Kurihara
                                           ------------------------------------
                                        Name:  Toshiaki Kurihara
                                        Title: Joint General Manager

                                        THE INDUSTRIAL BANK OF JAPAN TRUST
                                        COMPANY


                                        By: /s/ Junri Oda
                                           ------------------------------------
                                        Name: Junri Oda
                                        Title: Senior Vice President
                                               & Senior Manager

                                        NATIONAL AUSTRALIA BANK LIMITED


                                        By: /s/ Shaun Dooley
                                           ------------------------------------
                                        Name: Shaun Dooley
                                        Title: Vice President

                                        SANWA BANK LIMITED


                                        By: /s/ P.J. Pawlak
                                           ------------------------------------
                                        Name: P.J. Pawlak
                                        Title: VP & Senior Manager

                                        THE TOKAI BANK LIMITED, ATLANTA AGENCY


                                        By: /s/ Eiichi Fujihira
                                           ------------------------------------
                                        Name: Eiichi Fujihira
                                        Title: General Manager

                                        WACHOVIA BANK OF GEORGIA, N.A.


                                        By: /s/ Tammy F. Hughes
                                           ------------------------------------
                                        Name: Tammy F. Hughes
                                        Title: Vice President

                                        BARNETT BANK, N.A. PINELLAS


                                        By: /s/ Michael S. Crowe
                                           ------------------------------------
                                        Name: Michael S. Crowe
                                        Title: Senior Vice President